As submitted to the Securities and Exchange Commission on March 23, 2022

Registration No. 333-262631

Registration No. 333-255041

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

PRE-EFFECTIVE AMENDMENT No. 1

And

POST-EFFECTIVE AMENDMENT No. 1 to

FORM S-1

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

KRAIG BIOCRAFT LABORATORIES, INC.

(Exact name of registrant as specified in its charter)

Wyoming	7372	83-0459707
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

2723 South State St. Suite 150

Ann Arbor, Michigan 48104

Tel. (734) 619-8066

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Kim Thompson, CEO

Kraig Biocraft Laboratories, Inc.

2723 South State St., Suite 150, Ann Arbor, Michigan 48104

(734) 619-8066

(Name, address, including zip code, and telephone number, including area code, of agent for service)

With a Copy to:

Louis Taubman, Esq. Hunter Taubman Fischer & Li LLC 48 Wall Street, Suite 1100 New York, NY 10005 (917) 512-0827

Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this registration statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box: ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☒
		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Exchange Act. ☐

The Registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to such Section 8(a), may determine.

The information in this preliminary prospectus is not complete and may be changed. We may not sell or accept an offer to buy these securities until the registration statement filed with the Securities and Exchange Commission is effective. This preliminary prospectus is not an offer to sell these securities and we are not soliciting any offer to buy these securities in any jurisdiction where such offer or sale is not permitted.

SUBJECT TO COMPLETION

PRELIMINARY PROSPECTUS DATED MARCH 23, 2022

KRAIG BIOCRAFT LABORATORIES, INC.

306,124,163 Shares of Class A Common Stock

Pursuant to this prospectus, the selling shareholders identified herein (each a “Selling Shareholder” and, collectively, the “Selling Shareholders”) are offering on a resale basis, up to 306,124,163 shares of common stock, no par value per share (the “common stock”) of Kraig Biocraft Laboratories, Inc. (the “Company,” “Kraig,” “we,” “our” or “us”). These shares include: (i) 278,213,449 shares of common stock underlying secured convertible notes pursuant to that certain securities purchase agreement dated as of January 18, 2022 between the Company and Yorkville (the “2022 Yorkville Transaction”); (ii) 12,500,000 shares of common stock underlying a warrant issued pursuant to the 2022 Yorkville Transaction; (iii) 4,285,714 shares underlying a second warrant issued pursuant to the 2022 Yorkville Transaction; (iv) 8,000,000 shares of common stock underlying a warrant issued pursuant to the transactions contemplated by that certain securities purchase agreement dated as of March 26, 2021 between the Company and Yorkville (the “2021 Yorkville Transaction”); and (v) 3,125,000 shares of common stock underlying a warrant issued on December 11, 2020. We are not selling any shares under this prospectus, and we will not receive any proceeds from the sales of shares by the Selling Shareholders. We will, however, receive the exercise price of the Warrants, if and when such Warrants are exercised for cash by the holders of such Warrants.

The shares included in this prospectus may be offered and sold directly by the Selling Shareholders in accordance with one or more of the methods described in the “Plan of Distribution,” which begins on page 29 of this prospectus. To the extent the Selling Shareholders decide to sell their shares, we will not control or determine the price at which the shares are sold.

Our common stock is listed on OTCQB under the symbol “KBLB.” On March 22, 2022, the last reported sale price of our common stock was $0.0779 per share.

This offering will terminate on the earlier of (i) the date when all of the shares have been sold pursuant to this prospectus or Rule 144 under the Securities Act of 1933, as amended (the “Securities Act”), and (ii) the date that all of the securities may be sold pursuant to Rule 144 without volume or manner-of-sale restrictions, unless we terminate it earlier.

Investing in our securities involves a high degree of risk. You should carefully consider the risk factors described under the heading “Risk Factors” beginning on page 14 of this prospectus and under similar headings in any amendments or supplements before purchasing shares of our Common Stock.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is March 23, 2022

EXPLANATORY NOTE

Pre-Effective Amendment No. 1 to Registration Statement on Form S-1

We are filing this Pre-Effective Amendment No. 1 to our registration statement on Form S-1, initially filed on February 10, 2022 (File No. 333-262631) (the “Registration Statement”), to include information contained in the registrant’s Annual Report on Form 10-K for the year ended December 31, 2021, which was filed with the SEC on March 16, 2022.

No additional securities are being registered under this Amendment No. 1. All applicable registration fees were paid at the time of the original filing of the Registration Statement.

Post-Effective Amendment No. 1 to Registration Statement on Form S-1 (File No. 333-255041)

On May 4, 2021, we filed a registration statement with the Securities and Exchange Commission (the “SEC”), on Form S-1 (File No. 333-255014) (the “Prior Registration Statement”), to initially register for resale by the selling stockholder named therein or their permitted transferees 207,750,197 shares of our common stock, which includes: (i) 160,875,161 shares of common stock underlying secured convertible notes pursuant to that certain securities purchase agreement dated as of March 26, 2021 between the Company and Yorkville, (ii) 8,000,000 shares of common stock underlying a warrant dated March 26, 2021 (the “Yorkville Warrant”), (iii) 35,750,036 shares underlying an amended and restated convertible note that was originally issued in December 2020, and (iv) 3,125,000 shares of common stock underlying a warrant issued in December 2020 (the “December Warrant,” together with the Yorkville Warrant, the “S1 Warrants”). The Prior Registration Statement was declared effective by the SEC on April 21, 2021. Since such time, all of the secured convertible notes issued pursuant to that certain securities purchase agreement dated as of March 26, 2021 between the Company and Yorkville, as well as the amended and restated convertible note that was originally issued in December 2020 have been converted and the shares underlying all such notes have been sold; therefore, such shares have been removed from this registration statement. Pursuant to Rule 429 this registration statement shall constitute Post-Effective Amendment No. 1 to the Prior Registration Statement with respect to the offering of any unsold shares thereunder and is being filed (i) to include information from our Annual Report on Form 10-K for the year ended December 31, 2021 that was filed on March 16, 2022 (the “Annual Report”); and (ii) to update certain other information in the Prior Registration Statement. No additional securities are being registered under this Post-Effective Amendment No. 1. All applicable registration fees were paid at the time of the original filing of the Registration Statement. Accordingly, upon effectiveness, this Registration Statement shall act as a post-effective amendment to such previously filed Registration Statement.

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About this Prospectus

Pursuant to Rule 429 under the Securities Act of 1933, as amended (the “Securities Act”), this prospectus is a combined prospectus relating to (a) up to 294,999,163 shares of our Common Stock sought to be registered for resale pursuant hereto (File No. 333-262631) and (b) of up to 11,125,000 shares of our Common Stock previously registered pursuant to the registration statement on Form S-1 initially filed with the SEC on April 5, 2021 (File No. 333-255041).

We have not authorized anyone to provide any information or to make any representations other than those contained in this prospectus or in any free writing prospectuses prepared by us or on our behalf or to which we have referred you. We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. This prospectus is an offer to sell only the securities offered hereby, but only under circumstances and in jurisdictions where it is lawful to do so. We are not making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted or where the person making the offer or sale is not qualified to do so or to any person to whom it is not permitted to make such offer or sale. The information contained in this prospectus is current only as of the date on the front cover of the prospectus. Our business, financial condition, results of operations and prospects may have changed since that date.

Persons who come into possession of this prospectus and any applicable free writing prospectus in jurisdictions outside the United States are required to inform themselves about and to observe any restrictions as to this offering and the distribution of this prospectus and any such free writing prospectus applicable to that jurisdiction. See “Plan of Distribution” for additional information on these restrictions.

Industry and Market Data

Unless otherwise indicated, information in this prospectus concerning economic conditions, our industry, our markets and our competitive position is based on a variety of sources, including information from third-party industry analysts and publications and our own estimates and research. Some of the industry and market data contained in this prospectus are based on third-party industry publications. This information involves a number of assumptions, estimates and limitations.

The industry publications, surveys and forecasts and other public information generally indicate or suggest that their information has been obtained from sources believed to be reliable. None of the third-party industry publications used in this prospectus were prepared on our behalf. The industry in which we operate is subject to a high degree of uncertainty and risk due to a variety of factors, including those described in “Risk Factors” in this prospectus. These and other factors could cause results to differ materially from those expressed in these publications.

Trademarks

This prospectus contains references to our trademarks and service marks and to those belonging to other entities. Solely for convenience, trademarks and trade names referred to in this prospectus may appear without the ® or TM symbols, but such references are not intended to indicate, in any way, that we will not assert, to the fullest extent possible under applicable law, our rights or the rights of the applicable licensor to these trademarks and trade names. We do not intend our use or display of other companies’ trade names, trademarks or service marks to imply a relationship with, or endorsement or sponsorship of us by any other companies.

PROSPECTUS SUMMARY

This summary highlights information contained elsewhere in this prospectus and does not contain all of the information that you should consider in making your investment decision. Before investing in our securities, you should carefully read this entire prospectus, including our financial statements and the related notes and the information set forth under the headings “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” included elsewhere in this prospectus and our consolidated financial statements and the accompanying notes included in this prospectus. Except as otherwise indicated herein or as the context otherwise requires, references in this prospectus to “Kraig.” “Kraig Labs,” “the Company,” “we,” “us,” and “our” refer to Kraig Biocraft Laboratories, Inc. together with its wholly-owned subsidiary Prodigy Textiles Co., Ltd., a Vietnamese corporation (“Prodigy Textiles”).

Company Overview

Kraig Biocraft Laboratories, Inc., a Wyoming corporation, is a corporation organized to develop high strength fibers using recombinant DNA technology for commercial applications in technical textile. We use genetically engineered silkworms that produce spider silk protein analogs to create our recombinant spider silk. Applications include performance apparel, workwear, filtration, luxury fashion, flexible composites, medical implants, cosmetics and more. We believe that we have been a leader in the research and development of commercially scalable and cost effective spider silk for technical textile and non-fibrous applications. Our primary proprietary fiber technology includes natural and engineered variants of spider silk produced in domesticated mulberry silkworms. Our business brings twenty-first century biotechnology to the historical silk industry, permitting us to introduce materials with innovative properties and claims into an established commercial ecosystem of silkworm rearing, silk spinning and weaving, and manufacture of garments and other products that can include our specialty fibers and textiles. Specialty fibers are engineered for specific uses that require exceptional strength, flexibility, heat resistance and/or chemical resistance. The specialty fiber market is exemplified by two synthetic fiber products that come from petroleum derivatives: (1) aramid fibers; and (2) ultra-high molecular weight polyethylene fibers. The technical textile industry involves products for both industrial and consumer products, such as filtration fabrics, medical textiles (e.g., sutures and artificial ligaments), safety and protective clothing and fabrics used in military and aerospace applications (e.g., high-strength composite materials).

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We are using genetic engineering technologies to develop fibers with greater strength, resiliency and flexibility for use in our target markets, namely the specialty fiber and technical textile industries. We believe that the genetically engineered protein-based fibers we seek to produce have properties that are in some ways superior to the materials currently available in the marketplace. Production of our product in commercial quantities holds what we believe to be potential life-saving ballistic resistant material, which we believe is lighter, thinner, more flexible, and tougher than steel. Other potential applications for spider silk based recombinant fibers include use as structural material and for any application in which light weight and high strength are required. We believe that fibers made with recombinant protein-based polymers will make significant inroads into the specialty fiber and technical textile markets.

Through our technologies, the introduction of the gene sequence based on those found in native spider silk, results in a germline transformation and is therefore self-perpetuating. This technology is in essence a protein expression platform which has other potential applications including diagnostics and pharmaceutical production. Moreover, our technologies are “green” inasmuch as our fibers and textiles are derived from nature and do not use any petrochemicals as an input into the fibers.

The Report of Independent Registered Public Accounting Firm to our financial statements as of December 31, 2021 include an explanatory paragraph stating that our net loss from operations and net capital deficiency at December 31, 2021 raise substantial doubt about our ability to continue as a going concern. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Products

Our products exploit the unique characteristics of spider silk, specifically dragline silk from Nephila clavipes (golden orb-web spider) and variants thereof. Such fibers possess unique mechanical properties in terms of strength, resilience and flexibility. Through the use of genetic engineering, we believe that we have produced a variety of unique transgenic silkworm strains that produce recombinant spider silk. Our recombinant spider silk fibers blend spider silk protein analogs with the native silkworm silk proteins. This approach allows for the cost-effective and eco-responsible production of spider silk at commercial production levels.

Monster Silk®

Monster Silk® was the first recombinant spider silk fiber product we developed. Monster Silk incorporates the natural elasticity of spider silk to make a silk fiber which is more flexible that conventional silk fibers and textiles. We have produced sample products using Monster Silk® including knit fabrics, gloves, and shirts in collaboration with textile mills. We expect that Monster Silk® will have market applications across the traditional textile markets where its increased flexibility will provide increased durability and comfort.

Dragon SilkTM

Dragon SilkTM is the next evolution in recombinant spider silk, combining the elasticity of Monster Silk® with additional high strength elements of native spider silk. Some samples of Dragon SilkTM have demonstrated strength beyond that of native spider silk. This combination of strength and elasticity results in a silk fiber which is soft and flexible, yet tougher than leading synthetic fiber available on the market. Based on inquires we have received from end market leaders, we believe that Dragon SilkTM- will have applications in performance apparel, durable workwear, luxury goods and apparel, and composites.

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Other Products

We are continuing to develop new recombinant silks and other protein-based fibers and materials using our genetic engineering capabilities. Our silkworm based knock-in knock-out development platform has significant advantages over our legacy technology which created Dragon Silk and Monster Silk. Chief among these is the potential to produce spider silks with greatly increased purity and performance. Due to the biocompatible and biodegradable properties of silk, we believe that the materials developed using this higher purity process will create opportunities for products in the medical industry, including sutures, grafts, and implants.

Strengths

We have developed a method for the production of high-performance bio-degradable, bio-compatible, and ecologically friendly recombinant spider silk materials to replace the existing global infrastructure for mundane silk manufacturing. This system of operations utilizes genetically modified silkworms that have been engineered to produce silks based on the proteins and physical characteristics of native spider silk, a material that has been prized for its physical and chemical properties. By adapting the common silkworm and the production process for the manufacture of traditional silk, we are able to leverage a global production model which currently processes more than 150,000 metric tons of silk per year.2 Our technology is a direct drop-in replacement for traditional silk manufacturing, allowing any silk operation employing our silkworm technology to immediately be converted, without any additional need for capital investment. We have been granted patent protection in numerous international markets and continue to pursue additional patent protection for our technologies in silk producing and silk consuming countries.

In 2020, we developed a new technology platform, based on a non-CRISPR Cas9 gene editing knock-in knock-out technology. This is our first knock-in knock-out technology which we are now using for the development of advanced materials. This system is built on our eco-friendly and cost-effective silkworm production system, which we believe is more advanced than current competing methods. Knock-in knock-out technology allows for the targeting of specific locations and genetic traits for modification, addition, and removal. This capability should allow us to accelerate new product developments and bring products to market more quickly. This capability also allows for genetic trait modifications that were previously impractical, creating opportunities for products outside of silk fibers and increased flexibility in production location.

Based on our internal analysis, management believes that this new platform technology will allow us to outpace and surpass Dragon Silk, a fiber that we developed with our previous tools. Samples of Dragon Silk have already demonstrated to be tougher than many fibers used in bullet proof vests. We expect that this new approach will yield materials beyond those capabilities based upon its potential for significantly improved purity.

Strategies

Our approach to disrupting the performance and technical textile market is to adapt our existing infrastructure and capacity to produce our high-performance silk with minimal capital investment. When we were formed, this idea of utilizing the existing production systems and capacity by simply modifying the input was fundamental. Our proprietary recombinant spider silkworms are a direct drop-in replacement for any commercial silk producing operations. Our genetically engineered silks are produced using the same equipment and processes that traditional silk uses. In designing our technologies in this manner, we have minimized our need for expansion capital, limiting our direct investment and contracting with existing secondary fiber processors where the majority of large scale equipment is needed. Through our subsidiary, Prodigy Textiles in Vietnam, we have established the relationships necessary to secure these contracted secondary services.

We are actively pursuing relationships within target end markets to secure product collaborations with key market channel leaders, but no definitive agreements have been entered into as of the date hereof. We have received numerous unsolicited requests from leading businesses across a range of attractive end markets requesting materials for applications development, which is most likely due to the unique nature of our product. This substantial demand for spider silk materials across the broad spectrum of applications for high performance fibers and textiles, combined with the limited initial production capacity, has provided the opportunity to be selective in choosing market channel partners best able to quickly bring our product to market at scale. We are working under non-disclosure agreements to secure these collaborative development agreements and to establish limited channel exclusivity for firms we believe mirror our culture of innovation. In January 2021, we entered into a partnership and exclusive purchase agreement with M the Movement by Kings Group, pursuant to which they committed to purchase up to $40 million worth of product. This partnership will establish a jointly owned apparel and fashion brand headquarter in Singapore focuses on sales to the ASEAN region. With recent advancements in our manufacturing capacity, we expect to generate revenues from these relationships in 2022.

Additionally, we are currently focused on the expansion of our production facilities in Vietnam. We are currently utilizing a mix of direct staffing and contract labor to support its in-house production. We are exploring a production expansion model utilizing contract production consistent with the distributed model used for mundane silk production. We will also consider technology licensing models with companies, regions, or countries where its silkworms could be produced under exclusive license.

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Recent Developments

In August 2019, we received authorization from governmental authorities to begin rearing genetically enhanced silkworms at our production facility in Vietnam. In October 2019, the Company delivered the first batch of these silkworms and began operations. These silkworms served as the basis for the commercial expansion of our proprietary silk technology. On November 4, 2019, we reported that we had successfully completed rearing the first batch of our transgenic silkworms at the Quang Nam production factory. Seasonal challenges in late December 2019 slowed production operations and governmental restrictions imposed due to the global COVID pandemic further delayed our operations in 2020 and 2021. In January of 2021 we received the first shipment of silk from our factory in Vietnam. We believe that we will be able to target metric tons of capacity of our recombinant spider silk fiber per annum from this factory once it reaches maximum utilization. This capacity will allow us to address initial demand for our products and materials for various applications in the protective, performance, and luxury textile markets.

In January 2022, we completed production of the first Dragon Silk yarn produced entirely in Vietnam. The finished yarn was spun from raw recombinant spider silk produced at Prodigy Textiles. We believe this production fully integrated Prodigy Textiles into Vietnam’s substantial silk textile industry. Vietnam produced nearly 1,000 metric tons of mundane silk in 20201. While Prodigy Textiles remains focused on ramping up the output of recombinant spider silk cocoons, supporting vendors will play an essential role in processing that silk into finished goods for a wide range of consumer markets. We plan to ship this Dragon Silk yarn to SpydaSilk Enterprises in Singapore, a joint venture partially owned by the Company for weaving into fabrics and finished garments. Over the coming months, Prodigy Textiles will continue to leverage this expanded silk production success to address the material needs of SpydaSilk and make additional materials available for purchase to fill the numerous and backlogged material requests it has received.

Strategic Partnership

On November 23, 2020, we entered into a Strategic Partnership Agreement (the “SPA”) with Mthemovement Kings Pte Ltd (“Kings”). Kings is an eco-friendly luxury streetwear apparel line, part of the Kings Group of Companies and its affiliated companies. On January 25, 2021, the parties exchanged signatures for an amendment to the Agreement, which amended the procedures for termination of the SPA to only allow for the termination of the SPA by mutual agreement of the Company and Kings following a consultation period of 120 (one hundred and twenty) calendar days or such period as agreed otherwise between the parties (the “Amendment,” together with the SPA, the “Agreement”).

Pursuant to the Agreement, the parties have formed a joint venture to develop and sell the Company’s spider silk fibers under the new innovative apparel and fashion brand, trade named SpydaSilk™ and potential other trademarks to be announced. All intellectual property related to SpydaSilk™ will be jointly owned by the Company and Kings. Under the terms of the Agreement, the Company granted the joint venture and the SpydaSilk Enteprises Pte. Ltd. brand an exclusive geographic license to all the Company’s technologies for the Association of Southeast Asian Nations, in exchange for a 4-year firm commitment to purchase up to $32 million of the Company’s raw recombinant spider silk over the 4-year period, with an initial payment of $250,000 to the Company. Kings is projected to purchase an additional $8 million of material in the fourth year, but there is no guarantee that such additional purchase will be made. Upon commencement, in consideration for its ownership position in the joint venture, the Company shall issue 1,000,000 shares of its common stock to Kings.

The Agreement has a 60-month term, which can be terminated at any time by mutual agreement following a consultation period of 120 days, or such other period as agreed by the parties. If applicable, the parties will honor their share of committed expenditures of the joint venture and King will repay the Company any unused brand funds.

Yorkville Transactions

2022 Yorkville Transaction

On January 18, 2022, we entered into a securities purchase agreement with YA II PN, LTD., a Cayman Islands exempt company (“Yorkville”), pursuant to which Yorkville purchased secured convertible debentures (the “Securities Purchase Agreement”) in the aggregate principal amount of USD$3,000,000 (the “Convertible Debentures”), which are convertible into shares of Common Stock (as converted, the “Conversion Shares”), of which a secured convertible debenture (the “First Convertible Debenture”) in the principal amount of $1,500,000 (the “First Convertible Debenture Purchase Price”) shall be issued upon signing the Securities Purchase Agreement and a secured convertible debenture (the “Second Convertible Debenture,” together with the First Convertible Debenture, each a “Convertible Debenture” and collectively, the “Convertible Debentures”) in the principal amount of $1,500,000 (the “Second Convertible Debenture Purchase Price”) shall be issued on or about the date that the Securities and Exchange Commission declares the registration statement registering the shares of common stock underlying the notes effective (collectively, the First Convertible Debenture Purchase Price and the Second Convertible Debenture Purchase Price shall collectively be referred to as the “Purchase Price”) (the “2022 Yorkville Transaction”). These additional funds, together with those from the previously completed transactions we conducted with Yorkville between December 2020 and March 2021, account for an $8 million total Yorkville investment; as of the date hereof, $250,000 remains under the debentures previously issued to Yorkville pursuant thereto. The Company also issued Yorkville a warrant to purchase 12,500,000 shares of the Company’s Common Stock, at an initial exercise price of $0.12 per share and a warrant to purchase 4,285,714 shares of the Company’s Common Stock, at an initial exercise price of $0.14 per share. The warrants have a term of five (5) years and can be exercised via cashless exercise. If the Company issues or sells securities at a price less than the applicable warrant exercise price, the exercise price of the applicable warrant shall be reduced to such lower price. The warrants also have the same ownership cap as set forth in the Convertible Debentures, as described below. The Company is also required to reserve no less than 300% of the maximum number of shares of Common Stock issuable upon conversion of all the outstanding Convertible Debentures. Pursuant to the Securities Purchase Agreement, the Company is prohibited from incurring specified indebtedness, liens, except with the prior written consent from the holders of at least 75% of the then outstanding principal amount of Convertible Debentures.

1 https://inserco.org/en/statistics

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Each Convertible Debenture shall mature thirteen (13) months after the date of issuance, unless extended by the Yorkville, and accrues interest at the rate of 10% per annum. Principal, interest and any other payments due under the Convertible Debentures shall be paid in cash. The debenture holder may convert all or part of the Convertible Debentures into shares of common stock at any time after issuance at a conversion rate equal to 85% of the lowest daily volume weighted average price of the Common Stock during the 10 consecutive trading days immediately preceding the conversion date or other date of determination. The debenture holder may not convert the Convertible Debenture if such conversion would result in such holder holding in excess of in excess of 4.99% of the number of shares of Common Stock outstanding immediately after giving effect to such conversion or receipt of shares as payment of interest, unless waived by the holder with at least 65 days prior notice to the Company (the “Ownership Cap”). The Company also has the option to redeem, in part or in whole, the outstanding principal and interest under a Convertible Debenture prior to the maturity date. The Company shall pay an amount equal to the principal and interest amount being redeemed plus a redemption premium equal to 15% of the outstanding principal amount. Standard events of default are included in the Convertible Debenture, pursuant to which the holder may declare it immediately due and payable. During an event of default, the interest rate shall increase to 15% per annum until the event of default is cured; the holder also has the right to convert the Convertible Debenture into shares of common stock during an event of default.

The Convertible Debentures are secured by all assets of the Company and its subsidiaries subject to (i) that certain amended and restated security agreement by and between Yorkville, the Company and the Company’s subsidiaries (all such security agreements shall be referred to as the “Security Agreement”) pursuant to which the Company and its wholly owned subsidiaries agree to provide Yorkville a security interest in all personal property of the Prodigy Textiles, the Company’s subsidiary organized under the laws of Vietnam (“Prodigy”), (ii) the amended and restated intellectual property security agreement by and between Yorkville, the Company and the Company’s subsidiaries referenced therein dated January 18, 2022 (all such security agreements shall be referred to as the “IP Security Agreement”), pursuant to which the Company and its wholly owned subsidiaries agree to provide Yorkville a security interest in the intellectual property collateral (as this term is defined in the IP Security Agreement), and (iii) the amended and restated global guaranty by and between Prodigy, in favor of Yorkville, with respect to all of the Company’s obligations to Yorkville dated as of January 18, 2022 (the “Guaranty” and collectively with the Security Agreement and the IP Security Agreement shall be referred to as the “Security Documents”). Pursuant to the Guaranty, Prodigy guarantees the payment and performance of all of the Company’s obligations under the Convertible Debentures, Warrants and related transaction documents.

In connection with the Securities Purchase Agreement, the Company also entered into a Registration Rights Agreement with Yorkville, pursuant to which the Company agreed to register all of the shares of Common Stock underlying the Convertible Debentures and warrants and with respect to subsequent Registration Statements, if any, such number of shares of Common Stock as requested by Yorkville not to exceed 300% of the maximum number of shares of Common Stock issuable upon conversion of all Convertible Debentures then outstanding (assuming for purposes hereof that (x) such Convertible Debentures are convertible at the then current conversion price and (y) any such conversion shall not take into account any limitations on the conversion of the Convertible Debentures set forth therein, in each case subject to any cutbacks set forth in the Registration Rights Agreement.

Upon signing the letter of intent for the 2022 Yorkville Transaction, the Company paid $10,000 to an affiliate of Yorkville, for due diligence and structuring.

The Securities Purchase Agreement also contains customary representation and warranties of the Company and the Investor, indemnification obligations of the Company, termination provisions, and other obligations and rights of the parties.

The foregoing description of the Securities Purchase Agreement, Convertible Debentures, Warrant, Security Agreement, IP Security Agreement, Registration Rights Agreement and Guaranty Agreement is qualified by reference to the full text of the forms of Securities Purchase Agreement, Convertible Debenture and Warrant, which are filed as Exhibits hereto and incorporated herein by reference.

Maxim Group LLC shall receive a cash placement agent fee of $230,000.

2021 Yorkville Transaction

On March 25, 2021, we entered into a securities purchase agreement with Yorkville, pursuant to which Yorkville purchased secured convertible debentures (the “2021 Securities Purchase Agreement”) in the aggregate principal amount of USD$4,000,000 (the “2021 Convertible Debentures”), which are convertible into shares of Common Stock (as converted, the “2021 Conversion Shares”), of which a secured convertible debenture (the “2021 First Convertible Debenture”) in the principal amount of $500,000 (the “2021 First Convertible Debenture Purchase Price”) shall be issued within 1 business day following the initial closing, a secured convertible debenture (the “2021 Second Convertible Debenture”) in the principal amount of $500,000 (the “2021 Second Convertible Debenture Purchase Price”) shall be issued within 1 business day following the satisfaction of conditions for a second closing and a secured convertible debenture (the “2021 Third Convertible Debenture,” together with the First Convertible Debenture and the Second Convertible Debenture, each a “2021 Convertible Debenture”) in the principal amount of $3,000,000 (the “2021 Third Convertible Debenture Purchase Price”) shall be issued within 1 business day following satisfaction of conditions for a third closing (the first closing, second closing and third closing are each referred to as a “2021 Closing” or collectively as the “2021 Closings) and (collectively, the 2021 First Convertible Debenture Purchase Price, the 2021 Second Convertible Debenture Purchase Price and the 2021 Third Convertible Debenture Purchase Price shall collectively be referred to as the “2021 Purchase Price”) (the “2021 Yorkville Transaction,” together with the 2022 Yorkville Transaction, the “Yorkville Transactions”). Pursuant to the 2021 Securities Purchase Agreement, so long as any portion of the 2021 Convertible Debentures is outstanding, Yorkville maintains the right of first refusal with the respect to any issuance or sale by the Company of common stock or securities exercisable into shares of common stock to raise additional capital.

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Each 2021 Convertible Debenture shall mature twelve (12) months after the date of issuance and accrues interest at the rate of 10% per annum. The principal must be paid in cash, but the Company has the right to extend the maturity date by 30 days, during which time interest will continue to accrue, upon written notice of same to the holder. Interest shall be provided in cash, unless certain conditions as specified in the 2021 Convertible Debenture are satisfied, in which case the company has the right to pay interest in shares of common stock at the then applicable conversion price on the trading day immediately prior to the pay date. The debenture holder may convert each 2021 Convertible Debenture into shares of common stock at any time after issuance at a price equal to 80% of the lowest volume weighted average price of the Company’s Common Stock during the 10 trading days immediately preceding the date they convert the debenture; provided, however if the Company’s Common Stock is uplisted to the Nasdaq, the conversion price shall not be less than 20% of the conversion price used in the first conversion thereunder. The debenture holder may not convert the 2021 Convertible Debenture if such conversion would result in such holder holding in excess of in excess of 4.99% of the number of shares of Common Stock outstanding immediately after giving effect to such conversion or receipt of shares as payment of interest, unless waived by the holder with at least 65 days prior notice to the Company (the “Ownership Cap”). The Company also has the option to redeem, in part or in whole, the outstanding principal and interest under a Convertible Debenture prior to the maturity date. The Company shall pay an amount equal to the principal amount being redeemed plus a redemption premium equal to 15% of the outstanding principal amount plus outstanding and accrued interest. The 2021 Convertible Debenture also provides for certain purchase rights if the Company issues certain securities. Standard events of default are included in the 2021 Convertible Debenture, pursuant to which the holder may declare it immediately due and payable. During an event of default, the interest rate shall increase to 15% per annum until the event of default is cured; the holder also has the right to convert the 2021 Convertible Debenture into shares of common stock during an event of default.

The 2021 Convertible Debentures are secured by all assets of the Company and its subsidiaries subject to (i) that certain security agreement by and between Yorkville, the Company and the Company’s subsidiaries (all such security agreements shall be referred to as the “2021 Security Agreement”) pursuant to which the Company and its wholly owned subsidiaries agree to provide Yorkville a security interest in Pledged Property (as this term is defined in the 2021 Security Agreement), (ii) the intellectual property security agreement by and between Yorkville, the Company and the Company’s subsidiaries referenced therein dated the date hereof (all such security agreements shall be referred to as the “2021 IP Security Agreement”) pursuant to which the Company and its wholly owned subsidiaries agree to provide Yorkville a security interest in the intellectual property collateral (as this term is defined in the IP Security Agreement), and (iii) the global guaranty by and between Yorkville, the Company and the Company’s subsidiaries dated as of the first Closing (the “2021 Guaranty” and collectively with the Security Agreement and the IP Security Agreement shall be referred to as the “2021 Security Documents”). Pursuant to the Guaranty, the Company’s wholly-owned subsidiary, in favor of Yorkville with respect to all of the Company’s obligations under the 2021 Convertible Debentures, 2021 Warrants and related transaction documents, agreed to guaranty the payment and performance of all of the Company’s obligations under all such documents.

Contemporaneously with the first closing, the Company will issue Yorkville a warrant (the “2021 Yorkville Warrant”) to purchase 8,000,000 shares of the Company’s Common Stock (the “2021 Warrant Shares”). The Yorkville Warrant has a term of five (5) years and is initially exercisable at $0.25 per share, subject to adjustment and can be exercise via cashless exercise. If the Company issues or sells securities at a price less than the exercise price, the exercise price shall be reduced to such lower price. The 2021 Yorkville Warrant also has the same Ownership Cap as set forth in the 2021 Convertible Debenture.

In connection with the 2021 Securities Purchase Agreement, the Company also entered into a registration rights agreement with Yorkville, pursuant to which the Company agreed to register the following shares: 160,875,161 2021 Conversion Shares, all of the 2021 Warrant Shares issuable pursuant to the 2021 Warrant, 35,750,036 2021 Conversion Shares issuable under the A&R Convertible Debenture (as hereinafter defined), 3,125,000 shares of Common Stock issuable under the warrant issued by the Company on December 11, 2020 and (ii) with respect to subsequent registration statements at least such number of shares of Common Stock as shall equal up to 300% of the maximum number of shares of Common Stock issuable upon conversion of all 2021 Convertible Debenture then outstanding (assuming for purposes hereof that (x) such Convertible Debenture are convertible at $0.12432 per share, and (y) any such conversion shall not take into account any limitations on the conversion of the 2021 Convertible Debenture set forth therein, in each case subject to any cutback set forth in the registration rights agreement and all of the 2021 Warrant Shares issuable upon exercise of the 2021 Warrant.

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Upon signing the letter of intent for the 2021 Yorkville Transaction, the Company paid Yorkville $10,000.

As part of the 2021 Yorkville Transaction, the parties agreed to amend and restate the $1,000,000, thirteen-month (13), unsecured, 10% convertible note that was issued on December 11, 2020 to Yorkville (the “A&R Convertible Debenture”). The A&R Convertible Debenture was issued in exchange for the surrender and cancellation of the debenture issued in December (the “December Debenture”). The A&R Convertible Debenture was fully converted as of October 25, 2021.

When the Company issued the December Debenture, it also issued a five-year warrant to purchase up to 3,125,000 shares of the Company’s common stock (the “December Warrant”). We agreed the register the shares of common stock underlying the December Warrant in this registration statement.

Maxim shall receive a cash fee equal to eight percent (8.0%) of the gross proceeds received by the Company at each Closing for its services as placement agent.

On March 26, 2021, in connection with the initial closing of the 2021 Securities Purchase Agreement, we issued the first 2021 Convertible Debenture to Yorkville in the principal amount of $500,000.

Following fulfillment of the requirements in the 2021 Securities Purchase Agreement, on April 6, 2021, we issued the second 2021 Convertible Debenture to Yorkville in the amount of $500,000.

Following fulfillment of the requirements in the 2021 Securities Purchase Agreement, on April 22, 2021, we issued the third 2021 Convertible Debenture to Yorkville in the amount of $3,000,000.

As of the date hereof, all of the 2021 Convertible Debentures have been fully converted and the related reserves have been removed.

Covid-19

On March 19, 2020, we furloughed non-essential staff in response to governmental regulations relating to COVID. This decision primarily impacted staff at our fully owned subsidiary, Prodigy Textiles, in Vietnam and resulted in the temporary closing of silk rearing operations at that facility. As of the date hereof, we have resumed silk production operations at the factory in Vietnam. The Company supported its furloughed staff and paid their salaries during all mandatory closures. During the duration of the furlough, the Company’s CEO voluntarily waved the payment or accrual of his salary. The Company leveraged this forced closure time to improve its production infrastructure based on the lessons learned from its operations. Following the mandated closures, the Company has enhanced its production operations with process automation, moved its production headquarters to a facility designed for silk production and created a more self-reliant supply chain. We have also established a microbiology laboratory in the factory for enhanced quality control. Based on lessons learned during Prodigy’s pre-COVID production ramp up, Management views the in factory microbiology lab as a critical element to successful large scale production. The global COVID pandemic and government regulations associated with the pandemic continue to evolve. Management continues to stockpile critical inventories and establish alternative supply and vendor chains as a precaution against future pandemics, disasters, or governmental actions. We will continue to monitor the situation closely, including its potential effect on our plans and timelines.

Summary of Risk Factors

Risks Associated with Our Business

As an OTCQB listed Company, we have limited resources with pressing capital requirements as we attempt to ramp up production. We are mindful of the challenges involved in achieving growth without compromising our ability to manage our operating risks and comply with rules and regulations. As we are commercializing a new technology, no one is in a position to know all of the risks, obstacles, and hurdles that the Company will face as it works to commercialize its new technology. We are aware of numerous risks associated with our business, including:

●	Our ability to continue as a going concern;

●	Our ability to generate significant revenues and to become profitable;

●	Our ability to estimate future expenses;

●	Our ability to maintain an effective system of internal controls;

●	Our ability to protect our intellectual property rights and to secure additional rights domestically and internationally;

●	Our ability to successfully manage our growth domestically and internationally;

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●	Our ability to attract and retain the services of key personnel;

●	Our reliance on independent third-party collaborators to develop and deliver products to market;

●	Our reliance on key management personnel and future need for highly skilled personnel;

●	Our ability to successfully develop sales and marketing for our products;

●	Market acceptance of pricing and performance for products we develop;

●	Our ability to generate sustainable earnings and net operating profits;

●	Our ability to adapt to regulatory and technology changes impacting our industry;

●	The potential for product liability claims regarding our products and the use of genetically modified organisms (“GMO’s”) in our production system;

●	Actions taken or omitted to be taken by third parties including our suppliers and competitors, as well as legislative, regulatory, judicial and other governmental authorities;

●	Competition in our industry;

●	The loss of or failure to obtain any license or permit necessary or desirable in the operation of our business;

●	The availability of additional capital to support development;

●	An active, liquid, and orderly market for our common stock or Purchase Warrants may not develop;

●	The Purchase Warrants may not have any value;

●	Our production system is based upon living transgenic organisms;

●	Our business, operations and plans and timelines could be adversely affected by the effects of health epidemics, including the recent COVID-19 pandemic; and,

●	Other Factors which are unanticipated by management

●	Certain other risks and uncertainties set forth elsewhere in this prospectus under the section titled “Risk Factors”

Corporate Information

Kraig Biocraft Laboratories, Inc. is a Wyoming corporation. Our Common Stock is quoted on the OTCQB under the ticker symbol “KBLB”.

As of March 23, 2022, there are 950,905,044 shares of Common Stock issued and outstanding. Kim Thompson, our founder and Chief Executive Officer, owns approximately 21.39% of our issued and outstanding Common Stock. As of March 23, 2022, there are 2 shares of super voting Series A Preferred Stock issued and outstanding, all of which are owned by Kim Thompson, which represent approximately 29.61% of all voting rights of our capital stock (See, “Description of Securities” for additional information about our securities).

Our principal executive office and mailing address is 2723 South State St., Suite 150, Ann Arbor, Michigan 48104. Our telephone number is (734) 619-8066. Our corporate website is http://www.kraiglabs.com. The information contained on, or that can be accessed through, our website is not part of, and is not incorporated by reference into, this prospectus and should not be relied upon with respect to this offering.

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The Offering

The following Summary contains general information about this offering. The Summary is not intended to be complete. You should read the full text and more specific details contained elsewhere in this prospectus.

Common Stock offered by the Selling Shareholders	306,124,163 shares of our common stock, which includes: (i) 278,213,449 shares of common stock underlying secured convertible notes pursuant to that certain securities purchase agreement dated as of January 18, 2022 between the Company and Yorkville (the “2022 Yorkville Transaction”); (ii) 12,500,000 shares of common stock underlying a warrant issued pursuant to the 2022 Yorkville Transaction; (iii) 4,285,714 shares underlying a second warrant issued pursuant to the 2022 Yorkville Transaction; (iv) 8,000,000 shares of common stock underlying a warrant issued pursuant to the 2021 Yorkville Transaction; and (v) 3,125,000 shares of common stock underlying a warrant issued on December 11, 2020.

Selling Shareholders	See “Selling Shareholders” beginning on page 28

Offering prices	The shares offered by this prospectus may be offered and sold at prevailing market prices or such other prices as the Selling Shareholders may determine.

Common Stock outstanding prior to completion of this offering (1)	950,905,044

Common Stock outstanding after full conversion of the Debentures and exercise of the S1 Warrants (2)	1,257,026,207

Terms of the Offering	The Selling Shareholders will determine when and how they sell the shares offered in this prospectus, as described in “Plan of Distribution” beginning on page 29.

Use of Proceeds	We are not selling any of the shares of common stock being offered by this prospectus and will receive no proceeds from the sale of the shares by the Selling Shareholders. We will, however, receive the exercise price of the Warrants, if and when such warrants are exercised for cash by the holders of such warrants. All of the proceeds from the sale of common stock offered by this prospectus will go to the Selling Shareholders at the time they offer and sell such shares. We will bear all costs associated with registering the shares of common stock offered by this prospectus. See “Use of Proceeds.”

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Risk factors	The securities offered hereby involve a high degree of risk. You should read “Risk Factors,” and other information included in this prospectus for a discussion of factors to consider before deciding to invest in our securities.

Market & Trading Symbol	OTCQB: KBLB
Transfer Agent	Olde Monmouth Stock Transfer Co., Inc

(1)	The number of Common Stock to be outstanding before this offering is based on 950,905,044 shares of Common Stock outstanding as of March 23, 2022, and excludes:

●	6,520,000 shares of our Common Stock issuable upon the exercise of stock options outstanding;
●	34,824,320 shares of our Common Stock underlying any outstanding warrants; and
●	0 shares of our Common Stock issuable upon the conversion of notes and other evidence of indebtedness.

(2)	The number of Common Stock to be outstanding after this offering is based on 950,905,044 shares of Common Stock outstanding as of March 23, 2022, and excludes:

●	6,520,000 shares of our Common Stock issuable upon the exercise of stock options outstanding;
●	74,160,034 shares of our Common Stock underlying any outstanding warrants; and
●	278,213,449 shares of our Common Stock issuable upon the conversion of notes and other evidence of indebtedness.

Except as otherwise indicated, all information in this prospectus assumes:

●	no exercise of 34,824,320 outstanding warrants;
●	no exercise of the S1 Warrants;
●	no exercise of the 6,520,000 shares of our Common Stock issuable upon the exercise of stock options outstanding.

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RISK FACTORS

An investment in our securities involves a high degree of risk. You should carefully consider the following risk factors, together with the other information contained in this prospectus, before you decide to buy any of our securities. Any of the following risks could cause our business, results of operations and financial condition to suffer materially, causing the market price of our shares of Common Stock to decline, in which event you may lose part or all of your investment. Additional risks and uncertainties not currently known to us or that we currently do not deem material may also become important factors that may materially and adversely affect our business.

Risk Related to Our Company

The report of the independent registered public accounting firm on our 2021 and 2020 financial statements contains a going concern qualification.

The report of the independent registered public accounting firm covering our financial statements for the years ended December 31, 2021 and December 31, 2020 stated that certain factors, including that we have a working capital and shareholder deficit, raised substantial doubt as to our ability to continue as a going concern. Because we are not yet producing sufficient revenue to sustain our operating costs, we are dependent upon raising capital to continue our business. If we are unable to raise capital, our ability to continue could remain an ongoing concern.

We may be unable to generate significant revenues and may never become profitable.

We generated $0 and $0, in revenue for the years ended December 31, 2021 and 2020, respectively, and do not currently have any recurring sources of revenues, making it difficult to predict when we will be profitable. We expect to incur significant research and development costs for the foreseeable future. We may not be able to successfully market fiber products we produce in the future that will generate significant revenues. In addition, any revenues that we may generate may be insufficient for us to become profitable.

As a result of our limited operating history, we may not be able to correctly estimate our future revenues, operating expenses, need for investment capital, or stability of operations, which could lead to cash shortfalls.

We have a limited operating history from which to evaluate our business. Our failure to develop additional transgenic silkworms would have a material adverse effect on our ability to continue operating. Accordingly, our prospects must be considered in light of the risks, expenses, and difficulties frequently encountered by companies at our stage of development. We may not be successful in addressing such risks, and the failure to do so could have a material adverse effect on our business, operating results and financial condition.

Because of this limited operating history and because of the emerging nature of our fiber product we are producing, our historical financial data is of limited value in estimating future operating expenses. Our budgeted operating expense levels are based in part on our expectations concerning future revenues. However, our ability to generate any revenues depends largely on the market acceptance of the fibers we develop, which is difficult to forecast. The failure of our target markets to adopt our products would have a material adverse effect on our business.

Our operating results may fluctuate as a result of a number of factors, many of which are outside of our control. For these reasons, comparing our operating results on a period-to-period basis may not be meaningful, and you should not rely on our past results as any indication of our future performance. Our quarterly and annual expenses are likely to increase substantially over the next several years depending upon the level of fiber development activities. Our operating results in future quarters may fall below expectations. Any of these events could adversely impact our business prospects and make it more difficult to raise additional equity capital at an acceptable price per share.

We derived all of our revenue from a single large customer.

Historically, we have relied on one customer, the U.S. Army, for all of our revenue and accounts receivable. The U.S. Army comprised 100% of our revenue from 2016 to 2018. When our contract with the U.S. Army expired, we did not have any other customers. As such, we did not produce any revenue in 2021 and have been financing our operations with an equity investment from a shareholder. Failure to secure additional customers will adversely affect our ability to sustain operations.

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If we lose the services of key management personnel, we may not be able to execute our business strategy effectively.

Our future success depends in a large part upon the continued service of key senior management personnel. If the Company is unable to hire and retain senior leadership it may be unable to execute on its business plan. We do not maintain key-person life insurance policies on the Company’s senior leadership. The loss of the leadership team would materially harm our business.

As our business grows, we will need to hire highly skilled personnel and, if we are unable to hire, retain, or motivate additional qualified personnel, we may not be able to grow effectively.

Our performance will be largely dependent on the talents and efforts of highly skilled individuals. Our future success depends on our continuing ability to identify, hire, develop, motivate, and retain highly skilled personnel for all areas of our company. Competition in our industry for qualified employees remains intense as the skills we require in our employees are highly specialized. We compete with companies in the biotechnology and pharmaceutical industries that seek to retain scientists with genetic engineering experience and expertise. We expect that over the longer term we will continue to face stiff competition and may not be able to successfully recruit or retain such personnel. Attracting and retaining qualified personnel will be critical to our success.

Our management has no previous experience in developing, producing, marketing, or selling recombinant fiber which may have a negative effect on our ability to develop or sell our products.

Since, to our knowledge, commercialization of spider silk on a large scale has yet to be accomplished, we are not aware of any candidates with specific experience in this field. There may be numerous hurdles and obstacles that we are not currently able to foresee.

Our current management has limited experience in developing, marketing and selling recombinant fiber and the other products that we intend to develop and market. Additionally, our current management has no formal training in the business of scientific research and development, which may be critical to our success. The inexperience of our management and lack of experienced workforce may negatively affect our ability to succeed in developing, marketing and/or distributing our proposed products.

We may be unprepared for technological changes in our industry, which could result in our products being obsolete or replaced by better technology.

The industry in which we participate is subject to rapid business and technological changes. The business, technology, marketing, legal and regulatory changes that could occur may have a material adverse impact on us. New inventions and product innovations may make our proposed products obsolete. Potential customers may prefer existing materials to our new technology. New materials may come to market that outperform our technologies. Other researchers may develop and patent technologies which make our line of research obsolete. We may not have the financial or technical ability to keep up with our competitors.

If we experience product recalls, we may incur significant and unexpected costs and damage to our reputation and, therefore, could have a material adverse effect on our business, financial condition, or results of operations.

We may be subject to product recalls, withdrawals, or seizures if any of our products are believed to cause injury. A recall, withdrawal, or seizure of any of our products could materially and adversely affect consumer confidence in our brands and lead to decreased demand for our products. In addition, a recall, withdrawal, or seizure of any of our products would require significant management attention, would likely result in substantial and unexpected expenditures and could materially and adversely affect our business, financial condition, or results of operations.

Our operations would be negatively affected by any dispute with our collaborating universities or by labor unrest (such as disputes, strikes or lockouts) between such universities and their academic staff.

We have signed intellectual property, sponsored research and collaborative research agreements with one or more universities. The continued cooperation of these universities, as well as the cooperation of other institutions and or universities is essential for the success of the Company. In the event of a material dispute with one or more of the universities, such a dispute could create a cessation of operations for a period of time that could be detrimental to our operations and survival. Additionally, a material dispute between any such university and its employees could create a cessation of operations for a period of time that could be detrimental to our product development.

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Our competitors are larger with greater financial resources than we have and we may face increased competition due to the low barriers of entry to our industry.

We compete directly with numerous other companies with similar product lines and/or distribution that have extensive capital, resources, market share, and brand recognition. There are few barriers to entry on the industry in which we compete, namely the textile, specialty fabric and technical textile industries. This creates the strong possibility of new competitors emerging, and of others succeeding in developing the same or similar fibers that we are trying to develop. The effects of this increased competition may be materially adverse to us and our stockholders.

Our business, operations and plans and timelines have been adversely affected by health epidemics, including the recent COVID-19 pandemic, and governmental action relating to the same, on the manufacturing, production and other business activities performed by us or by third parties with whom we conduct business, including our suppliers, target end market potential collaboration partners, and others.

Our business could be further adversely affected by health epidemics, or governmental response to the same wherever we have business operations. In addition, health epidemics could cause significant disruption in the operations of third-party manufacturers, CROs and other third parties upon whom we rely. For example, in December 2019, a novel strain of coronavirus, SARS-CoV-2, causing a disease referred to as COVID-19, was reported to have surfaced in Wuhan, China. Since then, COVID-19 has spread to multiple countries worldwide, including the United States. Our headquarters is located in Michigan and our manufacturing located in Vietnam. The COVID-19 pandemic resulted in the Company furloughing all non-essential personnel and pausing its production operations. In March 2020, the World Health Organization declared the COVID-19 outbreak a pandemic, and the U.S. government imposed travel restrictions on travel between the United States, Europe and certain other countries. Further, the President of the United States declared the COVID-19 pandemic a national emergency and invoked powers under the Stafford Act, the legislation that directs federal emergency disaster response, under the Defense Production Act, the legislation that facilitates the production of goods and services necessary for national security and for other purposes. The state of Michigan imposed its own separate restrictions on businesses. We have implemented work-from-home policies for some employees. The effects of the executive order and our work-from-home policies may negatively impact productivity, disrupt our business and delay our timelines, the magnitude of which will depend, in part, on the length and severity of the restrictions and other limitations on our ability to conduct our business in the ordinary course. These and similar, and perhaps more severe, disruptions in our operations could negatively impact our business, operating results and financial condition.

Quarantines, shelter-in-place and similar government orders, or the expectation that such orders, shutdowns or other restrictions could occur, whether related to COVID-19 or other causes, could impact our operations or personnel at third-party manufacturing facilities in the United States and other countries, or the availability or cost of materials, which could disrupt our supply chain or end markets. For example, we may face shortages in mulberry feed for our silkworms as a result shifting agricultural priorities, or a drop in demand for our finished materials as a result of an economic downturn. In addition, closures of transportation carriers and modal hubs could materially impact our development and any future commercialization timelines.

If our relationships with our suppliers or other vendors are terminated or scaled back as a result of the COVID-19 pandemic or other causes, we may not be able to enter into arrangements with alternative suppliers or vendors or do so on commercially reasonable terms or in a timely manner. Switching or adding additional suppliers or vendors involves substantial cost and requires management time and focus. In addition, there is a natural transition period when a new supplier or vendor commences work. As a result, delays occur, which could adversely impact our ability to meet our desired clinical development and any future commercialization timelines. Although we carefully manage our relationships with our suppliers and vendors, there can be no assurance that we will not encounter challenges or delays in the future or that these delays or challenges will not have an adverse impact on our business, financial condition and prospects. See “—Risks Related to Our Dependence on Third Parties.”

The spread of COVID-19, which has caused a broad impact globally, may materially affect us economically. While the potential economic impact brought by the duration of COVID-19 may be difficult to assess or predict, a widespread pandemic or other crisis or governmental action could result in significant disruption of global financial markets, reducing our ability to access capital, which could in the future negatively affect our liquidity. In addition, a recession or market correction resulting from the spread of COVID-19, other pandemics, or governmental action, could materially affect our business and the value of our common stock.

As stated elsewhere in this registration statement, governmental travel restrictions impacted our ability to ship eggs to our Vietnam facility and our production is dependent on those shipments. In October of 2020, with restrictions lifted, we were able to deliver silkworm eggs to the Vietnam facility and production resumed; in January of 2021 we received the first shipment of silk from our factory in Vietnam. However, given the speed and frequency of the continuously evolving developments with respect to the pandemic, and the unpredictability of governmental responses, the Company cannot reasonably estimate the magnitude of the impact to its consolidated results of operations. We have taken every precaution possible to ensure the safety of our employees. The ultimate impact of the COVID-19 pandemic or a similar health epidemic is highly uncertain and subject to change. We do not yet know the full extent of potential delays or impacts on our business, our production, healthcare systems or the global economy as a whole. However, these effects could have a material impact on our operations, and we will continue to monitor the COVID-19 situation closely. See, “Management’s Discussion and Analysis of Financial Condition and Results of Operations – Impact of COVID-19 Outbreak.”

Our operations or those of the third parties upon whom we depend might be affected by the occurrence of a natural disaster, pandemic, war or other catastrophic event.

We depend on our employees, consultants, and suppliers, as well as regulatory agencies and other parties, for the continued operation of our business. Despite any precautions we take for natural disasters or other catastrophic events, these events, including terrorist attacks, wars, pandemics, embargos, sanctions, trade or supply chain disruptions, hurricanes, fires, floods and ice and snowstorms, could result in significant disruptions to our research and development, and, ultimately, commercialization of our products. Long-term disruptions in the infrastructure caused by events, such as natural disasters, the outbreak of war (including expansion of the current armed conflict between Russia and Ukraine), the escalation of hostilities and acts of terrorism, embargos, sanction, trade disruptions, or other “acts of God,” particularly involving countries in which we have offices, manufacturing or key supply chain partners, could adversely affect our businesses. Any natural disaster or catastrophic event affecting us, our suppliers, our customers, regulatory agencies or other parties with which we are engaged could have a material adverse effect on our operations and financial performance.

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We may not successfully manage any growth that we may experience.

Our future success will depend upon not only product development, but also on the expansion of our operations and the effective management of any such growth, which will place a significant strain on our management and on our administrative, operational, and financial resources. To manage any such growth, we must expand our facilities, augment our operational, financial and management systems, and hire and train additional qualified personnel. If we are unable to manage our growth effectively, our business would be harmed as our growth could be adversely affected by such mismanagement.

We may be unable to maintain an effective system of internal controls and accurately report our financial results or prevent fraud, which may cause our current and potential stockholders to lose confidence in our financial reporting and adversely impact our business and our ability to raise additional funds in the future.

Effective internal controls are necessary for us to provide reliable financial statements and effectively prevent fraud. We have no internal audit function. As we noted in our annual report on Form 10-K for the year ended December 31, 2021, we reported that our internal control over financial reporting was not effective for the purposes for which it is intended because we had material weaknesses, as described below. Though we have taken some steps to address our material weaknesses in our internal control over financial reporting, including education of management of disclosure requirements and financial reporting controls, we still have not eliminated the material weakness in our internal controls over financial reporting. If we cannot provide reliable financial statements or prevent fraud, our operating results and our reputation could be harmed as a result, causing stockholders and/or prospective investors to lose confidence in management and making it more difficult for us to raise additional capital in the future.

In our “Management’s Annual Report on Internal Control Over Financial Reporting” that appeared in our annual report on Form 10-K for the year ended December 31, 2021, we reported that our internal control over financial reporting was not effective for the purposes for which it is intended based on a material weakness associated with our lack of qualified resources to perform the internal audit functions properly, no segregation of duties that results in ineffective controls over financial reporting and lack of control over related party transactions. As reported in our most recent annual report, we are taking some remediation steps to help address our material weaknesses in our internal control over financial reporting, but we do not expect to remediate the weaknesses in our internal controls over financial reporting until the time when we start to commercialize a recombinant fiber (and, therefore, may have sufficient cash flow for hiring personnel to handle our accounting and reporting functions).

Risks Related to Our Product and Business

Our business is based on scientific research which has not demonstrated commercial viability and makes our business highly risky.

We are engaging in research and development of new recombinant silk fibers. Due to the speculative nature of this scientific research, our chances of success are uncertain and we cannot guarantee that we will succeed in developing new fibers that deliver performance results to meet customer requirements or obtain commercial acceptance. An investment in us, therefore, is highly speculative and risky.

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The fibers we develop could expose us to product liability claims, which could have a negative impact on our results of operations.

The fibers we are seeking to develop may subject us to product liability claims if widely used, including but not limited to design defect, environmental hazards, quality control, and durability of product. This potential liability is increased by virtue of the fact that our products in development may be used as protective and safety materials. The fibers and end products we are developing are based on a GMO and are subject to public opinion, risks, and concerns regarding GMOs. There is tremendous potential liability to any person who is injured by, or while using, one of our products. As a manufacturer, we may be strictly liable for any damage caused by our products. This liability might not be covered by insurance, or may exceed any coverage that we may obtain.

Ethical, legal and social concerns about synthetic biologically engineered products and processes could limit or prevent the use of products or processes using our technologies, limit consumer acceptance and limit our revenues.

Our technologies involve the use of genetically engineered (“GE”) products or technologies. Public perception about the safety and environmental hazards of, and ethical concerns over, GE products and processes could influence public acceptance of our and our collaborators’ technologies, products and processes.

The subject of GMOs has received negative publicity, which has aroused public debate. This adverse publicity has led to, and could continue to lead to, greater regulation and trade restrictions on imports of genetically altered products. Further, there is a risk that products produced using our technologies could cause adverse health effects or other adverse events, which could also lead to negative publicity.

There is also an active and vocal group of opponents to GMOs who wish to ban or restrict the technology and who, at a minimum, hope to sway consumer perceptions and acceptance of this technology. Their efforts include regulatory legal challenges and labeling campaigns for genetically modified products, as well as application of pressure to consumer retail outlets seeking a commitment not to carry genetically modified products. Further, these groups have a history of bringing legal action against companies attempting to bring new biotechnology products to market. We may be subject to future litigation brought by one or more of these organizations in their attempt to block the development or sale of our products. In addition, animal rights groups and various other organizations and individuals have attempted to stop genetic engineering activities by pressing for legislation and additional regulation in these areas. We may not be able to overcome the negative consumer perceptions and potential legal hurdles that these organizations seek to instill or assert against our products, and our business could be harmed.

If we are not able to overcome the ethical, legal and social concerns relating to genetic engineering, products and processes using our technologies may not be accepted. These concerns could result in increased expenses, regulatory scrutiny, delays or other impediments to our programs or the public acceptance and commercialization of products and processes dependent on our technologies or inventions. Our ability to develop and commercialize products, or processes using our technologies could be limited by public attitudes and governmental regulation.

Inadvertent releases or unintended consequences of releases of synthetic biology technologies by us or others could lead to adverse effects on our business and results of operations.

The genetically engineered technologies that we develop may have significantly enhanced strength and elasticity characteristics compared to those found in native silkworms. While we produce these technologies only for use in a controlled industrial environment, the release of such technologies into uncontrolled environments could have unintended consequences. Any adverse effect resulting from such a release, by us or others, could have a material adverse effect on the public acceptance of our products and our business and financial condition. Such a release could result in enhanced regulatory activity and we could have exposure to liability for any resulting harm.

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Our development of recombinant silk products and development programs depends upon third-parties.

As we bring our product to market we will need to develop new relations and collaborations with wholesalers, retailers, silk spinners, weavers, and freight handlers and end product developers. We expect to depend upon independent collaborations with textile producers, to conduct development of applications for our transgenic silkworm and recombinant silk polymers, such as recombinant spider silk. We expect that these collaborators would perform services under agreements with us. Such agreements are often standard-form agreements typically not subject to extensive negotiation. These collaborators would not be our employees, and in general we would not control the amount or timing of resources that they devoted to our product development programs. These future collaborators may not assign as great a priority to our programs or pursue them as diligently as we would if we were undertaking such programs ourselves. If outside collaborators fail to devote sufficient time and resources to product developments programs using our transgenic silkworm technologies, or if their performance is substandard, our introduction of protein based fiber products will be delayed or may not result at all. These future collaborators may also have relationships with other commercial entities, some of whom may compete with us.

If conflicts arise with our collaborators, they may act in their self-interests, which may be adverse to our interests.

Conflicts may arise in collaborations we have entered into or may enter into due to one or more of the following:

●	disputes with respect to payments that we believe are due under a collaboration agreement;

●	disagreements with respect to ownership of intellectual property rights;

●	unwillingness on the part of a collaborator to keep us informed regarding the progress of its development and commercialization activities, or to permit public disclosure of these activities;

●	delay of a collaborator’s development or commercialization efforts with respect to our product development; or

●	termination or non-renewal of the collaboration.

In addition, in our collaborations, we may be required to agree not to conduct independently, or with any third party, any research or developments that are competitive with the research conducted under our collaborations. Our collaborations may have the effect of limiting the areas of research or product commercialization that we may pursue, either alone or with others. Our collaborators, however, may be able to develop, either alone or with others, products in related fields that are competitive with the products or potential products that are the subject of these collaborations.

If we are unable to establish sales and marketing capabilities or enter into agreements with third parties to sell and market products we may develop, we may not be able to generate product revenue.

We do not currently have an organization for the sales, marketing and distribution of any fiber products that we expect to develop other than our joint venture, SpydaSilk Enterprises. In order to market any products that may be developed, we must build our sales, marketing, managerial and other non-technical capabilities or make arrangements with third parties to perform these services. In addition, we have no experience in developing, training or managing a sales force and will incur substantial additional expenses in doing so. The cost of establishing and maintaining a sales force may exceed its cost effectiveness. Furthermore, we will compete with many companies that currently have extensive and well-funded marketing and sales operations. Our marketing and sales efforts may be unable to compete successfully against these companies. If we are unable to establish adequate sales, marketing and distribution capabilities, whether independently or with third parties, we may not be able to generate product revenue and may not become profitable.

We may be unable to meet or sustain pricing or material performance requirements.

We are not aware of any other company that has established a commercially viable and cost-effective production system for recombinant spider silks. If we are unable to match or sustain the pricing requirement for our target markets or achieve and maintain material performance expectations, it will have a material adverse impact on our business.

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Our production system is based upon living transgenic organisms.

Our production system is based on transgenic silkworms. Therefore, anything affecting the lifecycle of those silkworms, including but not limited to known and unknown silkworm diseases, climate, or nutrition could have significant negative effects on our production or our products. Silkworms are prone to numerous diseases and also have very strict dietary requirements. Such negative effects to our production could materially adversely affect our operations and ability to receive revenue in the future.

Risks Related to Intellectual Property

We currently do not have patent rights to the products we are seeking to develop and we currently license some of the genetic sequences and genetic engineering technology we need to develop our products. If any third party challenges our claim to intellectual property rights in the fiber products we are seeking to develop or the intellectual property rights that we license, our business may be materially harmed.

We do not have utility or design patents to the fibers and products we are seeking to develop. It is possible that the fiber products we are seeking to develop could be imitated or directly manufactured and sold by a competitor. In addition, some or all of our research, development ideas and proposed products may be covered by patent rights held by some other entity. In that event, we could incur substantial liability, we could be subject to litigation and claims, and our business would be materially adversely affected.

The intellectual property rights that we have licensed could be challenged or voided or we could realize that the licensed intellectual property is worthless and without utility. We may also need to license additional intellectual property from persons or entities in order to successfully complete our research and development, and we cannot be certain that we will be able to enter into a license agreement with such persons or entities. If we cannot enter into such license agreements, our operations will be adversely affected and our prospects negatively affected.

We have no assurance of the future grant of patents for technologies we hope to develop. If we are unable to secure intellectual property protection rights for new technologies developed, our business would be materially harmed.

We have limited intellectual property protection in foreign markets, which could affect our ability to grow our markets and increase our revenue.

The intellectual property that we licensed from Notre Dame is covered by a series of U.S. patents and U.S. patent applications with limited or no international patent protection. Foreign competitors could be using the same technology that we have licensed, which would affect our ability to expand our markets beyond the United States. We are aware that international laboratories and potential competitors are using the “piggyback” gene splicing technology for the genetic modification of silkworm. Such limited foreign intellectual property could affect our ability to introduce fiber products in international markets or effectively compete in such markets.

The patents underlying our license agreements could expire or be invalidated prior to our commercializing our specialty fibers, which would result in the loss of our competitive edge and could negatively impact our revenues and results of operations.

The patent rights that we license could expire or be invalidated before we are ready to market or commercialize any fiber product, or while we are still in research and development phases of proposed products, in which event the patents would be worthless and would not protect us from potential competitors who would then have low barriers to entry and who would be in a position to compete more effectively with us.

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Risks Related to International Operations

We may fail to foresee challenges with international operations.

The Company and its current management have no history or experience in establishing and developing international business units and production facilities outside of those we have already established. Our future success will depend heavily upon on our ability to oversee production operations at facilities and locations outside of the United States and management’s day-to-day oversight. Unforeseen challenges in sustaining efficient operations, decreases in product quality, language and cultural difference, or theft of intellectual property from these satellite production facilities, or other yet undiscovered challenges could have an adverse material effect on us.

We may face unforeseen challenges with the import and export of our products.

The success of our operations depends on our ability to ship the silk fibers and yarns produced by GMO’s. There is no guarantee that the existing authorizations and interpretations of rules will remain in effect. Increasing restrictions on the shipping of products with GMO’s or importation of GMO’s may materially impact our business.

Our international operations will be subject to the laws of the jurisdictions in which we operate.

A significant portion of our business operations will occur in Vietnam. We will be generally subject to laws and regulations applicable to foreign investment in Vietnam. The Vietnamese legal system is based, at least in part, on written statutes. However, since these laws and regulations are relatively new and the Vietnamese legal system continues to rapidly evolve, the interpretations of many laws, regulations and rules are not always uniform and enforcement of these laws, regulations and rules involves uncertainties.

We cannot predict the effect of future developments in the legal systems of developing countries, including the promulgation of new laws, changes to existing laws or the interpretation or enforcement thereof, the preemption of local regulations by national laws, or the overturn of local government’s decisions by the superior government. These uncertainties may limit legal protections available to us.

We may be adversely affected by economic and political conditions in the countries where we operate.

We operate in the United States, Vietnam, and we have a joint venture in Singapore. Economic and political changes in these countries, such as inflation rates, recession, foreign ownership restrictions, import/export restrictions, labor policies, policies related to GMO’s, restrictions on transfer of funds into or out of a country and similar factors may adversely and materially affect results of operations.

While it is our understanding that the economy in Vietnam has grown significantly in the past 20 years, the growth has been uneven, both geographically and among various economic sectors. The government of Vietnam has implemented various measures to encourage or control economic growth and guide the allocation of resources. Some of these measures benefit the overall Vietnamese economy, but may also have a negative effect on us. For example, our financial condition and results of operations may be adversely affected by government control over capital investments, land use or changes in tax regulations that are applicable to us.

The Vietnamese economy has been transitioning from a planned economy to a more market-oriented economy4. Although in recent years the Vietnamese government has implemented measures emphasizing the utilization of market forces for economic reform, the reduction of state ownership of productive assets and the establishment of sound corporate governance in business enterprises, a substantial portion of the productive assets in Vietnam are still owned by the Vietnamese government. The continued control of these assets and other aspects of the national economy by Vietnam government could materially and adversely affect our business. The Vietnamese government also exercises significant control over Vietnamese economic growth through the allocation of resources, controlling payment of foreign currency-denominated obligations, setting monetary policy and providing preferential treatment to particular industries or companies. Efforts by the Vietnamese government to slow the pace of growth of the Vietnamese economy could negatively affect our business.

4 https://www.lowyinstitute.org/publications/missing-middle-political-economy-economic-restructuring-vietnam

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Risks Related to Regulations

Potential future regulations limiting our ability to sell or produce genetically engineered products could harm our business.

We expect to develop biologic products using GMOs. Products derived from GMOs may in some instances be subject to bans or additional regulation by federal, state, local and foreign government agencies. These agencies may not allow us or our collaborators and licensees to produce and market products derived from GMOs in a timely manner or under technically or commercially feasible conditions.

Further, we and our current and future collaborators and licensees are subject to regulations in the other countries in which we operate outside of the U.S., which may have different rules and regulations depending on the jurisdiction. Different countries have different rules regarding which products qualify as GMO. If any of these countries expand the definition of GMO and increase the regulatory burden on GMO products, our business could be harmed.

Other changes in regulatory requirements, laws and policies, or evolving interpretations of existing regulatory requirements, laws and policies, may result in increased compliance costs, delays, capital expenditures, ceasing of production operations and other financial obligations that could adversely affect our business or financial results.

We may face various governmental regulations, which could increase our costs and lower our future profitability.

We face various governmental regulations regarding import/export, taxes, transgenics and biological research. Transgenic product manufacture and distribution, environmental regulation and packaging requirements may be adverse to our operations, research and development, revenues, and potential profit. We are especially at risk from governmental restriction and regulations related to GMO’s or the development of materials by use of transgenic organisms and GMOs. Federal and state regulations impose strict regulation on the use, storage, and transportation of such transgenic organisms. Such rules impose severe penalties on us for any breach of regulations, for any spill, release, or contamination caused while the substances are under our direct or indirect ownership or control. We are not aware of any such breach of governmental regulation, or of any spill, release, or contamination, however, if such a release, or other regulatory breach does occur in the future, the resulting clean-up costs, and/or fines and penalties, would cause a material negative effect on the Company and our financial future.

We face additional challenges associated with operating in overseas locations, which have additional governmental regulations and restrictions. Those regulations are subject to change and interpretation relating to GMO’s. Such changes could limit our ability to sell or produce GMO products. We cannot be assured that what is allowed today will be allowable in the future.

Risks Related to This Offering and Our Common Stock

Our sole Director owns a significant percentage of our outstanding voting securities which could reduce the ability of minority stockholders to effect certain corporate actions.

Collectively, due to the voting rights features of the Series A Preferred Stock (which is owned solely by our chief executive officer), our officers and directors own an aggregate of 624,268,889 shares of our voting securities, or approximately 46.2% of our outstanding voting securities. As a result, currently, and after this offering, they will possess significant influence and can elect a majority of our Board and authorize or prevent proposed significant corporate transactions without the votes of any other stockholders. They are expected to have significant influence over a decision to enter into any corporate transaction and have the ability to prevent any transaction that requires the approval of stockholders, regardless of whether or not our other stockholders believe that such transaction is in our best interests. Such concentration of voting power could have the effect of delaying, deterring, or preventing a change of control or other business combination, which could, in turn, have an adverse effect on the market price of our Common Stock or prevent our shareholders from realizing a premium over the then-prevailing market price for their Common Stock.

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We may need to raise additional capital by sales of our securities, which may adversely affect the market price of our Common Stock and your rights in us may be reduced.

We expect to continue to incur product development and selling, general and administrative costs, and in order to satisfy our funding requirements, we will need to continue to raise additional capital above and beyond the anticipated proceeds of this offering. The sale or the proposed sale of substantial amounts of our Common Stock or other securities in the public markets may adversely affect the market price of our Common Stock and our stock price may decline substantially. Our stockholders may experience substantial dilution and a reduction in the price that they are able to obtain upon sale of their shares. Also, new equity securities issued may have greater rights, preferences or privileges than our existing Common Stock. Furthermore, additional capital may not be available in sufficient amounts or on reasonable terms, if at all, and our ability to raise additional capital may be adversely impacted by potential worsening global economic conditions and the recent disruptions to and volatility in the credit and financial markets in the United States and worldwide resulting from the ongoing COVID-19 pandemic.

We do not intend to pay dividends.

We have never declared or paid any cash dividends on our securities. We currently intend to retain our earnings for funding growth and, therefore, do not expect to pay any dividends in the foreseeable future.

The market price of our Common Stock may be volatile and may be affected by market conditions beyond our control, and you may not be able to sell our Common Stock.

Publicly traded companies generally have experienced extreme price and volume fluctuations that have often been unrelated or disproportionate to the operating performance of these companies. Broad market and industry factors may negatively affect the market price of our securities, regardless of our actual operating performance.

The market for our Common Stock is characterized by significant price volatility when compared to seasoned issuers, and we expect that our share price will continue to be more volatile than a seasoned issuer for the indefinite future. The volatility in our share price is attributable to a number of factors. First, our shares of Common Stock are sporadically and thinly traded. As a consequence of this lack of liquidity, the trading of relatively small quantities of shares by our stockholders may disproportionately influence the price of those shares in either direction. The price for our shares Common Stock could, for example, decline precipitously in the event that a large number of shares of our Common Stock are sold on the market without commensurate demand, as compared to a seasoned issuer which could better absorb those sales without adverse impact on its share price. Second, we are a speculative or “risky” investment due to our limited operating history and lack of revenue to date, and uncertainty of future market acceptance for our potential products. As a consequence of this enhanced risk, more risk-averse investors may, under the fear of losing all or most of their investment in the event of negative news or lack of progress, be more inclined to sell their shares on the market more quickly and at greater discounts than would be the case with the stock of a seasoned issuer. Many of these factors are beyond our control and may decrease the market price of our Common Stock, regardless of our operating performance. We cannot make any predictions or projections as to what the prevailing market price for our Common Stock will be at any time, including as to whether our Common Stock will sustain its current market price, or as to what effect the sale of shares or the availability of Common Stock for sale at any time will have on the prevailing market price.

The market price of our Common Stock is subject to significant fluctuations in response to, among other factors:

●	the significant downward pressure on our Common Stock price caused by the sale of a significant number of shares could cause our Common Stock price to decline, thus allowing short sellers of our Common Stock an opportunity to take advantage of any decrease in the value of our Common Stock;
●	the presence and action of short sellers in our Common Stock;
●	market acceptance of our existing products, as well as products in development;
●	the timing of regulatory approvals;
●	our ability or the ability of third-party distributors to sell, market, and distribute our products;
●	our ability or the ability of our contract manufacturers to manufacture our products efficiently;
●	changes in our financial performance or a change in financial estimates or recommendations by securities analysts;
●	our ability to raise additional funds to complete development of our pharmaceutical product candidates;

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●	announcements of innovations or new products or services by us or our competitors;
●	the emergence of new competitors or success of our existing competitors;
●	operating and market price performance of other companies that investors deem comparable;
●	sales or purchases of our Common Stock by insiders;
●	commencement of, or involvement in, litigation;
●	changes in governmental regulations; and
●	general economic conditions and slow or negative growth of related markets.

In addition, if the market for stock in our industry, or the stock market in general, experiences a loss of investor confidence, the market price of our common stock could decline for reasons unrelated to our business, financial condition or results of operations.

The stock markets have experienced extreme price and volume fluctuations that have affected and continue to affect the market prices of equity securities of many companies, including very recently in connection with the ongoing COVID-19 pandemic, which has resulted in decreased stock prices for many companies notwithstanding the lack of a fundamental change in their underlying business models or prospects. These fluctuations have often been unrelated or disproportionate to the operating performance of those companies. Broad market and industry factors, including potentially worsening economic conditions and other adverse effects or developments relating to the ongoing COVID-19 pandemic, political, regulatory and other market conditions, may negatively affect the market price of shares of our common stock, regardless of our actual operating performance. The market price of shares of our common stock may decline below the initial public offering price, and you may lose some or all of your investment.

If any of the foregoing occurs, it could cause the price of our Common Stock to fall and may expose us to lawsuits that, even if unsuccessful, could be costly to defend and distract our Board and management.

We are currently subject to penny stock regulations and restrictions and if we continue to be subject to such regulations and restrictions you may have difficulty selling shares of our Common Stock.

The Commission has adopted regulations which generally define so-called “penny stocks” as an equity security that has a market price of less than $5.00 per share or an exercise price of less than $5.00 per share, subject to certain exemptions. Our Common Stock is a “penny stock”, and we are subject to Rule 15g-9 under the Exchange Act, or the Penny Stock Rule. This rule imposes additional sales practice requirements on broker-dealers that sell such securities to persons other than established customers and “accredited investors” (generally, individuals with a net worth in excess of $1,000,000 or annual income exceeding $200,000, or $300,000 together with their spouses). For transactions covered by Rule 15g-9, a broker-dealer must make a special suitability determination for the purchaser and receive the purchaser’s written consent to the transaction prior to sale. As a result, this rule affects the ability of broker-dealers to sell our securities and affects the ability of purchasers to sell any of our securities in the secondary market.

For any transaction involving a penny stock, unless exempt, the rules require delivery, prior to any transaction in a penny stock, of a disclosure schedule prepared by the Commission relating to the penny stock market. Disclosure is also required to be made about sales commissions payable to both the broker-dealer and the registered representative and current quotations for the securities. Finally, monthly statements are required to be sent disclosing recent price information for the penny stock held in the account and information on the limited market in penny stock.

In addition to the “penny stock” rules described above, the Financial Industry Regulatory Authority (“FINRA”) has adopted similar rules that may also limit a stockholder’s ability to buy and sell our Common Stock. FINRA rules require that in recommending an investment to a customer, a broker-dealer must have reasonable grounds for believing that the investment is suitable for such customer. Prior to recommending speculative low priced securities to their non-institutional customers, broker-dealers must make reasonable efforts to obtain information about the customer’s financial status, tax status, investment objectives and other information. Under interpretations of these rules, FINRA believes that there is a high probability that speculative low priced securities will not be suitable for at least some customers. The FINRA requirements make it more difficult for broker-dealers to recommend that their customers buy our Common Stock, which may limit your ability to buy and sell our stock and have an adverse effect on the market for our shares.

Shares eligible for future sale may have adverse effects on our share price.

Sales of substantial amounts of shares or the perception that such sales could occur may adversely affect the prevailing market price for our shares. We may issue additional shares in subsequent public offerings or private placements to make new investments or for other purposes. We are not required to offer any such shares to existing shareholders on a preemptive basis. Therefore, it may not be possible for existing shareholders to participate in such future share issuances, which may dilute the existing shareholders’ interests in us.

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Future sales of additional shares of our common stock or securities convertible into shares of our common stock may dilute our shareholders’ ownership in us and may adversely affect us or the trading price of our common stock.

We may issue additional shares of our common stock or securities convertible into our common stock in the future pursuant to current or future employee stock incentive plans, employee stock grants, or in connection with future acquisitions or financings. We cannot predict the size of any such future issuances or the effect, if any, that any such future issuances will have on the trading price of our common stock. Any such future issuances of shares of our common stock or securities convertible into common stock may have a dilutive effect on the holders of our common stock and could have a material negative effect on the trading price of our common stock.

Future sales of shares of our common stock could lower the trading price of our common stock, and any additional capital raised by us through the sale of additional equity or convertible debt securities may dilute our shareholders’ ownership in us and may adversely affect us or the trading price of our common stock.

We may issue additional shares of common stock or other securities in primary offerings and the Selling Shareholders may resell shares of our common stock in subsequent secondary offerings. We cannot predict the size of additional issuances or future resales of shares of our common stock or convertible securities, the offering price in any such issuance or resale or the effect, if any, that additional issuances or future resales will have on the trading price of our common stock. Additional issuances and resales of substantial amounts of our common stock or convertible securities, or the perception that such additional issuances or resales could occur, may adversely affect prevailing trading prices for our common stock.

The loss of liquidity could adversely impact a Shareholder’s ability to sell Shares.

The Shares are listed for trading on the OTCQB under the market symbol “KBLB.” The Company’s stock is thinly traded. Any reduction in the volume of shares traded could result in the loss of liquidity. Such loss of liquidity could limit the ability for the Company to raise additional capital to fund the operations and impact the Shareholders ability to sell shares.

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DISCLOSURE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus contains forward-looking statements about our industry and us that involve substantial risks and uncertainties. Our actual results could differ materially from those discussed in the forward-looking statements. All statements other than statements of historical facts contained in this prospectus, including statements regarding our future results of operations and financial condition, business strategy and plans, and objectives of management for future operations, are forward-looking statements. In some cases, you can identify forward-looking statements by words such as “anticipate,” “believe,” “continue,” “could,” “design,” “estimate,” “expect,” “intend,” “may,” “plan,” “potentially,” “predict,” “project,” “should,” “will” or the negative of these terms or other similar expressions. We have based these forward-looking statements largely on our current expectations and projections about future events and financial trends that we believe may affect our financial condition, results of operations, business strategy and financial needs. These forward-looking statements are subject to a number of known and unknown risks, uncertainties and assumptions, including risks described in the section titled “Risk Factors” and elsewhere in this prospectus and should not be relied upon.

The forward-looking statements in this prospectus include statements about:

●	Our ability to continue as a going concern;

●	Our ability to generate significant revenues and to become profitable;

●	Our ability to estimate future expenses;

●	The effect of the ongoing COVID-19 pandemic;

●	Our ability to maintain an effective system of internal controls;

●	Our ability to protect our intellectual property rights and to secure additional rights domestically and internationally;

●	Our ability to successfully manage our growth domestically and internationally;

●	Our ability to retain the services of key personnel;

●	Our reliance on independent third-party collaborators to develop and deliver products to market;

●	Our reliance on key management personnel and future need for highly skilled personnel;

●	Our ability to successfully develop sales and marketing for our products;

●	Market acceptance of pricing and performance for products we develop;

●	Our ability to generate sustainable earnings and net operating profits;

●	Our ability to adapt to regulatory and technology changes impacting our industry;

●	The potential for product liability claims regarding our products and the use of GMO’s in our production system;

●	Actions taken or omitted to be taken by third parties including our suppliers and competitors, as well as legislative, regulatory, judicial and other governmental authorities;

●	Competition in our industry;

●	The loss of or failure to obtain any license or permit necessary or desirable in the operation of our business;

●	The availability of additional capital to support development;

●	Our production system is based upon living transgenic organisms; and

●	Certain other risks and uncertainties set forth elsewhere in this prospectus under the section titled “Risk Factors”.

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These risks are not exhaustive. Other sections of this prospectus may include additional factors that could harm our business and financial performance. Moreover, we operate in a very competitive and rapidly changing environment. New risk factors emerge from time to time, and it is not possible for our management to predict all risk factors nor can we assess the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause actual results to differ from those contained in, or implied by, any forward-looking statements. There are undoubtedly risks which are unknown or under appreciated by management which are not listed here or incorporated into our projections and timelines. Given these uncertainties, you should not place undue reliance on these forward-looking statements.

Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, levels of activity, performance or achievements, which speak only as of their dates. Except as required by law, we undertake no obligation to update publicly any forward-looking statements for any reason after the date of this prospectus or to conform these statements to actual results or to changes in our expectations.

USE OF PROCEEDS

We are not selling any of the shares of common stock being offered by this prospectus and will receive no proceeds from the sale of the shares by the Selling Shareholders. We will, however, receive the exercise price of the Warrants, if and when such warrants are exercised for cash by the holders of such warrants. All of the proceeds from the sale of common stock offered by this prospectus will go to the Selling Shareholders at the time they offer and sell such shares.

We will pay the expenses of registration of the shares of our common stock covered by this prospectus, including legal and accounting fees.

DIVIDEND POLICY

We have never declared or paid any cash dividends on our capital stock, and we do not currently intend to pay any cash dividends on our capital stock in the foreseeable future. We currently intend to retain all available funds and any future earnings to support operations and to finance the growth and development of our business. Any future determination to pay dividends will be made at the discretion of our Board, subject to applicable laws and will depend upon, among other factors, our results of operations, financial condition, contractual restrictions and capital requirements. Our future ability to pay cash dividends on our capital stock may also be limited by the terms of any debt instruments or preferred securities issued in the future.

DETERMINATION OF OFFERING PRICE

The prices at which the shares of common stock are covered by this prospectus may actually be sold will be determined by the prevailing public market price for shares of our common stock, by negotiations between the Selling Shareholders and buyers of our common stock in private transactions or as otherwise described in “Plan of Distribution.”

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MARKET PRICE AND DIVIDENDS ON OUR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

Market Information

Our Common Stock is quoted under the symbol “KBLB” on the OTCQB. You should be aware that over-the-counter market quotations may reflect inter-dealer prices, without retail mark-up, mark-down or commissions and may not necessarily represent actual transactions. The high and low bid quotations for our shares of our common stock for each full quarterly period within the two most recent fiscal years (prices set forth below represent inter-dealer quotations, without retail markup, markdown or commission and may not be reflective of actual transactions):

	High	Low
Fiscal 2020
Quarter ended March 31, 2020	$0.299	$0.1055
Quarter ended June 30, 2020	$0.2999	$0.12
Quarter ended September 30, 2020	$0.2031	$0.118
Quarter ended December 31, 2020	$0.146	$0.1181
Fiscal 2021
Quarter ended March 31, 2021	$0.1895	$0.124
Quarter ended June 30, 2021	$0.17	$0.11
Quarter ended September 30, 2021	$0.1225	$0.075
Quarter ended December 31, 2021	$0.102	$0.06

As of March 22, 2022, the last reported sale price of our Common Stock on the OTCQB was $0.0779 per share.

Holders

As of March 22, 2022, we had 34 holders of record of our Common Stock and 1 holder of our Series A Preferred Stock. The holders of Common Stock are entitled to one vote for each share held of record on all matters submitted to a vote of stockholders. The holder of Series A Preferred Stock is entitled to 200,000,000 votes for each share held of record on all matters upon which the Company’s stockholders may vote. Holders of the Common Stock have no preemptive rights and no right to convert their Common Stock into any other securities; each share of Series A Preferred Stock is convertible into one share of Common Stock at the holder’s option. There are no redemption or sinking fund provisions applicable to the Common Stock.

Dividends

We have never declared or paid any cash dividend on our capital stock, and we do not currently intend to pay any cash dividends on our capital stock in the foreseeable future. We currently anticipate that we will retain future earnings to support reinvestments in our business and/or to repay outstanding debt from time to time. Any payment of cash dividends in the future will be at the discretion of our Board and will depend upon, among other things, future operating earnings and cash flows, future capital requirements, contractual restrictions (including those contained in the agreements and instruments governing our debt and the certificates of designation of our convertible preferred stock) and general business conditions.

SELLING STOCKHOLDERS

The shares of Common Stock being offered by the selling stockholders are issuable upon conversion of the convertible debenture and exercise of the warrant. For additional information regarding the issuance of the convertible debenture and underlying warrant, see “Prospectus Summary – Yorkville Transactions” above. We are registering the shares of Common Stock in order to permit the selling stockholders to offer the shares for resale from time to time. Except as otherwise noted and except for the ownership of the convertible debenture and warrant issued pursuant to the Securities Purchase Agreements, the selling stockholders have not had any material relationship with us within the past three years.

The table below lists the selling stockholders and other information regarding the beneficial ownership of the shares of Common Stock by each of the selling stockholders. The second column lists the number of shares of Common Stock beneficially owned by each selling stockholder, based on its ownership of the convertible debentures and warrants, as of March 23, 2022, assuming conversion of all the convertible debentures and exercise of all of the warrants held by the selling stockholders on that date, without regard to any limitations on conversions or exercise.

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The third column lists the shares of Common Stock being offered by this prospectus by the selling stockholders.

In accordance with the terms of a registration rights agreement with the selling stockholders, this prospectus generally covers the resale of 306,124,163 shares of common stock issued or issuable to the selling stockholders pursuant to the Securities Purchase Agreements. Because the conversion price of the convertible debenture and exercise price of the warrant may be adjusted, the number of shares that will actually be issued may be more or less than the number of shares being offered by this prospectus. The fourth column assumes the sale of all of the shares offered by the selling stockholders pursuant to this prospectus.

Under the terms of the convertible debenture and warrant, a selling stockholder may not convert the convertible debenture or exercise the warrant to the extent such conversion or exercise would cause such selling stockholder, together with its affiliates, to beneficially own a number of shares of Common Stock which would exceed 4.99% of our then outstanding shares of Common Stock following such conversion or exercise, excluding for purposes of such determination shares of Common Stock issuable upon conversion of the convertible debentures which have not been converted. The number of shares in the second column does not reflect this limitation. The selling stockholders may sell all, some or none of their shares in this offering. See “Plan of Distribution.”

Name of Selling Stockholder	Number of Shares Owned Prior to Offering	Maximum Number of Shares to be Sold Pursuant to this Prospectus		Number of Shares Owned After Offering
YAII PN, Ltd. (1)	0	306,124,163	(2)	0

(1)	YAII PN, Ltd. is a Cayman Island exempt company. YAII PN, Ltd. is managed by Yorkville Advisors Global, LP. Investment decisions for Yorkville Advisors Global, LP are made by Mark Angelo, its portfolio manager.

(2)	Includes: (i) 278,213,449 shares of common stock underlying secured convertible notes pursuant to that certain securities purchase agreement dated as of January 18, 2022 between the Company and Yorkville; (ii) 12,500,000 shares of common stock underlying a warrant issued pursuant to the 2022 Yorkville Transaction; (iii) 4,285,714 shares underlying a second warrants issued pursuant to the 2022 Yorkville Transaction; (iv) 8,000,000 shares of common stock underlying a warrant issued pursuant to the 2021 Yorkville Transaction; and (v) 3,125,000 shares of common stock underlying a warrant issued on December 11, 2020.

PLAN OF DISTRIBUTION

We are registering up to 306,124,163 shares of our Common Stock, including 11,125,000 shares of Common Stock previously registered on Registration Statement on Form S-1 (File No. 333-255041), for resale by the Selling Stockholders.

Each Selling Stockholder (the “Selling Stockholders”) of the common stock and any of their pledgees, assignees and successors-in-interest may, from time to time, sell any or all of their shares of common stock on the OTCQB or any other stock exchange, market or trading facility on which the shares are traded or in private transactions. These sales may be at fixed or negotiated prices. A Selling Stockholder may use any one or more of the following methods when selling shares:

●	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

●	block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

●	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

●	an exchange distribution in accordance with the rules of the applicable exchange;

●	privately negotiated transactions;

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●	broker-dealers may agree with the Selling Stockholders to sell a specified number of such shares at a stipulated price per share;

●	through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;

●	a combination of any such methods of sale; or

●	any other method permitted pursuant to applicable law.

The Selling Stockholders may also sell shares under Rule 144 under the Securities Act of 1933, as amended (the “Securities Act”), if available, rather than under this prospectus.

Broker-dealers engaged by the Selling Stockholders may arrange for other brokers-dealers to participate in sales. Broker-dealers may receive commissions or discounts from the Selling Stockholders (or, if any broker-dealer acts as agent for the purchaser of shares, from the purchaser) in amounts to be negotiated, but, except as set forth in a supplement to this Prospectus, in the case of an agency transaction not in excess of a customary brokerage commission in compliance with NASDR Rule 2440; and in the case of a principal transaction a markup or markdown in compliance with NASDR IM-2440.

In connection with the sale of the common stock or interests therein, the Selling Stockholders may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of the Common Stock in the course of hedging the positions they assume. The Selling Stockholders may also enter into option or other transactions with broker-dealers or other financial institutions or the creation of one or more derivative securities which require the delivery to such broker-dealer or other financial institution of shares offered by this prospectus, which shares such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction).

The Selling Stockholders and any broker-dealers or agents that are involved in selling the shares may be deemed to be “underwriters” within the meaning of the Securities Act in connection with such sales. In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the shares purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act. Each Selling Stockholder has informed the Company that it does not have any written or oral agreement or understanding, directly or indirectly, with any person to distribute the Common Stock. In no event shall any broker-dealer receive fees, commissions and markups which, in the aggregate, would exceed eight percent (8%).

The Company is required to pay certain fees and expenses incurred by the Company incident to the registration of the shares. The Company has agreed to indemnify the Selling Stockholders against certain losses, claims, damages and liabilities, including liabilities under the Securities Act.

Because Selling Stockholders may be deemed to be “underwriters” within the meaning of the Securities Act, they will be subject to the prospectus delivery requirements of the Securities Act including Rule 172 thereunder. In addition, any securities covered by this prospectus which qualify for sale pursuant to Rule 144 under the Securities Act may be sold under Rule 144 rather than under this prospectus. There is no underwriter or coordinating broker acting in connection with the proposed sale of the resale shares by the Selling Stockholders.

We agreed to keep this prospectus effective until the earlier of (i) the date on which the shares may be resold by the Selling Stockholders without registration and without regard to any volume limitations by reason of Rule 144(k) under the Securities Act or any other rule of similar effect or (ii) all of the shares have been sold pursuant to this prospectus or Rule 144 under the Securities Act or any other rule of similar effect. The resale shares will be sold only through registered or licensed brokers or dealers if required under applicable state securities laws. In addition, in certain states, the resale shares may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.

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Under applicable rules and regulations under the Exchange Act, any person engaged in the distribution of the resale shares may not simultaneously engage in market making activities with respect to the common stock for the applicable restricted period, as defined in Regulation M, prior to the commencement of the distribution. In addition, the Selling Stockholders will be subject to applicable provisions of the Exchange Act and the rules and regulations thereunder, including Regulation M, which may limit the timing of purchases and sales of shares of the common stock by the Selling Stockholders or any other person. We will make copies of this prospectus available to the Selling Stockholders and have informed them of the need to deliver a copy of this prospectus to each purchaser at or prior to the time of the sale (including by compliance with Rule 172 under the Securities Act).

Securities Authorized for Issuance under Equity Compensation Plans

The following table discloses information as of the date of this prospectus, with respect to compensation plans (including individual compensation arrangements) under which our equity securities are authorized for issuance, aggregated as follows:

Equity Compensation Plan Information

Plan category	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted-average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
	(a)	(b)	(c)
Equity compensation plans approved by security holders	0	0	0
Equity compensation plans not approved by security holders	26,770,000	0	102,584,951
Total	26,770,000	0	102,584,951

2019 Employee Stock Option Plan

Effective December 9, 2019, we adopted the 2019 Employee Stock Option Plan (“Plan”), with 80,000,000 shares issuable pursuant to the Plan. Beginning on January 1, 2020 and continuing on each January 1st that the Plan is in place, an additional number of shares equal to the lesser of: (i) 2% of the number of shares of Common Stock outstanding (fully-diluted) on the immediately preceding December 31 and (ii) such lower number of shares as may be determined by the Board or committee, shall be added to the number of shares issuable under the Plan. As of the date hereof, 29,940,000 options and warrants have been issued pursuant to the Plan (although some have been cancelled) and 102,584,951 shares remain issuable pursuant to the Plan, based on the terms of the Plan as set forth above.

Eligibility. The Plan provides for the grant of incentive stock options to our employees and any parent and subsidiary corporations’ employees and for the grant of nonqualified share options, restricted shares, restricted share units, share appreciation rights, share bonuses and performance awards to our employees, directors and consultants and our parent and subsidiary corporations employees and consultants.

Administration. The Plan is administered by the Board or by a committee of not fewer than 2 members, each of whom is an outside Director and all of whom are disinterested, designated by the Board to administer the Plan. The plan administrator determines the terms of all awards.

Types of Awards. The Plan allows for the grant of nonqualified stock options, incentive stock options, restricted share options, restricted stock units, stock appreciation rights, stock bonuses and performance awards.

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Award Agreements. All awards under the Plan are evidenced by an award agreement which shall set forth the number of shares subject to the award and the terms and conditions of the award, which shall be consistent with the Plan.

Term of Awards. The term of awards granted under the Plan is ten years.

Vesting Schedule and Price. The plan administrator has the sole discretion in setting the vesting period and, if applicable, exercise schedule of an award, determining that an award may not vest for a specified period after it is granted and accelerating the vesting period of an award. The plan administrator determines the exercise or purchase price of each award, to the extent applicable.

Transferability. Unless the plan administrator provides otherwise, the Plan does not allow for the transfer of awards other than by will or the laws of descent and distribution. Unless otherwise permitted by the plan administrator, options may be exercised during the lifetime of the optionee only by the optionee or the optionee’s guardian or legal representative.

Adjustments. In the event the Board or committee determines that any dividend or distribution, recapitalization, stock split, reorganization, merger, consolidate, split-up, spin-off, or other similar corporate transact or event affects the shares subject to the Plan such that an adjustment is determined by the Board or committee to be appropriate to prevent dilution or enlargement of the benefits intended to be made under the Plan, appropriate adjustments will be made to the share maximums and exercise prices, as applicable.

Governing Law and Compliance with Law. The Plan and awards granted under it are governed by and construed in accordance with the laws of the Wyoming. Shares will not be issued under an award unless the issuance is permitted by applicable law.

Amendment and Termination. The Plan terminates ten years from the date it was approved, unless it is terminated earlier by our Board. The Board may amend, alter, suspend, discontinue, or terminate the plan, including, without limitation, any amendment, alternation, suspension, discontinuation, or termination that would impart the rights of any participant, or any other holder or beneficiary of any award thertofore granted, without the consent of any share owner, participant, other holder or beneficiary of an award, or other person, unless required by applicable law.

BUSINESS

Overview

Kraig Biocraft Laboratories, Inc., a Wyoming corporation, is a corporation organized to develop high strength fibers using recombinant DNA technology for commercial applications in technical textile. We use genetically engineered silkworms that produce spider silk proteins to create our recombinant spider silk. Applications include performance apparel, workwear, filtration, luxury fashion, flexible composites, medical implants, cosmetics and more. We believe that we have been a leader in the research and development of commercially scalable and cost effective spider silk for technical textile and non-fibrous applications. Our primary proprietary fiber technology includes natural and engineered variants of spider silk produced in domesticated mulberry silkworms. Our business brings twenty-first century biotechnology to the historical silk industry, permitting us to introduce materials with innovative properties and claims into an established commercial ecosystem of silkworm rearing, silk spinning and weaving, and manufacture of garments and other products that can include our specialty fibers and textiles. Specialty fibers are engineered for specific uses that require exceptional strength, flexibility, heat resistance and/or chemical resistance. The specialty fiber market is exemplified by two synthetic fiber products that come from petroleum derivatives: (1) aramid fibers; and (2) ultra-high molecular weight polyethylene fibers. The technical textile industry involves products for both industrial and consumer products, such as filtration fabrics, medical textiles (e.g., sutures and artificial ligaments), safety and protective clothing and fabrics used in military and aerospace applications (e.g., high-strength composite materials).

We are using genetic engineering technologies to develop fibers with greater strength, resiliency and flexibility for use in our target markets, namely the specialty fiber and technical textile industries. We believe that the genetically engineered protein-based fibers we seek to produce have properties that are in some ways superior to the materials currently available in the marketplace. Production of our product in commercial quantities holds what we believe to be potential life-saving ballistic resistant material, which we believe is lighter, thinner, more flexible, and tougher than steel. Other potential applications for spider silk based recombinant fibers include use as structural material and for any application in which light weight and high strength are required. We believe that fibers made with recombinant protein-based polymers will make significant inroads into the specialty fiber and technical textile markets.

Through our technologies, the introduction of the gene sequence based on those found in native spider silk, results in a germline transformation and is therefore self-perpetuating. This technology is in essence a protein expression platform which has other potential applications including diagnostics and pharmaceutical production. Moreover, our technologies are “green” inasmuch as our fibers and textiles are derived from nature and do not use any petrochemicals as an input into the fibers.

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The Report of Independent Registered Public Accounting Firm to our financial statements as of December 31, 2021 include an explanatory paragraph stating that our net loss from operations and net capital deficiency at December 31, 2021 raise substantial doubt about our ability to continue as a going concern. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

The Product

Our products exploit the unique characteristics of spider silk, specifically dragline silk from Nephila clavipes (golden orb-web spider) and variants thereof. Such fibers possess unique mechanical properties in terms of strength, resilience and flexibility. Through the use of genetic engineering, we believe that we have produced a variety of unique transgenic silkworm strains that produce recombinant spider silk. Our recombinant spider silk fiber blends the silk proteins found in spider silk with the native silkworm silk proteins. This approach allows for the cost-effective and eco-responsible production of spider silk at commercial production levels.

Monster Silk®

Monster Silk® was the first recombinant spider silk fiber product we developed. Monster Silk incorporates the natural elasticity of spider silk to make a silk fiber which is more flexible that conventional silk fibers and textiles. We have produced sample products using Monster Silk® including knit fabrics, gloves, and shirts in collaboration with textile mills. We expect that Monster Silk® will have market applications across the traditional textile markets where its increased flexibility will provide increased durability and comfort.

Dragon SilkTM

Dragon SilkTM is the next evolution in recombinant spider silk, combining the elasticity of Monster Silk® with additional high strength elements of native spider silk. Some samples of Dragon SilkTM have demonstrated strength beyond that of native spider silk. This combination of strength and elasticity results in a silk fiber which is soft and flexible, yet tougher than leading synthetic fiber available on the market. Based on inquires we have received from end market leaders, we believe that Dragon SilkTM- will have applications in performance apparel, durable workwear, luxury goods and apparel, and composites.

Other Products

We are continuing to develop new recombinant silks and other protein-based fibers and materials using our genetic engineering capabilities. Our silkworm based knock-in knock-out production and development platform has significant advantages over our legacy technology which created Dragon Silk and Monster Silk. Chief among these is the potential to produce spider silks with greatly increased purity and performance. Due to the biocompatible and biodegradable properties of silk, we believe that the materials developed using this higher purity process will create opportunities for products in the medical industry, including sutures, grafts, and implants.

Our Technology

Our technology builds upon the unique advantages of the domesticated silkworm. The silkworm is an efficient commercial and industrial producer of protein based polymers, and forty percent (40%) of the caterpillars’ weight is devoted to the silk glands. The silk glands produce large amounts of an insoluble protein called fibroin, which the silkworm spins into a composite protein thread (silk).

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We use our genetic engineering technology to create proprietary recombinant silk polymers from the silkworms. On September 29, 2010, we, along with our collaborators at Notre Dame created approximately twenty different strains of transgenic silkworm which produce recombinant silk polymers. In October of 2017, with the support of funding from the U.S. Army, we transitioned our research operations out of Notre Dame and into our own research and development headquarters.

Our transgenic silkworms are created by inserting the genes expressing spider silk with either natural or engineered amino acid sequences into the embryos of the silkworm. The spider silk sequence is introduced to the embryo of the silkworm and incorporated into the silkworm genome using state of the art molecular biology approaches. The spider sequence is created on a circular loop of DNA called a plasmid. We developed a method to alter the plasmid DNA to more readily allow the mixing and matching of various targeted traits including spider DNA genes, disease resistance, commercially marketable proteins and other physical properties. In this way, we can combine different genetic cassettes to create fibers and proteins with the desired chemical, physical, and mechanical properties more rapidly than through conventional methods.

In addition to this ability to mix and match DNA construction, we have also adapted new approaches to accelerate the rate we generate new transgenic silkworms. Our initial approaches limited us to process silkworm eggs at a rate of roughly 50-200 a day, however, we have developed approaches which allows us to process thousands of eggs a day. Utilizing both visual and non-visual genetic markers, we have successfully developed methods to speed up the screening of potentially transgenic silkworms, which allows for rapid screening of transgenic eggs.

We utilize the latest advancements in molecular biology and genetic engineering to deliver targeted gene incorporations. The new constructs are designed to integrate in the silkworm genome directly where the native silkworm silk is created. This capability is designed for the full knock out and knock in replacement of the native silkworm heavy chain silk protein. We believe that this increased expression and incorporation of the spider protein into the silkworm cocoon will lead to increased performance and open the door for additional opportunities beyond fibers and textiles.

Production of this material in commercial quantities holds the potential of a life-saving ballistic resistant material, which is lighter, thinner, more flexible, and tougher than steel. However, the Company does not currently have any life-saving ballistic products and could be some time before we are able to produce such a product from the material. Other applications for spider silk based recombinant fibers include use as structural material and for any application in which light weight and high strength are required. We believe that fibers made with recombinant protein-based polymers will make significant inroads into the specialty fiber and technical textile markets. Our interactions with manufacturers of high performance textiles, convince us that there is an eager commercial market for our innovative, sustainable, and differentiated technology and products.

Manufacturing

Our spider silk technology is designed for plug and play incorporation into the existing silk production model. We manufacture and plan to continue to manufacture our proprietary spider silk fibers using traditional silkworm production practices (sericulture).

In August 2019, we received authorization from certain governmental authorities to begin rearing genetically enhanced silkworms at our production facility in Quang Nam, Vietnam. In October 2019, we delivered the first batch of these silkworms and began operations. These silkworms served as the basis for the commercial expansion of our proprietary silk technology. On November 4, 2019, we reported that we had successfully completed rearing the first batch of our transgenic silkworms at the Quang Nam factory. Seasonal challenges in late December 2019 slowed production operations and governmental restrictions imposed due to the global COVID pandemic further delayed our operations in 2020. In January of 2021, we received the first shipment of silk from our factory in Vietnam. We believe that we will be able to target metric tons of capacity of our recombinant spider silk fiber per annum from this factory once it reaches maximum utilization. This capacity will allow us to address initial demand for our products and materials for various applications in the protective, performance, and luxury textile markets.

We contract with local farmers and farming cooperatives to provide fresh mulberry for our operations. Prodigy Textiles has also established its own mulberry rearing operations as part of our supply chain resilience program. Prodigy Textiles has hired local workers with experience in sericulture production to care for and raise our silkworms through the five instars, or stages, of the silkworm life cycle, including the final instar when the mature caterpillars produce a cocoon comprised of pure silk. These cocoons are then reeled to our specifications to form the final recombinant spider silk threads such as Dragon SilkTM and Monster Silk®.

By utilizing existing production methodology in traditional silk regions to produce our high performance materials, we leverage historical knowledge, available labor and existing capital infrastructure for production, spinning, and weaving of our recombinant spider silk materials. This approach reduces the risk to our manufacturing operations and decreases our need for upfront capital expenditure.

We believe that we will be able to target metric tons of capacity of recombinant spider silk fiber per annum from this factory once it reaches maximum utilization. This capacity will allow us to address our anticipated initial demand for applications in the protective, performance, and luxury textile markets.

Our long-term goal for Prodigy Textiles is to create a research center for development of our specialized silk, to contract with local farming cooperatives to grow upwards of 2,500 hectares of mulberry (which would allow for production of up to 250 metric tons of our high strength silk per year), and to serve as our principal manufacturing center. As of December 31, 2021 we are on track to achieve this goal.

On March 19, 2020, we furloughed non-essential staff in response to governmental regulations relating to COVID. This decision primarily impacted staff at our fully owned subsidiary, Prodigy Textiles, in Vietnam and resulted in the temporary closing of silk rearing operations at that facility. As of the date hereof, we have resumed silk production operations at the factory in Vietnam. The Company supported its furloughed staff and paid their salaries during all mandatory closures. During the duration of the furlough, the Company’s CEO voluntarily waved the payment or accrual of his salary. The Company leveraged this forced closure time to improve its production infrastructure based on the lessons learned from its operations. After the mandated closure, the Company has enhanced its production operations with process automation, moved its production headquarters to a facility designed for silk production, created a more self-reliant supply chain, and established a microbiology laboratory in its factory for enhanced quality control.

The global COVID pandemic and government regulations associated with the pandemic continue to evolve. We will continue to monitor the situation closely, including its potential effect on our plans and timelines. See, “Management’s Discussion and Analysis of Financial Condition and Results of Operations – Impact of COVID-19 Outbreak.”

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The Market

We are focusing our work on the creation of new fibers with unique properties including fibers with potential high performance and technical fiber applications for the performance fiber market. The performance fiber market is currently dominated by two classes of product: aramid fibers, and ultra-high molecular weight polyethylene fibers. These existing products serve the need for materials with high strength, resilience, but are unable to delivery flexibility. Because these synthetic performance fibers are stronger and tougher than steel, they are used in a wide variety of military, industrial, and consumer applications.

The military and police are among the users of performance fibers for its ballistic protection. The materials are also used for industrial applications requiring superior strength and toughness, e.g., critical cables and abrasion/impact resistant components. Performance fibers are also employed in safety equipment, high strength composite materials for the aero-space industry and for ballistic protection by the defense industry.

The global market for technical textiles was estimated at greater than $184 billion in 2020 and projected to reach $250 billion by 20271.

These are industrial materials which have become essential products for both industrial and consumer applications. The market for technical textiles can be defined as consisting of:

●	Medical textiles;

●	Geotextiles;

●	Textiles used in Defense and Military;

●	Safe and Protective Clothing;

●	Filtration Textiles;

●	Textiles used in Transportation;

●	Textiles used in Buildings;

●	Composites with Textile Structure; and,

●	Functional and Sportive Textiles.

1 https://www.grandviewresearch.com/industry-analysis/technical-textiles- market#:~:text=Report%20Overview,4.5%25%20from%202020%20to%202027.

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We believe that the superior mechanical characteristics of the next generation of protein-based polymers (in other words, genetically engineered silk fibers), will open up new applications for the technology.

We are actively pursuing relationships within target end markets to secure product collaborations with key market channel leaders, but no definitive agreements have been entered into as of the date hereof. We have received numerous unsolicited requests from leading businesses across a range of attractive end markets requesting materials for applications development which is most likely due to the unique nature of our product. This substantial demand for spider silk materials across the broad spectrum of applications for high performance fibers and textiles, combined with the limited initial production capacity, has provided the opportunity to be selective in choosing market channel partners best able to quickly bring our product to market at scale. We are working under non-disclosure agreements to secure these collaborative development agreements and to establish limited channel exclusivity for firms we believe mirror our culture of innovation. In January 2021, we entered into a partnership and exclusive purchase agreement with M the Movement by Kings Group, pursuant to which they committed to purchase up to $40million worth of product. This partnership will establish a jointly owned apparel and fashion brand headquarter in Singapore focuses on sales to the ASEAN region. With recent advancements in our manufacturing capacity, we expect to generate revenues from these relationships in 2022.

Research and Development

In 2007, we entered into the first in a series of the Notre Dame Agreements, to reduce to practice genetic engineering concepts invented by the Company’s Founder, Kim Thompson, for creating and utilizing transgenic silkworms as a spider silk production platform. In 2010, we achieved our longstanding goal of producing new silk fibers composed of recombinant proteins. In 2016, we received a contract from the U.S. Army to deliver the first samples of its recombinant spider silk materials. In 2017, this contract was expanded to include research into the development of stronger silk materials. As a result of that contract, the Company brought its research operations in-house, opening its own research laboratories and expanding its scientific staff. This transition to in-house operations has led to a series of new technical breakthroughs and is believed to have accelerated the pace of new development. We intend to turn its technology to the development and production of high performance polymers.

During the fiscal years ended December 31, 2021 and 2020, we have spent approximately 9,505 and 11,754 hours, respectively, on research and development activities, which consisted primarily of laboratory research on genetic engineering by our in-house research operations.

As of the date of this Report, our research and development efforts remain focused on growing our internal capabilities, but we may consider renewing funding of the collaborative research and development of high strength polymers with Notre Dame or other joint development opportunities; we have not had any formal discussions regarding any such collaborations.

We have initiated production of our recombinant materials including Monster Silk® and Dragon SilkTM. Additionally, we plan to accelerate both our microbiology and selective breeding programs, as well as providing more resources for their material and genetic testing protocols in 2022.

Our Intellectual Property Approach

Our intellectual property strategy utilizes a blended approach of licensed technologies and in-house developments. As part of our intellectual property portfolio, we have licensed the exclusive right to use certain patented gene splicing technologies for use in silkworm.

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Under the Notre Dame Agreements, we were issued and exercised our right to exclusive commercial use for spider silk technologies developed under that agreement. We have worked collaboratively with the university to develop fibers with the mechanical characteristics of spider silk. We are applying this proprietary genetic engineering technology to domesticated silkworms, which to our knowledge, is the only proven commercially scaled system for producing silk.

In 2017, we opened a research and development facility to expand on the work conducted at Notre Dame. Since opening this new facility, we have expanded our intellectual property portfolio with six additional provisional patent filings based on new discoveries and inventions and made numerous advancements that have decreased the development time for new technologies, none of which rely on the patented material from our collaboration with Notre Dame. We will continue to utilize this in-house research facility to expand and strengthen its patent portfolio while also maintaining and growing its trade secret technologies approach to genetic advancement. We are actively working to develop and patent new approaches to the development of genetically engineering silkworms, underlying construction techniques, and fundamental genetic sequences for improved material performance.

The Notre Dame Agreements will last for the duration of the patented materials that we developed with Notre Dame. The new technologies that we are developing in our internal research labs does not rely on the Notre Dame patented materials and as a result will not be impacted by an expiration of those agreements.

The introduction of the gene sequence, in the manner employed by us, results in a germline transformation and is therefore self-perpetuating.

License Agreements/Intellectual Property

We have obtained certain rights to use a number of university created, and patented gene splicing and spider silk protein technologies.

As part of the joint development program with the University of Notre Dame and the Notre Dame Agreements, Kraig Labs negotiated an option for exclusive global commercial rights to technologies jointly developed with Notre Dame. Kraig Labs has exercised that option. As of the date of this filing, four patents relating to the jointly developed technologies have been issued, number 10-1926286 in South Korea, number 2011314072 in Australia, number 26612 in Vietnam, and number 2,812,791 in Canada. These jurisdictions are a mix of silk producing and consuming countries. We believe protecting our technologies in these countries will be beneficial to our future operations.

In addition to the patents related to licensed technologies from Notre Dame listed above, Kraig Labs has filed a number of patent applications and provisional applications based on technologies developed solely within the Company’s own laboratories. Kraig has filed two such patent applications and four provisional patent applications based on technologies developed and discoveries from our own independent research operations.

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Table of Patent Applications and Status

Title	Country	Application No.	Filing Date	Patent No.	Patent Date	Status*
Chimeric Spider Silk and Methods of Use Thereof	United States of America	16/221267	14-Dec-2018			Published
Transgenic Silkworms Capable of Producing Chimeric Spider Silk Polypeptides and Fibers	United States of America	16/246318	11-Jan-2019			Published
Transgenic Silkworms Capable of Producing Chimeric Spider Silk Polypeptides and Fibers	United States of America	16/275159	13-Feb-2019			Published
A chimeric spider silk polypeptide, composite fiber comprising the polypeptide and method of making a chimeric spider silk fiber	Vietnam	1-2013-01306	25-Apr-2013	26612	3-Nov-2020	Granted
Chimeric Spider Silk and Uses thereof	Australia	2011314072	26-Apr-2013	2011314072	13-Jul-2017	Granted
Chimeric Spider Silk and Uses thereof	Australia	2019201497	05-Mar-2019			Pending
Chimeric Spider Silk and Uses thereof	Brazil	BR112013007247-4	27-Mar-2013			Under Exam
Chimeric Spider Silk and Uses thereof	Canada	2812791	28-Sep-2011	2,812,791	14-July-2020	Granted
Chimeric Spider Silk and Uses thereof	China (People’s Republic)	201180057127.1	28-May-2013			Pending
Chimeric Spider Silk and Uses thereof	China (People’s Republic)	201710335250.4	12-May-2017			Published
Chimeric Spider Silk and Uses thereof	China (People’s Republic)	2018110261070.8	04-Sep-2018			Pending
Chimeric Spider Silk and Uses thereof	European Patent Convention	11833071.1	26-Apr-2013	EP2621957B	2-June- 2021	Granted
Chimeric Spider Silk and Uses thereof	India	3574/DELNP/2013	22-Apr-2013			Under Exam
Chimeric Spider Silk and Uses thereof	Japan	2013-530432	26-Mar-2013			Pending
Chimeric Spider Silk and Uses Thereof	Japan	2019-142869	02-Aug-2019			Pending
Chimeric Spider Silk and Uses thereof	Korea, Republic of	10-2017-7005086	22-Feb-2017	10-1926286	30-Nov-2018	Granted
Chimeric Spider Silk and Uses thereof	Korea, Republic of	10-2018-7034773	30-Nov-2018			Under Exam
Method of producing auto-assembling high molecular weight proteins	United States of America	63/053469	17-July-2020			Pending
Transgenic Silkworm Capable of Sustaining Non-Mulberry Diet	United States of America	63/053478	17-July-202			Pending
Non-invasive genetic screening method for Bombyx Mori and other molting caterpillars	United States of America	63/053481	17-July-2020			Pending
Method of producing non-native proteins in Bombyx Mori	United States of America	63/053491	23-May-1917-July-2020			Pending
Method for the genetic removal and replacement Modification of heavy chain fibroin of Bombyx Mori	United States of America	62/995,717	19-Feb-2010-Feb-2021			Pending
Modification of heavy chain fibrion in Bombys Mori	European Patent Convention	PCT/US2021/017544	11-Feb-2021			Pending

* The terms in this column have the following meanings:

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Published: Pending patent applications that have been published by a corresponding state Patent Office (e.g., the U.S. Patent and Trademark Office) or international patent authority (e.g., the World Intellectual Property Association).

Pending: Patent applications that have been submitted to a corresponding state Patent Office for examination but that have not been issued or abandoned.

Under Exam: Pending patent applications currently being examined by a corresponding state Patent Office.

Granted: Patent applications that have been allowed by a corresponding state Patent Office and that have passed through the registration process; a granted patent application is synonymous with a “patent” and is conferred the associated patent rights for the given jurisdiction.

In addition to patent protection for intellectual property developed by the Company and through its collaborative research agreements, the Company has developed specialized skills and knowledge in the field of selective breeding, performance selection, and husbandry. This information is considered to be trade secrets and will play a critical role in the development of unique strains of new transgenic with diverse mechanical properties. These operations and knowledge held as trade secrets provide an additional layer of security and protection for the products and technologies we seek to develop.

In 2014, the following six trademarks were issued to the Company; the Company shall use these trademarks for product branding in the future:

Marks

Monster SilkTM
SpiderpillarTM
SpilkTM
Monster WormTM
Spider WormTM
Spider MothTM

Notre Dame Agreements

As discussed above, in 2007 we entered into the first of the series of Notre Dame Agreements to create transgenics based on Kim Thompson’s vision. We provided financial support to ongoing research and development of transgenic silkworms and the creation of recombinant silk fibers. In exchange, we have an option to obtain the exclusive global commercialization rights to the technology developed pursuant to the research effort.

Following the first agreement, we entered into successive intellectual property and collaborative research agreements with Notre Dame to provide different levels of financial support. The trend had been for an increase in financial support for the research and development in nearly every successive agreement. In June 2012, we entered into an Intellectual Property / Collaborative Research Agreement with Notre Dame (“2012 Notre Dame Research Agreement”). On March 4, 2015, we entered into a new Intellectual Property / Collaborative Research Agreement with Notre Dame extending the agreement through March 2016 (“2015 Notre Dame Research Agreement”). Under the 2015 Notre Dame Research agreement, the Company provided approximately $534,000 in financial support. On September 20, 2015, the 2015 Notre Dame Research Agreement was amended to increase the total funding by approximately $179,000; in February 2016, the 2015 Notre Dame Research Agreement was extended to July 31, 2016 and in August 2016, the 2015 Notre Dame Research Agreement was extended to December 31, 2016. In May 2017, the 2015 Notre Dame Research Agreement was amended to increase the total funding by approximately $189,000 and the duration of the 2015 Notre Dame Research Agreement was extended to September 30, 2017. With the funding we received from the U.S. Army, we were able to conduct our research and development in-house, at less cost, and therefore we did not extend the 2015 Notre Dame Research Agreement after September 30, 2017, but in the future we may consider forming new collaborative research agreements.

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In 2011, we exercised our option to obtain the global commercialization rights to the technology developed under the Notre Dame Agreements, which resulted in a separate license agreement with Notre Dame (the “2011 Notre Dame Agreement”). Pursuant to the 2011 Notre Dame Agreement, Notre Dame filed an international patent application and numerous national patent applications on technology relating to the creation and use of recombinant spider silks and we received exclusive and non-exclusive rights to certain spider silk and gene splicing technologies including commercial rights with the right to sublicense such intellectual property. The 2011 Notre Dame Agreement obligates us to reimburse Notre Dame for costs associated with the filing, prosecuting and maintaining of such patents and patent applications. In exchange for the rights to commercialization, Notre Dame has received 2,200,000 shares of our Common Stock and we have agreed to pay Notre Dame royalties equal to 2% of our gross sales of the licensed products and 10% of any sublicensing fees received by the Company on licensed technology. We have also agreed to pay to Notre Dame $50,000 a year, which will be reduced from the total amount of royalties paid in the same year. The $50,000 payment to Notre Dame is not owed for any year in which the Company is sponsoring research within Notre Dame.

Cooperative Agreement in Vietnam

On December 30, 2015, we entered into a cooperative agreement with a provincial government office in Vietnam for the research and pilot production of hybrid silkworms. In April 2018, we received our investment registration certificate for our facility in Vietnam. Later that month the Company was issued its ERC so that it could begin operations in Vietnam. We have established a subsidiary in Vietnam which is currently producing our recombinant spider silk in small quantities. Management believes the ERC puts the Company on a path to scale at a much greater level by harnessing existing silk production infrastructure with the capacity to match the existing demand for their spider silk materials.

Other Agreements

On October 15, 2013, we entered into an intellectual property agreement with a scientific researcher relating to the development of new recombinant silk fibers. Under the terms of that agreement, the scientific researcher transferred his rights of intellectual property, inventions and trade secrets which the researcher develops relating to recombinant silk to us. Upon signing, the researcher received 8,000,000 common stock purchase warrants from the Company, exercisable 24 months from the date of the agreement. As per the terms of the agreement, the researcher received an additional 10,000,000 warrants after creating a new recombinant silk fiber for us that met specified performance characteristics and another 8,000,000 warrants for performing the contract in good faith. The warrants described above all contain a cashless exercise provision and are exercisable on the 24-month anniversary of the date on which they were issuable under the agreement.

Governmental Regulations

We are subject to U.S. federal, state and local laws and regulations, as well as Vietnam central, provisional, and district laws and regulations. These laws and regulations govern, among other things, labor relations, the labeling and safety of the products we sell, the methods we use to sell these products and/or the production of the products we sell. We believe that we are in material compliance with all such applicable laws and regulations, although no assurance can be provided that this will remain true in the future.

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Environment

Kraig Labs is fully committed to its vision of bringing spider silk technologies to commercial markets while maintaining the highest levels of environmental responsibility. We believe our technology, built on a renewable resource, has a positive environmental impact and offers significant benefits over competing synthetic textiles. Our production system is derived from nature and does not use any petrochemicals as an input into our fibers.

We seek to comply with and exceed all applicable statutory and administrative requirements concerning environmental quality. Expenditures for compliance with federal state and local environmental laws have not had, and are not expected to have, a material effect on our capital expenditures, results of operations or competitive position.

While being environmentally conscious is the objective of all producers in this industry, the fermentation process used by our competitors produces high levels of carbon dioxide. CO2 is a greenhouse gas and is argued to be the leading cause of global warming. In stark contrast, Kraig Labs’ mulberry trees and the silk from silkworms have proven to be effective at sequestering carbon dioxide and are renewable resources. Mulberry trees are also very low maintenance, while still providing essential global green-cover and significantly help in reducing soil erosion in areas.

In addition to climate impacts of the fermentation approach, solvents typically used to wet-spin fibers can have significant environmental impacts. DMSO, a common wet-spinning solvent, can be absorbed directly through human skin, carrying with it potentially dangerous side effects. This is another reason we pride ourselves on the use of silkworms, which do not require the use of DMSO, to produce our products.

Competition

We compete directly with numerous other companies which seek to develop similar product lines and/or distribution that have extensive capital, resources, market share, and brand recognition.

There are presently three primary competitors that we face in our industry, but there are few barriers to entry in our industry. This creates the strong possibility of new competitors emerging, and of others succeeding in developing the same or similar fibers for application that we are trying to develop. The effects of this increased competition may be materially adverse to us and our stockholders. As this is an emergent industry there is no one producer that has captured a significant portion of the market. Bolt Threads, Inc. based in California and Spiber Inc. based in Japan are competitors which have raised the largest amounts of investment capital to date. We also compete with AMSilk, which is based in Germany. We believe that our technology offers more cost-effective methods with lower environmental impact than technologies used by our identified competitors, however, new technologies could be developed that remove this advantage.

These competitors have raised and spent 100’s of millions of dollars in pursuit of the same results that we have achieved, but through different and more complex means. The Company believes that its competitors will continue to overspend while struggling to deliver the results that we have been able to achieve utilizing the existing global infrastructure.

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Based on our research and internal assessments, the following chart illustrates why we believe we have a competitive advantage over our three main, known competitors:

Property

Our principal executive office is located at 2723 South State St., Suite 150, Ann Arbor, Michigan. We pay an annual rent of $2,508 for conference facilities, mail, fax, and reception services located at this location.

On January 23, 2017, we signed an 8-year property lease with the Kim Thompson, our Chief Executive Officer, Chief Financial Officer, President, sole director, and controlling shareholder, for land in Texas where the Company grows its mulberry, at a monthly rent of $960. We ended this lease agreement on April 5, 2021.

On May 9, 2019, we signed a 5-year property lease for 4,560.57 square meters of space in the Socialist Republic of Vietnam at a current rent of approximately $91,791 in each of year one and two and with a 5% increase per year for years three through five. On August 1, 2021, the Company terminated this lease and moved operations to a better facility at a lower lease rate. We entered into that new lease on July 21, 2021 as described below.

On September 5, 2019, we signed a new two-year lease for a 5,000 square foot property in Lansing, MI that commenced on October 1, 2019 and ends on September 30, 2021, for its research and development headquarters. Pursuant to the lease, it was an annual rent of $42,000 for year one of the lease and $44,800 for year two of the lease. On April 16, 2021, we signed a two year amendment to this lease, pursuant to which, commencing on July 1, 2021 and ending on September 30, 2022, we pay an annualized rent of $42,000 and from October 1, 2022 through September 30, 2023, we will pay an annual rent of $44,800.

On July 1, 2021, the Company signed a 5-year property lease in the Socialist Republic of Vietnam which consists of 36,000 square meter property and building, which it leases at a rate of approximately $9,570 per year for each of the five years.

Employees

The Company currently employs between 9-11 people at its U.S. facilities, 8 full-time and up to 3 part-time, including Kim Thompson, our officer and sole director and Jonathan R. Rice, our Chief Operating Officer. The Company employs between 8-30 full time personnel at its Vietnamese subsidiary depending on the production cycle. We plan to hire more persons on as-needed basis.

Legal Proceedings

There is no material litigation, arbitration, governmental proceeding or any other legal proceeding currently pending or known to be contemplated against us or any members of our management team in their capacity as such, and we and the members of our management team have not been subject to any such proceeding in the 10 years preceding the date of this prospectus. We may however be involved, from time to time, in claims and lawsuits incidental to the conduct of our business in the ordinary course. We carry insurance coverage in such amounts as we believe to be reasonable under the circumstances and that may or may not cover any or all of our liabilities in respect of these matters. We do not believe that the ultimate resolution of these matters will have a material adverse impact on our consolidated financial position, cash flows or results of operations, but cannot guarantee same.

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MANAGEMENT’S DISCUSSION AND ANALYSIS OF

FINANCIAL CONDITION AND RESULTS OF OPERATIONS

You should read the following discussion and analysis of our financial condition and results of operations in conjunction with our consolidated financial statements and the related notes included elsewhere in this prospectus. This discussion contains forward-looking statements that involve risks and uncertainties. Our actual results and the timing of selected events could differ materially from those anticipated in these forward-looking statements as a result of various factors, including those set forth under “Risk Factors” and elsewhere in this prospectus. Readers are cautioned not to place undue reliance on forward-looking statements, since such statements speak only as of the date they were made. Forward-looking statements involve risks and uncertainties that could cause actual events or results to differ materially from the events or results described in the forward-looking statements, including any forward-looking statements contained in this prospectus. The events described in forward-looking statements might not occur or might occur to a different extent or at a different time than described in the forward-looking statements. We undertake no obligation, except to the extent required by federal securities laws, to publicly update or revise any forward-looking statements contained in this prospectus, whether as a result of new information, future events, or otherwise.

The following section reflects management’s views on the financial condition as of December 31, 2021 and 2020, and the results of operations and cash flows for the fiscal years ended December 31, 2021 and 2020. This section is provided as a supplement to, and should be read in conjunction with, the Company’s audited consolidated financial statements and related notes to the consolidated financial statements contained elsewhere in this prospectus.

Overview

Kraig Biocraft Laboratories, Inc. is a corporation organized under the laws of Wyoming on April 25, 2006. Kraig Labs was organized to develop high strength fibers using recombinant DNA technology for commercial applications in technical textile. We use genetically engineered silkworms that produce spider silk proteins to create our recombinant spider silk. Applications include performance apparel, workwear, filtration, luxury fashion, flexible composites, medical implants, cosmetics and more. We believe that we have been a leader in the research and development of commercially scalable and cost effective spider silk for technical textile and non-fibrous applications. Our primary proprietary fiber technology includes natural and engineered variants of spider silk produced in domesticated mulberry silkworms. Our business brings twenty-first century biotechnology to the historical silk industry, permitting us to introduce materials with innovative properties and claims into an established commercial ecosystem of silkworm rearing, silk spinning and weaving, and manufacture of garments and other products that can include our specialty fibers and textiles. Specialty fibers are engineered for specific uses that require exceptional strength, flexibility, heat resistance and/or chemical resistance. The specialty fiber market is exemplified by two synthetic fiber products that come from petroleum derivatives: (1) aramid fibers; and (2) ultra-high molecular weight polyethylene fibers. The technical textile industry involves products for both industrial and consumer products, such as filtration fabrics, medical textiles (e.g., sutures and artificial ligaments), safety and protective clothing and fabrics used in military and aerospace applications (e.g., high-strength composite materials).

We are using genetic engineering technologies to develop fibers with greater strength, resiliency and flexibility for use in our target markets, namely the specialty fiber and technical textile industries.

In 2020, we developed a new technology platform, based on a non-CRISPR Cas9 gene editing knock-in knock-out technology. This is our first knock-in knock-out technology which we are now using for the development of advanced materials. This system is built on our eco-friendly and cost-effective silkworm production system, which we believe is more advanced than current competing methods. Knock-in knock-out technology allows for the targeting of specific locations and genetic traits for modification, addition, and removal. This capability should allow us to accelerate new product developments and bring products to market more quickly. This capability also allows for genetic trait modifications that were previously impractical, creating opportunities for products outside of silk fibers and increased flexibility in production location.

Based on our internal analysis, management believes that this new platform technology will allow us to outpace and surpass Dragon Silk, a fiber that we developed with our previous tools. Samples of Dragon Silk have already demonstrated to be tougher than many fibers used in bullet proof vests. We expect that this new approach will yield materials beyond those capabilities based upon its potential for significantly improved purity.

In August 2019, we received authorization from governmental authorities to begin rearing genetically enhanced silkworms at our production facility in Vietnam. In October 2019, the Company delivered the first batch of these silkworms and began operations. These silkworms served as the basis for the commercial expansion of our proprietary silk technology. On November 4, 2019, we reported that we had successfully completed rearing the first batch of its transgenic silkworms at the Quang Nam production factory. Seasonal challenges in late December 2019 slowed production operations and governmental restrictions imposed due to the global COVID pandemic further delayed our operations in 2020. In January of 2021, we received the first shipment of silk from our factory in Vietnam. We believe that we will be able to target metric tons of capacity of our recombinant spider silk fiber per annum from this factory once it reaches maximum utilization. This capacity will allow us to address initial demand for our products and materials for various applications in the protective, performance, and luxury textile markets.

On November 23, 2020, we entered into a Strategic Partnership Agreement (the “SPA”) with Mthemovement Kings Pte Ltd (“Kings”). Kings is an eco-friendly luxury streetwear apparel line, part of the Kings Group of Companies and its affiliated companies. On January 25, 2021, the parties exchanged signatures for an amendment to the Agreement, which amended the procedures for termination of the SPA to only allow for the termination of the SPA by mutual agreement of the Company and Kings following a consultation period of 120 (one hundred and twenty) calendar days or such period as agreed otherwise between the parties (the “Amendment,” together with the SPA, the “Agreement”).

Pursuant to the Agreement, the parties formed a joint venture, Spydasilk Enterprises Pte. Ltd., to develop and sell the Company’s spider silk fibers under the new innovative apparel and fashion brand, trade named SpydaSilk™ and potential other trademarks to be announced. All intellectual property related to SpydaSilk™ will be jointly owned by the Company and Kings.

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Under the terms of the Agreement, the Company granted the joint venture and the SpydaSilk brand an exclusive geographic license to all the Company’s technologies for the Association of Southeast Asian Nations, in exchange for a 4-year firm commitment to purchase up to $32 million of the Company’s raw recombinant spider silk over the 4-year period, with an initial payment of $250,000 to the Company. Kings is projected to purchase an additional $8 million of material in the fourth year, but there is no guarantee that such additional purchase will be made.

In consideration for its ownership position in the joint venture, the Company shall issue 1,000,000 shares of its common stock to Kings. The Agreement has a 60-month term, which can be terminated at any time by mutual agreement following a consultation period of 120 days, or such other period as agreed by the parties. If applicable, the parties will honor their share of committed expenditures of the joint venture and King will repay the Company any unused brand funds.

The Report of Independent Registered Public Accounting Firm to our financial statements as of December 31, 2021 includes an explanatory paragraph stating that our net loss from operations and net capital deficiency at December 31, 2021 raise substantial doubt about our ability to continue as a going concern. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Plan of Operations

During the next twelve months, we expect to take the following steps in connection with the further development of our business and the implementation of our plan of operations:

●	We plan to develop a line of fabrics and apparel under a joint venture with Kings to create a line of fashion wear under Spydasilk Enterprises Pte. Ltd., with trade names including SpydasilkTM, SpydraTM and others.

●	We plan to continue the expansion of our production operations at our facilities in Quang Nam, Vietnam in accordance with our investment and enterprise registration certificates, including the planting of additional mulberry fields in collaboration with local farming cooperatives and the hiring of additional direct staff for our factory, as needed.

●	We plan to accelerate both our microbiology and selective breeding programs, as well as provide more resources for our material testing protocols. We spent approximately $383,900 over the last 12 months on research and development of high strength polymers. In 2021, we directed our research and development efforts on growing our internal capabilities; we plan to continue to dedicate our efforts in 2022 to grow our internal research and development programs.

●	We will consider buying an established revenue producing company in a compatible business, in order to broaden our financial base and facilitate the commercialization of our products; as of the date hereof, we have not had any formal discussion or entered into any definitive agreements regarding any such purchase.

●	We will also actively consider pursuing collaborative research opportunities with private laboratories in areas of research which overlap the company’s existing research and development. One such potential area for collaborative research which the company is considering is protein expression platforms. If our financing allows, management will strongly consider increasing the breadth of our research to include protein expression platform technologies.

●	We plan to actively pursue collaborative research and product testing opportunities with companies in the biotechnology, materials, textile and other industries.

●	We plan to actively pursue additional collaborative commercialization, marketing and manufacturing opportunities with companies in the textile and material sectors for the fibers we developed and for any new polymers that we create in 2022 and going forward.

●	We plan to actively pursue the development of commercial scale production of our recombinant materials including Monster Silk®, Dragon SilkTM, SpydasilkTM, and SpydraTM

●	We have initiated and plan to accelerate our efforts for large scale U.S. production. This work will include the research and possible production of a new transgenic tailored specifically domestic production.

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Limited Operating History

We have not previously demonstrated that we will be able to expand our business through an increased investment in our research and development efforts. We cannot guarantee that the research and development efforts described in this filing will be successful. Our business is subject to risks inherent in growing an enterprise, including limited capital resources, risks inherent in the research and development process and possible rejection of our products in development.

If financing is not available on satisfactory terms, we may be unable to continue our research and development and other operations. Equity financing will result in dilution to existing stockholders.

2 https://www.ncbi.nlm.nih.gov/pmc/articles/PMC5131771/

https://www.yourgenome.org/facts/what-is-genome-editing

https://ghr.nlm.nih.gov/primer/genomicresearch/genomeediting

Impact of COVID-19 Outbreak

On January 30, 2020, the World Health Organization declared the coronavirus outbreak a “Public Health Emergency of International Concern” and on March 10, 2020, declared it to be a pandemic. Actions taken around the world to help mitigate the spread of the coronavirus include restrictions on travel, and quarantines in certain areas, and forced closures for certain types of public places and businesses. The coronavirus and actions taken to mitigate it have had and are expected to continue to have an adverse impact on the economies and financial markets of many countries, including the geographical area in which the Company operates. While the closures and limitations on movement, domestically and internationally, are expected to be temporary, if the outbreak continues, the duration of the supply chain disruption could reduce the availability, or result in delays, of materials or supplies to and from the Company, which in turn could materially interrupt the Company’s business operations. Given the speed and frequency of the continuously evolving developments with respect to this pandemic, the Company cannot reasonably estimate the magnitude of the impact to its consolidated results of operations.

On March 19, 2020, we furloughed non-essential staff in response to governmental regulations relating to COVID. This decision primarily impacted staff at our fully owned subsidiary, Prodigy Textiles, in Vietnam and resulted in the temporary closing of silk rearing operations at that facility. As of the date hereof, we have resumed silk production operations at the factory in Vietnam. The Company supported its furloughed staff and paid their salaries during all mandatory closures. During the duration of the furlough, the Company’s CEO voluntarily waved the payment or accrual of his salary. The Company leveraged this forced closure time to improve its production infrastructure based on the lessons learned from its operations. After the mandated closure, the Company has enhanced its production operations with process automation, moved its production headquarters to a facility designed for silk production, created a more self-reliant supply chain, and established a microbiology laboratory in its factory for enhanced quality control. On October 24, 2020, silk production operations at the factory resumed.

The global COVID pandemic and government regulations associated with the pandemic continue to evolve. We will continue to monitor the situation closely, including its potential effect on our plans and timelines. The actions of governments in response to COVID, both domestic and foreign, have impacted our ability to transport goods, people, essential equipment, and other items essential to our production. In turn, these restrictions impacted our ability to produce intermediate and end products and delayed our timelines for commercialization and revenue.

Additionally, it is reasonably possible that estimates made in the financial statements have been, or will be, materially and adversely impacted in the near term as a result of these conditions, including losses on inventory; impairment losses related to goodwill and other long-lived assets and current obligations.

Note Financing

December 2020

On December 11, 2020, the Company issued a $1,000,000, thirteen-month (13), unsecured, convertible note, which was due and paid on January 11, 2022. The convertible note had an interest at 10%, with a 5% original issue discount ($50,000), resulting in net proceeds of $950,000. The note contained a discount to market feature, whereby, the lender was able to purchase stock at 90% of the lowest trading price for a period of ten (10) days preceding the conversion date. As a result, we issued approximately 15,000,000 shares upon conversion of the note. Additionally, the Company issued 3,125,000 five-year (5) warrants to the note holder. The warrants had a fair value of $2,599,066, based upon using a black-scholes option pricing model.

March 2021

On March 25, 2021, the Company entered into a securities purchase agreement with YA II PN, LTD., a Cayman Islands exempt company (“Yorkville”), pursuant to which Yorkville purchased secured convertible debentures (the “Securities Purchase Agreement”) in the aggregate principal amount of USD$4,000,000 (the “Convertible Debentures”), which are convertible into shares of Common Stock (as converted, the “Conversion Shares”), of which a secured convertible debenture (the “First Convertible Debenture”) in the principal amount of $500,000 (the “First Convertible Debenture Purchase Price”) shall be issued within 1 business day following the initial closing, a secured convertible debenture (the “Second Convertible Debenture”) in the principal amount of $500,000 (the “Second Convertible Debenture Purchase Price”) shall be issued within 1 business day following the satisfaction of conditions for a second closing and a secured convertible debenture (the “Third Convertible Debenture,” together with the First Convertible Debenture and the Second Convertible Debenture, each a “Convertible Debenture” and collectively, the “Convertible Debentures”) in the principal amount of $3,000,000 (the “Third Convertible Debenture Purchase Price”) shall be issued within 1 business day following satisfaction of conditions for a third closing (the first closing, second closing and third closing are each referred to as a “Closing” or collectively as the “Closings) and (collectively, the First Convertible Debenture Purchase Price, the Second Convertible Debenture Purchase Price and the Third Convertible Debenture Purchase Price shall collectively be referred to as the “Purchase Price”) (the “Yorkville Transaction”).

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Each Convertible Debenture shall mature twelve (12) months after the date of issuance and accrues interest at the rate of 10% per annum. The principal must be paid in cash, but the Company has the right to extend the maturity date by 30 days, during which time interest will continue to accrue, upon written notice of same to the holder. Interest shall be provided in cash, unless certain conditions as specified in the Convertible Debenture are satisfied, in which case the company has the right to pay interest in shares of common stock at the then applicable conversion price on the trading day immediately prior to the pay date. The debenture holder may convert each Convertible Debenture into shares of common stock at any time after issuance at a price equal to 80% of the lowest volume weighted average price of the Company’s Common Stock during the 10 trading days immediately preceding the date they convert the debenture; provided, however if the Company’s Common Stock is uplisted to the Nasdaq, the conversion price shall not be less than 20% of the conversion price used in the first conversion thereunder. The debenture holder may not convert the Convertible Debenture if such conversion would result in such holder holding in excess of in excess of 4.99% of the number of shares of Common Stock outstanding immediately after giving effect to such conversion or receipt of shares as payment of interest, unless waived by the holder with at least 65 days prior notice to the Company (the “Ownership Cap”).

The Company held the first closing on March 25, 2021 and contemporaneously therewith, the Company issued Yorkville a warrant (the “Yorkville Warrant”) to purchase 8,000,000 shares of the Company’s Common Stock (the “Warrant Shares”). The Yorkville Warrant has a term of five (5) years and is initially exercisable at $0.25 per share, subject to adjustment and can be exercise via cashless exercise. If the Company issues or sells securities at a price less than the exercise price, the exercise price shall be reduced to such lower price. The Yorkville Warrant also has the same Ownership Cap as set forth in the Convertible Debenture.

In connection with the Securities Purchase Agreement, the Company also entered into a Registration Rights Agreement with Yorkville, pursuant to which the Company agreed to register the shares of common stock underling the Debentures and the Yorkville Warrant.

Following fulfillment of the requirements in the Securities Purchase Agreement, on April 6, 2021, the Company issued the Second Convertible Debenture to Yorkville in the amount of $500,000.

Following fulfillment of the requirements in the Securities Purchase Agreement, on April 22, 2021, the Company issued the Third Convertible Debenture to Yorkville in the amount of $3,000,000.

As of February 16, 2022, all of the Convertible Debentures issued pursuant to the Security Purchase Agreement signed with Yorkville on March 25, 2021 have been converted and there is no remaining balance.

January 2022

On January 18, 2022, we entered into a securities purchase agreement with YA II PN, LTD., a Cayman Islands exempt company (“Yorkville”), pursuant to which Yorkville purchased secured convertible debentures (the “Securities Purchase Agreement”) in the aggregate principal amount of USD$3,000,000 (the “Convertible Debentures”), which are convertible into shares of Common Stock (as converted, the “Conversion Shares”), of which a secured convertible debenture (the “First Convertible Debenture”) in the principal amount of $1,500,000 (the “First Convertible Debenture Purchase Price”) shall be issued upon signing the Securities Purchase Agreement and a secured convertible debenture (the “Second Convertible Debenture,” together with the First Convertible Debenture, each a “Convertible Debenture” and collectively, the “Convertible Debentures”) in the principal amount of $1,500,000 (the “Second Convertible Debenture Purchase Price”) shall be issued on or about the date that the Securities and Exchange Commission declares the registration statement registering the shares of common stock underlying the notes effective (collectively, the First Convertible Debenture Purchase Price and the Second Convertible Debenture Purchase Price shall collectively be referred to as the “Purchase Price”) (the “Yorkville Transaction”). These additional funds, together with those from the previously completed transactions we conducted with Yorkville between December 2020 and March 2021, account for an $8 million total Yorkville investment; as of the date hereof, $250,000 remains under the debentures previously issued to Yorkville pursuant thereto. The Company also issued Yorkville a warrant to purchase 12,500,000 shares of the Company’s Common Stock, at an initial exercise price of $0.12 per share and a warrant to purchase 4,285,714 shares of the Company’s Common Stock, at an initial exercise price of $0.14 per share. The warrants have a term of five (5) years and can be exercised via cashless exercise. If the Company issues or sells securities at a price less than the applicable warrant exercise price, the exercise price of the applicable warrant shall be reduced to such lower price. The warrants also have the same ownership cap as set forth in the Convertible Debentures, as described below. The Company is also required to reserve no less than 300% of the maximum number of shares of Common Stock issuable upon conversion of all the outstanding Convertible Debentures. Pursuant to the Securities Purchase Agreement, the Company is prohibited from incurring specified indebtedness, liens, except with the prior written consent from the holders of at least 75% of the then outstanding principal amount of Convertible Debentures.

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Each Convertible Debenture shall mature thirteen (13) months after the date of issuance, unless extended by the Yorkville, and accrues interest at the rate of 10% per annum. Principal, interest and any other payments due under the Convertible Debentures shall be paid in cash. The debenture holder may convert all or part of the Convertible Debentures into shares of common stock at any time after issuance at a conversion rate equal to 85% of the lowest daily volume weighted average price of the Common Stock during the 10 consecutive trading days immediately preceding the conversion date or other date of determination. The debenture holder may not convert the Convertible Debenture if such conversion would result in such holder holding in excess of in excess of 4.99% of the number of shares of Common Stock outstanding immediately after giving effect to such conversion or receipt of shares as payment of interest, unless waived by the holder with at least 65 days prior notice to the Company (the “Ownership Cap”). The Company also has the option to redeem, in part or in whole, the outstanding principal and interest under a Convertible Debenture prior to the maturity date. The Company shall pay an amount equal to the principal and interest amount being redeemed plus a redemption premium equal to 15% of the outstanding principal amount. Standard events of default are included in the Convertible Debenture, pursuant to which the holder may declare it immediately due and payable. During an event of default, the interest rate shall increase to 15% per annum until the event of default is cured; the holder also has the right to convert the Convertible Debenture into shares of common stock during an event of default.

The Convertible Debentures are secured by all assets of the Company and its subsidiaries subject to (i) that certain amended and restated security agreement by and between Yorkville, the Company and the Company’s subsidiaries (all such security agreements shall be referred to as the “Security Agreement”) pursuant to which the Company and its wholly owned subsidiaries agree to provide Yorkville a security interest in all personal property of the Prodigy Textiles, the Company’s subsidiary organized under the laws of Vietnam (“Prodigy”), (ii) the amended and restated intellectual property security agreement by and between Yorkville, the Company and the Company’s subsidiaries referenced therein dated January 18, 2022 (all such security agreements shall be referred to as the “IP Security Agreement”), pursuant to which the Company and its wholly owned subsidiaries agree to provide Yorkville a security interest in the intellectual property collateral (as this term is defined in the IP Security Agreement), and (iii) the amended and restated global guaranty by and between Prodigy, in favor of Yorkville, with respect to all of the Company’s obligations to Yorkville dated as of January 18, 2022 (the “Guaranty” and collectively with the Security Agreement and the IP Security Agreement shall be referred to as the “Security Documents”). Pursuant to the Guaranty, Prodigy guarantees the payment and performance of all of the Company’s obligations under the Convertible Debentures, Warrants and related transaction documents.

In connection with the Securities Purchase Agreement, the Company also entered into a Registration Rights Agreement with Yorkville, pursuant to which the Company agreed to register all of the shares of Common Stock underlying the Convertible Debentures and warrants and with respect to subsequent registration statements, if any, such number of shares of Common Stock as requested by Yorkville not to exceed 300% of the maximum number of shares of Common Stock issuable upon conversion of all Convertible Debentures then outstanding (assuming for purposes hereof that (x) such Convertible Debentures are convertible at the then current conversion price and (y) any such conversion shall not take into account any limitations on the conversion of the Convertible Debentures set forth therein, in each case subject to any cutbacks set forth in the Registration Rights Agreement.

Upon signing the letter of intent for the Yorkville Transaction, the Company paid $10,000 to an affiliate of Yorkville, for due diligence and structuring.

The Securities Purchase Agreement also contains customary representation and warranties of the Company and the Investor, indemnification obligations of the Company, termination provisions, and other obligations and rights of the parties.

The foregoing description of the Securities Purchase Agreement, Convertible Debentures, Warrant, Security Agreement, IP Security Agreement, Registration Rights Agreement and Guaranty Agreement is qualified by reference to the full text of the forms of Securities Purchase Agreement, Convertible Debenture and Warrant, which are filed as Exhibits hereto and incorporated herein by reference.

Maxim Group LLC received a cash placement agent fee of $230,000.

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Results of Operations for the Years ended December 31, 2021 and 2020

Our revenue, operating expenses, and net loss from operations for the years ended December 31, 2021 as compared to the year ended December 31, 2020, were as follows – some balances on the prior period’s combined financial statements have been reclassified to conform to the current period presentation:

	Years Ended December 31,			% Change Increase
	2021	2020	Change	(Decrease)
NET REVENUES	$-	$-	-	-
OPERATING EXPENSES:
General and Administrative	1,496,725	3,518,527	(2,021,802)	-57.46%
Professional Fees	326,982	397,727	(70,745)	-17.79%
Officer’s Salary	734,427	516,332	218,095	42.24%
Rent - Related Party	3,683	13,092	(9,409)	-71.87%
Research and Development	197,745	88,470	109,275	123.52%
Total operating expenses	2,759,562	4,534,148	(1,774,586)	-39.14%
Loss from operations	(2,759,562)	(4,534,148)	1,774,586	-39.14%
Interest expense	(660,419)	(386,624)	(273,795)	70.82%
Amortization of original issue discount	(4,702,918)	(50,505)	(4,652,413)	9211.79%
Net change in unrealized depreciation on investment in gold bullion	(13,004)	-	(13,004)	-100.00%
Gain on debt extinguishment (PPP)	90,100	-	90,100	100.00%
Net Loss	$(8,045,803)	$(4,971,277)	(3,074,526)	61.85%

Net Revenues: During the year ended December 31, 2021, we realized $0 of revenues from our business. During the year ended December 31, 2020, we realized $0 of revenues from our business. Accordingly, there was no change in revenues between the years ended December 31, 2021 and 2020.

Research and development expenses: During year ended December 31, 2021, we incurred $197,745 research and development expenses. During year ended December 31, 2020, we incurred $88,4700 of research and development expenses, an increase of $109,275 or 123.52% compared with the same period in 2020. The research and development expenses are attributable to the research and development with the Notre Dame University; the decrease was due to the timing of research related activity and costs by insources the Company’s research operations.

Professional Fees: During year ended December 31, 2021, we incurred $326,982 professional expenses, which decreased by $70,745 or 17.79% from $397,727 for year ended December 31, 2020. The decrease in professional fees expense was attributable to decreased expenses related to investor relations services during year ended December 31, 2021.

Officers Salary: During year ended December 31, 2021, officers’ salary expenses increased to $734,427 or 42.24% compared to $516,332 for year ended December 31, 2020. The increase is due to the Company’s staff having been furloughed from March 19, 2020 – June 30, 2020, due to the COVID pandemic, during which the CEO also did not receive or accrue any salary.

General and Administrative Expense: General and administrative expenses decreased by $2,021,802 or 57.46% to $1,496,725 for year ended December 31, 2021 from $3,518,527 for year ended December 31, 2020. Our general and administrative expenses for year ended December 31, 2021 consisted of other general and administrative expenses (which includes expenses such as Auto, Business Development, SEC Filing, Investor Relations, General Office, warrant Compensation) of $856,158, Travel of $13,957, office salary of $266,190 for a total of $1,496,725. Our general and administrative expenses for year ended December 31, 2020 consisted of other general and administrative expenses (which includes expenses such as Auto, Business Development, SEC Filing, Investor Relations, General Office, warrant Compensation) of $3,177,652 Travel of $29,528, office salary of $311,347 for a total of $3,518,527. The primary reason for the decrease in general and administrative expenses comparing the year ended December 31, 2021 to the corresponding period for 2020 was mainly due to general business expenses and warrants issuances for services.

Rent – Related Party: During the year ended December 31 2021, rent-related party expense decreased to $3,683 or 71.87% compared to $13,092 for the year ended December 31, 2020. The rent-related party expense was attributable to the Company signing an eight-year property lease with the Company’s President on January 23, 2017. On April 5, 2021, the Company ended this lease agreement with its President.

Net Change in Unrealized Depreciation on Investment in Gold Bullion: Net change in unrealized depreciation on investment in gold bullion decreased by $13,004 to $13,004 for the year ended December 31, 2021 from $0 for the year ended December 31, 2020. The decrease was primarily due to a net change in unrealized depreciation on investment in gold bullion.

Interest Expense: Interest expense increased to $660,419, or 70.82% for the year ended December 31, 2021 compared to $386,624 for the year ended December 31, 2020. The increase was primarily due to interest on the related party loans and accounts payable and accrued expenses to the related parties.

Amortization of original issue and debt discounts: Amortization of original issue and debt discount increased to $4,702,918, or 9,211.79% for the year ended December 31, 2021 compared to $50,505 for the year ended December 31, 2020. The increase was primarily due to amortization of original issue and debt discounts on convertible loans.

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Net Loss: Net loss increased by $3,074,526, or 61.85%, to a net loss of $8,045,803 for the year ended December 31, 2021 from a net loss of $4,971,277 for the year ended December 31, 2020. This increase in net loss was driven primarily by increased in warrant compensation, amortization of original issue discount and professional fees.

Capital Resources and Liquidity

Our financial statements have been presented on the basis that we have a going concern, which contemplates the realization of assets and satisfaction of liabilities in the normal course of business. As presented in the financial statements, we incurred a net loss of $8,045,803 during the year ended December 31, 2021, and losses are expected to continue in the near term. The accumulated deficit is $42,814,986 at December 31, 2021. Refer to Note 2 for our discussion of stockholder deficit. We have been funding our operations through private loans and the sale of common stock in private placement transactions. Refer to Note 6 and Note 7 in the financial statements for our discussion of notes payable and shares issued, respectively. Our cash resources are insufficient to meet our planned business objectives without additional financing. These and other factors raise substantial doubt about our ability to continue as a going concern. The accompanying financial statements do not include any adjustments to reflect the possible future effects on the recoverability and classification of assets or the amounts and classification of liabilities that may result from the possible inability of our company to continue as a going concern.

Management anticipates that significant additional expenditures will be necessary to develop and expand our business before significant positive operating cash flows can be achieved. Our ability to continue as a going concern is dependent upon our ability to raise additional capital and to ultimately achieve sustainable revenues and profitable operations. At December 31, 2021, we had $2,355,060 of cash on hand. These funds are insufficient to complete our business plan and as a consequence, we will need to seek additional funds, primarily through the issuance of debt or equity securities for cash to operate our business. No assurance can be given that any future financing will be available or, if available, that it will be on terms that are satisfactory to us. Even if we are able to obtain additional financing, it may contain undue restrictions on our operations, in the case of debt financing or cause substantial dilution for our stockholders, in the case of equity financing.

Management has undertaken steps as part of a plan to improve operations with the goal of sustaining our operations for the next twelve months and beyond. These steps include (a) raising additional capital and/or obtaining financing; (b) controlling overhead and expenses; and (c) executing material sales or research contracts. There can be no assurance that the Company can successfully accomplish these steps and it is uncertain that the Company will achieve a profitable level of operations and obtain additional financing. There can be no assurance that any additional financing will be available to the Company on satisfactory terms and conditions, if at all. As of the date of this Report, we have not entered into any formal agreements regarding the above.

In the event the Company is unable to continue as a going concern, the Company may elect or be required to seek protection from its creditors by filing a voluntary petition in bankruptcy or may be subject to an involuntary petition in bankruptcy. To date, management has not considered this alternative, nor does management view it as a likely occurrence.

Cash, total current assets, total assets, total current liabilities and total liabilities as of December 31, 2021 as compared to December 31, 2020, were as follows:

	December 31, 2021	December 31, 2020
Cash	$2,355,060	$816,907
Prepaid expenses	$11,055	$2,588
Total current assets	$2,366,115	$819,495
Total assets	$3,021,912	$1,277,285
Total current liabilities	$8,162,646	$7,450,794
Total liabilities	$8,317,787	$7,850,849

At December 31, 2021, we had a working capital deficit of $5,796,531, compared to a working capital deficit of $6,631,299 at December 31, 2020. Current liabilities increased to $8,162,646 at December 31, 2021 from $7,450,794 at December 31, 2020, primarily as a result of primarily as a result of accounts payable and accrued compensation - related party, and convertible note payable.

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For the year ended December 31, 2021, net cash used in operations of $1,800,809 was the result of a net loss of $8,045,803 offset by depreciation expense of $26,137, gain on debt extinguishment of PPP loan of $90,100, net change in unrealized depreciation in gold bullions of $13,004, stock issued for services of $242,100, loss on disposal of fixed assets of $49,321, amortization of debt discount of $4,702,918, warrants issuance of $600,278, imputed interest on related party loans of $82,851, increase in prepaid expenses of $8,467 and a decrease in operating lease right of use of $90,072, an increase of accrued expenses and other payables-related party of $441,574, increase in accounts payable of $199,723 and a decrease in operating lease liabilities of $104,417.

For the year ended December 31, 2020, net cash used in operations of $1,254,712 was the result of a net loss of $4,971,277 offset by depreciation expense of $28,074, amortization of original issue and debt discount of $50,505, options issued to related parties of $2,845,459, imputed interest on related party loans of $58,817, decrease in prepaid expenses of $29,159, a decrease in operating lease right of use of $108,217, an increase of accrued expenses and other payables-related party of $657,520, an increase in accounts payable of $39,055 and a decrease in operating lease liabilities of $100,239.

Net cash used in our investing activities were $547,370 and $0 for the years ended December 31, 2021 and 2020, respectively. Our cash outflow of $547,370, is represented by $450,216 investment in gold bullion and purchase of fixed assets of $97,154.

Our financing activities resulted in a cash inflow of $3,850,985 for the year ended December 31, 2021, which is represented by proceeds from convertible notes payable, net of $3,670,000, $50,000 loan repayment and proceeds from a warrant exercise for $266,332.

Our financing activities resulted in a cash inflow of $1,946,595 for the year ended December 31, 2020, which is represented by $1,015,000 proceeds from a shareholder note payable, proceeds from convertible note payable, net of $950,000, payment of debt offering costs of $86,000 related to convertible note payable, $40,000 loan repayment, contributed capital by related party of $17,495 and proceeds from SBA Paychex Protection Loan of $90,100.

Critical Accounting Policies

Our financial statements and related public financial information are based on the application of accounting principles generally accepted in the United States (“GAAP”). GAAP requires the use of estimates; assumptions, judgments and subjective interpretations of accounting principles that have an impact on the assets, liabilities, and revenue and expense amounts reported. These estimates can also affect supplemental information contained in our external disclosures including information regarding contingencies, risk and financial condition. We believe our use of estimates and underlying accounting assumptions adhere to GAAP and are consistently and conservatively applied. We base our estimates on historical experience and on various other assumptions that we believe to be reasonable under the circumstances. Actual results may differ materially from these estimates under different assumptions or conditions. We continue to monitor significant estimates made during the preparation of our financial statements.

Our significant accounting policies are summarized in Note 1 of our financial statements. While all these significant accounting policies impact its financial condition and results of operations, we view certain of these policies as critical. Policies determined to be critical are those policies that have the most significant impact on our financial statements and require management to use a greater degree of judgment and estimates. Actual results may differ from those estimates. Our management believes that given current facts and circumstances, it is unlikely that applying any other reasonable judgments or estimate methodologies would cause effect on our results of operations, financial position or liquidity for the periods presented in this report.

Recent Accounting Pronouncements

Changes to accounting principles are established by the FASB in the form of ASU’s to the FASB’s Codification. We consider the applicability and impact of all ASU’s on our financial position, results of operations, stockholders’ deficit, cash flows, or presentation thereof.

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In June 2016, the FASB issued ASU 2016-13 - Financial Instruments-Credit Losses-Measurement of Credit Losses on Financial Instruments. Codification Improvements to Topic 326, Financial Instruments – Credit Losses, have been released in November 2018 (2018-19), November 2019 (2019-10 and 2019-11) and a January 2020 Update (2020-02) that provided additional guidance on this Topic. This guidance replaces the current incurred loss impairment methodology with a methodology that reflects expected credit losses and requires consideration of a broader range of reasonable and supportable information to inform credit loss estimates. For SEC filers meeting certain criteria, the amendments in this ASU are effective for fiscal years, and interim periods within those fiscal years, beginning after December 15, 2019. For SEC filers that meet the criteria of a smaller reporting company (including this Company) and for non-SEC registrant public companies and other organizations, the amendments in this ASU are effective for fiscal years, and interim periods within those fiscal years, beginning after December 15, 2022. Early adoption will be permitted for all organizations for fiscal years, and interim periods within those fiscal years, beginning after December 15, 2019. The Company is currently in the process of its analysis of the impact of this guidance on its financial statements and does not expect the adoption of this guidance to have a material impact on the Company’s financial statements.

In December 2019, the FASB issued ASU 2019-12, “Simplifying the Accounting for Income Taxes.” This guidance, among other provisions, eliminates certain exceptions to existing guidance related to the approach for intra period tax allocation, the methodology for calculating income taxes in an interim period and the recognition of deferred tax liabilities for outside basis differences. This guidance also requires an entity to reflect the effect of an enacted change in tax laws or rates in its effective income tax rate in the first interim period that includes the enactment date of the new legislation, aligning the timing of recognition of the effects from enacted tax law changes on the effective income tax rate with the effects on deferred income tax assets and liabilities. Under existing guidance, an entity recognizes the effects of the enacted tax law change on the effective income tax rate in the period that includes the effective date of the tax law. ASU 2019-12 is effective for interim and annual periods beginning after December 15, 2020, with early adoption permitted. We adopted this pronouncement on January 1, 2021; however, the adoption of this standard will not have a material effect on the Company’s financial statements.

In August 2020, the FASB issued ASU 2020-06, “Debt – Debt with Conversion and Other Options (Subtopic 470-20) and Derivatives and Hedging – Contracts in Entity’s Own Equity (Subtopic 815-40): Accounting for Convertible Instruments and Contracts in an Entity’s Own Equity”, to reduce complexity in applying U.S. GAAP to certain financial instruments with characteristics of liabilities and equity. ASU 2020-06 is effective for interim and annual periods beginning after December 15, 2023, with early adoption permitted. We adopted this pronouncement on January 1, 2021; however, the adoption of this standard will not have a material effect on the Company’s financial statements.

Off-Balance Sheet Arrangements

We do not have any off-balance sheet arrangements, financings, or other relationships with unconsolidated entities or other persons, also known as “special purpose entities” (SPEs).

CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURE

None.

DIRECTORS, EXECUTIVE OFFICERS, AND CORPORATE GOVERNANCE

Below is a list of our executive officers and sole director as of the date of this Registration Statement.

NAME	AGE	POSITION	DATE APPOINTED
Kim Thompson	60	President, Chief Executive Officer, Chief Financial Officer and Sole Director	April 25, 2006
Jonathan R. Rice	42	Chief Operating Officer	January 20, 2015
Kenneth Le	58	President of Prodigy Textiles	July 2019

The following summarizes the occupation and business experience during the past five years for our officers, current director and Director Nominees.

Kim Thompson. Mr. Kim Thompson was a founder of the California law firm of Ching & Thompson, which was established in 1997. His work focused primarily on commercial litigation. He has been a founder and partner in the Illinois law firm of McJessy, Ching & Thompson, where he also emphasizes commercial and civil rights litigation. In his civil rights practice, Mr. Thompson was, and remains a staunch defender of constitutional rights with a focus on freedom of speech, Fourth Amendment protections, and combating racial discrimination. Mr. Thompson received his bachelor’s degree in applied economics from James Madison College, Michigan State University, and his Juris Doctorate from the University of Michigan. He is the named inventor or co-inventor on a number of issued patents, pending patent applications, and provisional patent applications, including inventions relating to biotechnology and mechanics. Mr. Thompson is the inventor of the technology concept that lead to the formation of the Company. We believe that Mr. Thompson is well suited to serve as our director because of his knowledge of biotechnology, legal expertise, and business background.

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Jonanthan R. Rice. Mr. Jonathan R. Rice worked at Ultra Electronics, Adaptive Materials Inc., a Michigan company (“UEA”) from 2002 through 2015. At the time he left UEA, Mr. Rice worked as the Director of Advanced Technologies, where he was responsible for new products development and commercialization. He was also the Corporate Facility Security Officer for UEA from2006 through 2015, where Mr. Rice ensured UEA’s compliance with federal regulations under the National Industrial Security Program Operating Manual and completed its annual security audit. During 2004 through 2007 while working as an Engineering Manager at UEA, Mr. Rice, among other things, led the design and development of multiple fuel cell and power management systems, established a team to identify and eliminate production and performance limitation, authored technical progress and final reports for customers and provided training to military personnel on use of fuel cell systems. From 2002 through 2005, Mr. Rice also served as UEA’s Production Manager in charge of developing manufacturing process and techniques and sourcing the production equipment for UEA’s products. Mr. Rice graduated from Michigan Technological University in 2002 with a degree of Bachelors of Science Chemical Engineering. Mr. Rice received his Masters of Business Administration at Michigan State University in 2016.

Kenneth Le. Mr. Le was appointed as our Director of government relations and the President of Prodigy Textiles in July 2019. In light of his position with our subsidiary and the duties associated with such position, we believe Mr. Le meets the definition of “executive officer” as such term is defined in the Exchange Act. Kenneth Le has over 25 years of successful international business experience specializing in entrepreneurial enterprises. As previous managing partner of Pacific Bay Ventures, Mr. Le worked on a joint venture developing 1,550 hectares as a mixed use residential industrial park in conjunction with Dat Quang Chu Lai Industrial Park, JSP in Tam An city in Chu Lai province, Vietnam’s first international open economic trade zone. He was Managing Director of Minh Nhat Company which was developing Da Deh Lake, an eco-resort of over 500 hectares in a surrounded lake in the Lam Dong province, the third and the largest plateau province on the Central Highlands three hours outside of Ho Chi Minh City in Vietnam. Mr. Le has extensive high-level business contacts in Southeast Asia, many of which he has helped bring together acting as international liaison. Management believes that Mr. Le’s work has been instrumental in helping the Company establish and grow its operations in Southeast Asia.

Term of Office

Our directors are appointed for a one-year term to hold office until the next annual general meeting of our stockholders or until removed from office in accordance with our bylaws. Our officers are appointed by our Board and hold office until removed by the Board. Mr. Thompson is employed as the Chief Executive Officer and Chief Financial Officer of the Company pursuant to a five year employment contract.

Involvement in Certain Legal Proceedings

To the best of the Company’s knowledge, none of the following events occurred during the past ten years that are material to an evaluation of the ability or integrity of any of our executive officers, directors, Director Nominees or promoters:

(1) A petition under the Federal bankruptcy laws or any state insolvency law was filed by or against, or a receiver, fiscal agent or similar officer was appointed by a court for the business or property of such person, or any partnership in which he was a general partner at or within two years before the time of such filing, or any corporation or business association of which he was an executive officer at or within two years before the time of such filing;

(2) Convicted in a criminal proceeding or is a named subject of a pending criminal proceeding (excluding traffic violations and other minor offenses);

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(3) Subject of any order, judgment, or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining him from, or otherwise limiting, the following activities:

(i) Acting as a futures commission merchant, introducing broker, commodity trading advisor, commodity pool operator, floor broker, leverage transaction merchant, any other person regulated by the Commodity Futures Trading Commission, or an associated person of any of the foregoing, or as an investment adviser, underwriter, broker or dealer in securities, or as an affiliated person, director or employee of any investment company, bank, savings and loan association or insurance company, or engaging in or continuing any conduct or practice in connection with such activity;

(ii) Engaging in any type of business practice; or

(iii) Engaging in any activity in connection with the purchase or sale of any security or commodity or in connection with any violation of Federal or State securities laws or Federal commodities laws;

(4) Subject of any order, judgment or decree, not subsequently reversed, suspended or vacated, of any Federal or State authority barring, suspending or otherwise limiting for more than 60 days the right of such person to engage in any activity described y such activity;

(5) Found by a court of competent jurisdiction in a civil action or by the Commission to have violated any Federal or State securities law, and the judgment in such civil action or finding by the Commission has not been subsequently reversed, suspended, or vacated;

(6) Found by a court of competent jurisdiction in a civil action or by the Commodity Futures Trading Commission to have violated any Federal commodities law, and the judgment in such civil action or finding by the Commodity Futures Trading Commission has not been subsequently reversed, suspended or vacated;

(7) Subject of, or a party to, any Federal or State judicial or administrative order, judgment, decree, or finding, not subsequently reversed, suspended or vacated, relating to an alleged violation of:

(i) Any Federal or State securities or commodities law or regulation; or

(ii) Any law or regulation respecting financial institutions or insurance companies including, but not limited to, a temporary or permanent injunction, order of disgorgement or restitution, civil money penalty or temporary or permanent cease-and-desist order, or removal or prohibition order; or

(iii) Any law or regulation prohibiting mail or wire fraud or fraud in connection with any business entity; or

(8) Subject of, or a party to, any sanction or order, not subsequently reversed, suspended or vacated, of any self-regulatory organization (as defined in Section 3(a)(26) of the Exchange Act (15 U.S. C 78c(a)(26)), any registered entity (as defined in Section 1(a)(29) of the Commodity Exchange Act (7 U.S.C. 1(a)(29))), or any equivalent exchange, association, entity or organization that has disciplinary authority over its members or persons associated with a member.

Director Independence and Board Committees

We are not currently required under the Securities and Exchange Act to maintain any committees of our Board.

Our board of directors has not established any committees, including an audit committee, a compensation committee, a nominating committee or any committee performing a similar function. The functions of those committees are being undertaken by our sole Board member. Because we have only one director and do not have any independent directors, the establishment of committees of the Board of Directors would not provide any benefits to our company and could be considered more form than substance. In addition, we do not have an “audit committee financial expert,” because our sole director does not qualify as such within the applicable definition of the Securities and Exchange Commission.

Nasdaq listing standards require that a majority of our board of directors be independent within one year of our initial public offering. An “independent director” is defined generally as a person other than an officer or employee of the company or its subsidiaries or any other individual having a relationship which in the opinion of the company’s board of directors, would interfere with the director’s exercise of independent judgment in carrying out the responsibilities of a director. We have identified persons who meet these requirements and are qualified to serve on our board; we anticipate appointing such persons to our Board at such time is required to meet the applicable listing standards.

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Meetings of the Board of Directors

During its fiscal year ended December 31, 2021, the Board did not meet on any occasion, but rather transacted business by unanimous written consent seven times.

Family Relationships

There are no family relationships by between or among the members of the Board or other executive officers of the Company.

Indemnification

Our amended and restated articles of incorporation and amended and restated bylaws include provisions limiting the liability of directors and officers and indemnifying them under certain circumstances. See “Indemnification of Directors and Officers” for further information. We intend to secure directors’ and officers’ liability insurance following the completion of this offering.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or persons controlling the Company pursuant to Wyoming law, we are informed that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

EXECUTIVE COMPENSATION

The following summary compensation table sets forth all compensation awarded to, earned by, or paid to the named executive officer during the years ended December 31, 2021 and 2020 in all capacities for the accounts of our executive, including the Chief Executive Officer (CEO) and Chief Financial Officer (CFO):

During the period the Company’s staff was furloughed (March 19, 2020 – June 30, 2020), due to the COVID-19 pandemic, the CEO did not receive or accrue any salary.

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SUMMARY COMPENSATION TABLE

Name and principal position	Year	Salary ($)		Bonus ($)		Stock Awards ($)	Option Awards ($)		Non-Equity Incentive Plan Compensation ($)	Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)		Total ($)
Kim Thompson President, CEO, CFO and Director	2021	$398,643	(1)	$79,729	(2)		$-		$-	$-	$42,050	(3)	$520,422
	2020	$269,523	(4)	$-	(5)		$2,198,411	(15)	$-	$-	$44,567	(6)	$2,512,500

Jonathan R. Rice COO	2021	$180,000	(7)	$-	(8)	$-	$-		$-	$-	$4,040	(9)	$184,040
	2020	$180,000	(10)	$24,000	(11)	$-	$626,047	(16)	$-	$-	$4,040	(12)	$834,087

Kenneth Le President of Prodigy Textiles(13)	2021	$60,000	(14)	$-		$-	$-		$-	$-0	$-		$60,000
	2020	$60,000	(14)	$-		$-	$-		$-	$-0	$-		$60,000

(1)	This represents the annual salary payable to Mr. Thompson pursuant to the then current terms of his employment agreement. See the section, “Employment Agreements” below for additional information regarding certain accruals and deferrals regarding Mr. Thompson’s compensation.
(2)	This represents the annual bonus payable to Mr. Thompson pursuant to the then current terms of his employment agreement. See the section, “Employment Agreements” below for additional information regarding certain accruals and deferrals regarding Mr. Thompson’s compensation.
(3)	This amount includes: $37,072 in medical insurance and medical reimbursement we agreed to cover for Mr. Thompson pursuant to his employment agreement and $4,978 in reimbursement for office and travel related expenses. However, in light of the Company’s cash position, Mr. Thompson agreed to defer all such reimbursement until such time as our cash position improves. See the section, “Employment Agreements” below for additional information regarding the payback terms of these funds, which we deem “accounts payable – related party.”
(4)	This represents the annual salary payable to Mr. Thompson pursuant to the then current terms of his employment agreement. See the section, “Employment Agreements” below for additional information regarding certain accruals and deferrals regarding Mr. Thompson’s compensation. .
(5)	This represents the annual bonus payable to Mr. Thompson pursuant to the then current terms of his employment agreement. See the section, “Employment Agreements” below for additional information regarding certain accruals and deferrals regarding Mr. Thompson’s compensation. .
(6)	This amount includes: $41,496 in medical insurance and medical reimbursement we agreed to cover for Mr. Thompson pursuant to his employment agreement and $3,071 in reimbursement for office and travel related expenses. However, in light of the Company’s cash position, Mr. Thompson agreed to defer all such reimbursement until such time as our cash position improves. See the section, “Employment Agreements” below for additional information regarding the payback terms of these funds, which we deem “accounts payable – related party.”

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(7)	This represents the annual salary paid to Mr. Rice pursuant to the then current terms of his employment agreement. In 2021, Mr. Rice’s annual base salary was $180,000. In addition to his annual base salary Mr. Rice was reimbursed for $3,000 in medical insurance premiums and $1,040 in phone service expenses, pursuant to his employment agreement recorded and reported under “all other compensation”.
(8)	This represents the annual bonus payable to Mr. Rice pursuant to the then current terms of his employment agreement.
(9)	In 2021, Mr. Rice received $3,000 in medical insurance and medical reimbursement and $1,040 in phone service expenses, pursuant to his employment agreement.
(10)	This represents the annual salary paid to Mr. Rice pursuant to the then current terms of his employment agreement. In 2020, Mr. Rice’s annual base salary was $180,000. In addition to his annual base salary Mr. Rice was reimbursed for $3,000 in medical insurance premiums and $1,040 in phone service expenses, pursuant to his employment agreement recorded and reported under “all other compensation”.
(11)	This represents the annual bonus payable to Mr. Rice pursuant to the then current terms of his employment agreement.
(12)	In 2020, Mr. Rice received $3,000 in medical insurance and medical reimbursement and $1,040 in phone service expenses, pursuant to his employment agreement.
(13)	On July 3, 2019, the Board appointed Mr. Kenneth Le as the Company’s Director of government relations and President of Prodigy Textiles. Mr. Le’s employment agreement has a term of one year and can be terminated by either the Company or Mr. Le at any time. Under the employment agreement, Mr. Le is entitled to annual cash compensation of $60,000. In addition, Mr. Le was issued two three-year warrants to purchase 2,000,000 shares of Common Stock at an exercise price of $0.2299 per share, which are exercisable as of August 2021 and August 2022, respectively.
(14)	This represents the annual salary paid to Mr. Le pursuant to the then current terms of his employment agreement.
(15)	On February 19, 2020, the Company issued a 20-year option to purchase 20,000,000 shares of common stock at an exercise price of $0.115 per share to Mr. Thompson as part of the Incentive Stock Option Agreement. The options had a fair value of $2,198,411, based upon the Black-Scholes option-pricing model on the date of grant and are fully vested on the date granted. Options will be exercisable on February 19, 2025, and for a period of 15 years expiring on February 19, 2040.
(16)	On February 19, 2020, the Company issued a 10-year option to purchase 6,000,000 shares of common stock at an exercise price of $0.115 per share to Mr. Rice as part of the Incentive Stock Option Agreement. The options had a fair value of $626,047, based upon the Black-Scholes option-pricing model on the date of grant and 2,000,000 options are fully vested on the date granted and 1,000,000 options vest at the end of each successive year for four years. Options will be exercisable on February 19, 2021, and for a period of 10 years expiring on February 19, 2030.

Employment Agreements

On November 10, 2010, the Company entered into an employment agreement with Kim Thompson, its President, Chief Executive Officer, Chief Financial Officer and sole director, effective January 1, 2011 through the December 31, 2015. The agreement was for a term of five years at an annual salary of $210,000 in 2011, with a 6% annual increase thereafter. For the year ended December 31, 2015, the annual salary was $281,027, but in light of the Company’s cash position, Mr. Thompson deferred such compensation. On January 1, 2016, the agreement was renewed with the same terms for another 5 years with an annual salary of $297,889 for the year ended December 31, 2016, but in light of the Company’s cash position, Mr. Thompson deferred such compensation. On January 1, 2017, the agreement renewed with the same terms for another 5 years, but with an annual salary of $315,764 for the year ended December 31, 2017, but in light of the Company’s cash position, Mr. Thompson deferred such compensation. On January 1, 2018, the agreement renewed again with the same terms for another 5 years, but with an annual salary of $334,708 for the year ended December 31, 2018, but in light of the Company’s cash position, Mr. Thompson deferred such compensation. On January 1, 2019, the agreement renewed again with the same terms for another 5 years, but with an annual salary of $354,791 for the year ended December 31, 2019. On January 1, 2020, the agreement renewed again with the same terms for another 5 years, but with an annual salary of $376,078 for the year ended December 31, 2020. On January 1, 2021, the agreement renewed again with the same terms for another 5 years, but with an annual salary of $398,643 for the year ended December 31, 2021. As of December 31, 2021, the accrued salary balance is $2,991,191. See, “Certain Relationships And Related Transactions, And Director Independence - Accrued Salaries and Officer Loans – Mr. Thompson, CEO/President.”

Base pay will be increased each January 1st, for the subsequent twelve month periods by 6%. Mr. Thompson will also be entitled to life, disability, health and dental insurance as well as an annual bonus in an amount equal to 20% of the base salary. In light of the Company cash position, Mr. Thompson declined the life and disability insurance.

The agreement also calls for the retention of the executive as a consultant following the termination of employment with compensation during such consultancy based upon the Company reaching certain milestones:

Upon the expiration or termination of this agreement for any reason, or by either party, Company agrees that it will employ Executive as a consultant for a period of four (4) years and at a rate of $4,500 per month.

(a)	In the event that Company achieves gross sales of five million dollars ($5,000,000) or more, or one million dollars ($1,000,000) or more in net income, in any year during the term of this agreement, or upon the Company’s achieving an average market capitalization over a 240 consecutive calendar day period, in excess of $70,000,000 during the term of this agreement, then the consulting period will be for five (5) years and the consulting rate will be increased to $5,500 per month.
(b)	In the event that Company achieves gross sales of ten million dollars ($10,000,000) or more, or two million dollars ($2,000,000) or more in net income, in any year during the term of this agreement, or upon the Company’s achieving an average market capitalization over a 240 consecutive calendar day period, in excess of $90,000,000 during the term of this agreement, then the consulting period will be for six (6) years and the consulting rate will be increased to $7,500 per month.

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COO

On January 20, 2015, the Company entered into an at-will employment agreement with Mr. Jonathan R. Rice, its Chief Operating Officer (the “2015 COO Employment Agreement”). Although the 2015 COO Employment Agreement has been superseded (as described below), on January 23, 2015, Mr. Rice was issued a three-year warrant to purchase 2,000,000 shares of common stock of the Company at an exercise price of $0.001 per share pursuant to the COO Employment Agreement (the “January 2015 Warrant”) and on May 28, 2015, the Company issued a three-year warrant to purchase 3,000,000 shares of common stock of the Company at an exercise price of $0.001 per share (the “May 2015 Warrant”). The May 2015 share warrant fully vested on October 28, 2016 and will expire on May 28, 2022. For the twelve months ended December 31, 2015, the Company recorded $121,448 for the warrants issued to Mr. Rice.

On January 14, 2016, the Company entered into a new at-will employment agreement with Mr. Rice (the “2016 COO Employment Agreement”). The 2016 COO Employment Agreement had a term of one year and can be terminated by either the Company or Mr. Rice at any time. Under the 2016 COO Employment Agreement, Mr. Rice is entitled to an annual cash compensation of $140,000, which includes salary, health insurance, 401K retirement plan contributions, and other benefits. In addition, on March 30, 2016, Mr. Rice was issued a three-year warrant to purchase 6,000,000 shares of common stock of the Company at an exercise price of $0.001 per share pursuant to the 2016 COO Employment Agreement; this warrant fully vested on February 20, 2017 and will expire on May 20, 2026. Additionally, on August 4, 2016, the Company approved a performance retention bonus to Mr. Rice of $20,000 which was paid in 2021. For the twelve months ended December 31, 2021, the Company recorded $0 for the warrants issued to related party.

The Company extended the 2016 COO Employment Agreement to a term ending on January 31, 2019. On March 25, 2019, the Company signed an extension of its at-will employment agreement with its COO, extending the term to January 31, 2020. On May 19, 2020, the Company signed an extension of its at-will employment agreement with its COO, extending the term to January 31, 2021. On March 5, 2021, the Company signed an extension of its at-will employment agreement with its COO, extending the term to January 1, 2022. On February 24, 2022, the Company signed an extension of its at-will employment agreement with its COO, extending the term to January 1, 2023. The COO Employment Agreement can be terminated by either the Company or Mr. Rice at any time. For the twelve months ended December 31, 2021, the Company recorded $0 for the warrants issued to related party.

On January 9, 2018, the Company extended the expiration date of the January 2015 Warrant from January 19, 2018 to January 31, 2020. On January 10, 2020, the Company extended the expiration date of the January 2015 Warrant from January 31, 2020 to January 10, 2025.

On April 26, 2019, the Company signed an agreement to increase Mr. Rice’s base salary by $20,000 per year and issue a one-time $20,000 bonus.

On October 21, 2019, the Company signed another agreement to increase Mr. Rice’s base salary by another $20,000 per year (effective August 15, 2019).

On August 8, 2019, Mr. Rice was issued a set of three five-year warrants to purchase a total of 6,000,000 shares of common stock of the Company at an exercise price of $0.2299 per share pursuant to his employment agreement.

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Compensation of Directors

Directors are permitted to receive fixed fees and other compensation for their services as directors. The Board of Directors has the authority to fix the compensation of directors. No amounts have been paid to, or accrued to, directors in such capacity.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT AND RELATED STOCKHOLDER MATTERS

The following table sets forth certain information regarding the beneficial ownership of our Common Stock and Series A Preferred Stock as of the date of this Registration Statement by (a) each stockholder who is known to us to own beneficially 5% or more of our outstanding Common Stock, (b) directors, (c) our executive officers, and (d) all executive officers and directors as a group. Beneficial ownership is determined according to the rules of the SEC, and generally means that person has beneficial ownership of a security if he or she possesses sole or shared voting or investment power of that security and includes options, warrants and other securities convertible or exercisable into shares of Common Stock, provided that such securities are currently exercisable or convertible or exercisable or convertible within 60 days of the date hereof. Each director or officer, as the case may be, has furnished us with information with respect to their beneficial ownership. Except as otherwise indicated, all persons listed below have (i) sole voting power and investment power with respect to their Common Stock, except to the extent that authority is shared by spouses under applicable law, and (ii) record and beneficial ownership with respect to their Common Stock.

Title of Class	Name and Address of Beneficial Owner	Amount and Nature of Beneficial		Percent of Class (1)	Percent of All Voting Classes
Class A Common Stock
	Kim Thompson	203,357,611	(2)	21.39%	15.05%
	2723 South State St Suite 150
	Ann Arbor, MI 48104

	Jonathan R. Rice	14,786,280	(3)	1.55%	1.0%
	2723 South State St Suite 150
	Ann Arbor, MI 48104

	Kenneth Le	6,125,000	(4)	0.64%	0.45%
	2723 South State St Suite 150
	Ann Arbor, MI 48104

	All executive officers and directors as a group (3 Persons)	224,268,889		23.58%	16.60%

Series A Preferred Stock
	Kim Thompson	2		100%	29.61%
	2723 South State St Suite 150
	Ann Arbor, MI 48104

	Jonathan R. Rice	-		-	-
	2723 South State St Suite 150
	Ann Arbor, MI 48104

	Kenneth Le	-		-	-
	2723 South State St Suite 150
	Ann Arbor, MI 48104

	All executive officers and directors as a group (3 Persons)	2		100%	29.61%

(1) The percent of class is based on 950,905,044 shares of our Common Stock issued and outstanding as of the date hereof.

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(2) Such shares include 203,357,609 shares of Common Stock that are owned by Mr. Thompson, and 2 shares of Common Stock that may be issued upon conversion of the Series A Preferred Stock that are owned by Mr. Thompson. In addition to this, Mr. Thompson own 20,000,000 warrant shares of common stock that may be issued upon exercise of outstanding warrants no sooner than February19, 2025.

(3) Such shares include 768,280 shares of common stock that are owned by Mr. Rice and 14,000,000 shares of common stock that may be issued upon exercise of warrants Mr. Rice owns. Additionally, Mr. Rice owns warrants to purchase up to 7,0000,000 shares of common stock, which are not exercisable at this time.

(4) These shares represent shares of common stock that may be issued upon exercise of warrants Mr. Le owns. Additionally, Mr. Le owns warrants to purchase up to 1,675,000 shares of common stock, which are not exercisable at this time.

Change in Control

As of the date of this Registration Statement, there were no arrangements which may result in a change in control of the Company.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Except as disclosed herein, no director, executive officer, shareholder holding at least 5% of shares of our common stock, or any family member thereof, had any material interest, direct or indirect, in any transaction, or proposed transaction since January 1, 2020, in which the amount involved in the transaction exceeds the lesser of $120,000 or one percent of the average of our total assets at the year-end for the last two completed fiscal years.

Related Party Transactions

Accrued Salaries and Officer Loans

Mr. Thompson, CEO/President

Mr. Thompson agreed to defer a significant portion of the compensation and other payments, as set forth below, owed to him. Mr. Thompson also agreed not to collect or accrue any salary while the Company had employees furloughed over concerns regarding the current global pandemic during 2020.

●	Annual Compensation: December 31, 2016 and December 31, 2021, Kim Thompson, our CEO accrued $2,991,191of unpaid salary, which represents a portion of the annual compensation owed to him pursuant to the terms of his employment agreements during such time period. As of December 31, 2021, there was $1,901,953 in accrued interest on Mr. Thompson’s accrued salary; such interest accrues at the rate of 3% per annum. As a result of these accruals, as of December 31, 2021, we owed Mr. Thompson $4,893,144 in salary and interest related payments.

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●	Company Loans: As of December 31, 2021, Mr. Thompson loaned the Company an aggregate of $1,657,000 and has been repaid $0, leaving a balance of $1,657,000. As of December 31, 2021, there was $1,838,927 in loan interest; such interest accrues at the rate of 3% per annum.
●	Royalty Payments: Mr. Thompson was entitled to certain royalties as compensation for the transfer of intellectual property he owned to the Company. As of December 31, 2021, there was $65,292 in royalty payments payable to Mr. Thompson.
●	As of December 31, 2021, there was $347,156 included in accounts payable and accrued expense payable to Mr. Thompson, which includes rent payments owed on the Texas Property (as hereinafter defined).

On September 30, 2010, the Company agreed to issue preferred stock to Mr. Thompson in exchange for $650,000 in forgiveness of back salary. On December 19, 2013, the Company issued Mr. Thompson two shares of Series A Preferred Stock, which entitles him to a total of 400,000,000 votes on all matters, in consideration for his agreement to extend the Company’s repayment of the aforementioned debts owed to him to October 30, 2014 and to forgive an additional $30,000 in compensation that the Company previously owed to him.

Property Lease

On January 23, 2017, the Company signed an 8-year property lease with the Company’s CEO, President and controlling shareholder for land in Texas (the “Texas Property”). The Company pays $960 per month starting on February 1, 2017 and uses this facility to grow mulberry for its U.S. silk operations. The CEO and the Company mutually agreed to end this lease on April 5, 2021.

The Company is not a subsidiary of any company.

Loans

On January 24, 2020, the Company received $100,000 from Mr. Thompson. Pursuant to the terms of the loan, the advances bear an interest at 3%, is unsecured and due on demand.

On February 19, 2020, the Company received $100,000 from Mr. Thompson. Pursuant to the terms of the loan, the advances bear an interest at 3%, is unsecured and due on demand.

On March 9, 2020, the Company received $100,000 from Mr. Thompson. Pursuant to the terms of the loan, the advances bear an interest at 3%, is unsecured and due on demand.

On April 8, 2020, the Company received $100,000 from Mr. Thompson. Pursuant to the terms of the loan, the advances bear an interest at 3%, is unsecured and due on demand.

On June 3, 2020, the Company received $150,000 from Mr. Thompson. Pursuant to the terms of the loan, the advances bear an interest at 3%, is unsecured and due on demand.

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On July 16, 2020, the Company received $100,000 from Mr. Thompson. Pursuant to the terms of the loan, the advances bear an interest at 3%, is unsecured and due on demand.

On August 12, 2020, the Company received $100,000 from Mr. Thompson. Pursuant to the terms of the loan, the advances bear an interest at 3%, is unsecured and due on demand.

On September 10, 2020, the Company received $100,000 from Mr. Thompson. Pursuant to the terms of the loan, the advances bear an interest at 3%, is unsecured and due on demand.

On October 19, 2020, the Company received $30,000 from Mr. Thompson. Pursuant to the terms of the loan, the advances bear an interest at 3%, is unsecured and due on demand.

On November 4, 2020, the Company received $30,000 from Mr. Thompson. Pursuant to the terms of the loan, the advances bear an interest at 7%, is unsecured and due on demand.

On November 4, 2020, the Company received $30,000 from Mr. Thompson. Pursuant to the terms of the loan, the advances bear an interest at 3%, is unsecured and due on demand.

On November 17, 2020, the Company received $35,000 from Mr. Thompson. Pursuant to the terms of the loan, the advances bear an interest at 3% is unsecured and due on demand.

On December 1, 2020, the Company received $70,000 from Mr. Thompson. Pursuant to the terms of the loan, the advances bear an interest at 3%, is unsecured and due on demand.

On January 26, 2022, the Company repaid $40,000 of loan principal to Mr. Thompson.

Related Party Policy

Our current Code of Ethics requires the CEO and CFO to avoid, wherever possible, actual conflicts of interest in personal and professional relationships; however, we have not yet adopted a formal policy for the review, approval or ratification of related party transactions. Accordingly, the transactions discussed above were not reviewed, approved or ratified in accordance with any such policy. A conflict of interest situation can arise when a person takes actions or has interests that may make it difficult to perform his or her work objectively and effectively. Conflicts of interest may also arise if a person, or a member of his or her family, receives improper personal benefits as a result of his or her position.

We also require each of our directors and executive officers to annually complete a directors’ and officers’ questionnaire that elicits information about related party transactions.

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These procedures are intended to determine whether any such related party transaction impairs the independence of a director or presents a conflict of interest on the part of a director, employee or officer.

Prior to the consummation of this offering, we will adopt a new code of ethics requiring us to avoid, wherever possible, all conflicts of interests, except under guidelines or resolutions approved by our Board (or the appropriate committee of our board) or as disclosed in our public filings with the SEC. Under our code of ethics, conflict of interest situations will include any financial transaction, arrangement or relationship (including any indebtedness or guarantee of indebtedness) involving the company. A form of the code of ethics that we plan to adopt prior to the consummation of this offering is filed as an exhibit to the registration statement of which this prospectus is a part.

In addition, our audit committee, pursuant to a written charter that we will adopt prior to the consummation of this offering, will be responsible for reviewing and approving related party transactions to the extent that we enter into such transactions. An affirmative vote of a majority of the members of the audit committee present at a meeting at which a quorum is present will be required in order to approve a related party transaction. A majority of the members of the entire audit committee will constitute a quorum. Without a meeting, the unanimous written consent of all of the members of the audit committee will be required to approve a related party transaction. A form of the audit committee charter that we plan to adopt prior to the consummation of this offering is filed as an exhibit to the registration statement of which this prospectus is a part. We also require each of our directors and executive officers to complete a directors’ and officers’ questionnaire that elicits information about related party transactions.

DESCRIPTION OF SECURITIES

General

Our original articles of incorporation authorized 60,000,000 shares of Class A common stock, 25,000,000 shares of Class B common stock with no par value per share and 10,000,000 shares of preferred stock with no par value per share. On March 18, 2009, we amended our articles of incorporation to provide for unlimited authorized shares, no par value, of Class A common stock and Class B common stock, and preferred stock. In December 2013, we further amended our articles of incorporation to designate Series A of the Company’s preferred stock, no par value; there are two shares of Series A preferred stock authorized. There are no provisions in our charter or by-laws that would delay, defer or prevent a change in our control. As of the date hereof, we have 950,905,044 shares of Class A common stock, 0 shares of Class B common stock and 2 shares of Series A Preferred Stock outstanding. The Class B common stock is not listed on the OTCQB or any other market and we are not seeking to have it listed on Nasdaq or another national exchange.

Common Stock

As of March 23, 2022, 950,905,044 shares of Class A common stock were issued and outstanding and held by 34 stockholders of record, and we had no shares of Class B common stock issued and outstanding. Holders of our Common Stock are entitled to one vote for each share on all matters submitted to a stockholder vote; Class B common stock does not have any voting rights.

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Holders of Common Stock do not have cumulative voting rights.

Holders of a majority of the shares of Common Stock voting for the election of directors can elect all of the directors. Holders of our common stock representing a majority of the voting power of our capital stock issued and outstanding and entitled to vote, represented in person or by proxy, are necessary to constitute a quorum at any meeting of our stockholders. A vote by the holders of a majority of our outstanding shares is required to effectuate certain fundamental corporate changes such as liquidation, merger or an amendment to our Articles of Incorporation.

Although there are no provisions in our charter or by-laws that may delay, defer or prevent a change in control, we are authorized, without stockholder approval, to issue shares of preferred stock that may contain rights or restrictions that could have this effect.

Holders of both classes of common stock are entitled to share in all dividends that the Board, in its discretion, declares from legally available funds. In the event of liquidation, dissolution or winding up, each outstanding share entitles its holder to participate pro rata in all assets that remain after payment of liabilities and after providing for each class of stock, if any, having preference over the common stock. Holders of both classes of our common stock have no pre-emptive rights, no conversion rights and there are no redemption provisions applicable to our common stock.

Preferred Stock

Our Board has the authority, without further action by the stockholders, to issue from time to time the preferred stock in one or more series for such consideration and with such relative rights, privileges, preferences and restrictions that the Board may determine. The preferences, powers, rights and restrictions of different series of preferred stock may differ with respect to dividend rates, amounts payable on liquidation, voting rights, conversion rights, redemption provisions, sinking fund provisions and purchase funds and other matters. The issuance of preferred stock could adversely affect the voting power or other rights of the holders of common stock.

Effective December 17, 2013, the Company amended its Articles of Incorporation to designate Series A of the Company’s preferred stock, no par value. Under the amendment, there are two shares of Series A preferred stock authorized. The holders of Series A preferred stock are entitled to vote together with the holders of the Company’s common stock on all matters upon which the Company’s stockholders may vote.

Each share of Series A preferred stock is entitled to 200,000,000 votes on all such matters. Each share of Series A preferred stock is convertible into one share of the Company’s common stock at the holder’s option. On December 19, 2013, the Company issued two shares of Series A preferred stock to Kim Thompson, the Company’s founder, CEO, CFO, President, and sole director.

The shares of Series A preferred stock were issued to Mr. Thompson in exchange for an agreement to extend to October, 30, 2014 the date on which the Company would pay certain debts owed to Mr. Thompson. As part of the transaction, Mr. Thompson also agreed to forgive $30,000 which the Company owed to him as compensation. In connection with the transaction, the Company incurred a loss on settlement of debt of $5,187,800.

Dividends

Since inception we have not paid any cash dividends on our capital stock. We currently do not anticipate paying any cash dividends in the foreseeable future on our common stock, when issued pursuant to this offering. Although we intend to retain our earnings, if any, to finance the exploration and growth of our business, our Board will have the discretion to declare and pay dividends in the future. Payment of dividends in the future will depend upon our earnings, capital requirements, and other factors, which our Board may deem relevant.

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Certain Anti-Takeover Effects

Certain provisions of Wyoming law may have an anti-takeover effect and may delay or prevent a tender offer or other acquisition transaction that a shareholder might consider to be in his or her best interest. The summary of the provisions of Wyoming law set forth below does not purport to be complete and is qualified in its entirety by reference to Wyoming law.

The issuance of shares of preferred stock, the issuance of rights to purchase such shares, and the imposition of certain other adverse effects on any party contemplating a takeover could be used to discourage an unsolicited acquisition proposal. For instance, the issuance of the preferred stock, if the option to acquire such shares is exercised, would impede a business combination by the voting rights that would enable a holder to block such a transaction. In addition, under certain circumstances, the issuance of other preferred stock could adversely affect the voting power of holders of our common stock.

Under Wyoming law, a director, in determining what he reasonably believes to be in or not opposed to the best interests of the corporation, does not need to consider only the interests of the corporation’s stockholders in any takeover matter but may also, in his discretion, may consider any of the following:

(i)	The interests of the corporation’s employees, suppliers, creditors and customers;

(ii)	The economy of the state and nation;

(iii)	The impact of any action upon the communities in or near which the corporation’s facilities or operations are located;

(iv)	The long-term interests of the corporation and its stockholders, including the possibility that those interests may be best served by the continued independence of the corporation; and

(v)	Any other factors relevant to promoting or preserving public or community interests.

The outstanding Series A Preferred Stock can deter a takeover.

Because our Board is not required to make any determination on matters affecting potential takeovers solely based on its judgment as to the best interests of our stockholders, our board of directors could act in a manner that would discourage an acquisition attempt or other transaction that some, or a majority, of our stockholders might believe to be in their best interests or in which such stockholders might receive a premium for their stock over the then market price of such stock. Our Board of directors presently does not intend to seek stockholder approval prior to the issuance of currently authorized stock, unless otherwise required by law or applicable stock exchange rules.

Transfer Agent

The transfer agent for our Common Stock is Olde Monmouth Stock Transfer Co., Inc.

Listing

Our Common stock is quoted on the OTCQB under the trading symbol KBLB”. We have applied to have our Common Stock listed on the Nasdaq Capital Market under the symbol “KBLB” and our Purchase Warrants listed on the Nasdaq Capital Market under the symbol “KBLBW,” but we cannot guarantee that our application will be approved.

Limitation on Liability and Indemnification Matters

See the section of this prospectus entitled “Management — Indemnification”.

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Penny Stock Regulation

The SEC has adopted regulations which generally define “penny stock” to be any equity security that has a market price of less than Five Dollars ($5.00) per share or an exercise price of less than Five Dollars ($5.00) per share. Such securities are subject to rules that impose additional sales practice requirements on broker-dealers who sell them. For transactions covered by these rules, the broker-dealer must make a special suitability determination for the purchaser of such securities and have received the purchaser’s written consent to the transaction prior to the purchase. Additionally, for any transaction involving a penny stock, unless exempt, the rules require the delivery, prior to the transaction, of a disclosure schedule prepared by the SEC relating to the penny stock market. The broker-dealer also must disclose the commissions payable to both the broker-dealer and the registered representative, current quotations for the securities and, if the broker-dealer is the sole market-maker, the broker-dealer must disclose this fact and the broker-dealer’s presumed control over the market. Finally, among other requirements, monthly statements must be sent disclosing recent price information for the penny stock held in the account and information on the limited market in penny stocks. As our Common Stock immediately following this Offering may be subject to such penny stock rules, purchasers in this Offering will in all likelihood find it more difficult to sell their Common Stock shares in the secondary market.

DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or persons controlling the registrant pursuant to the foregoing provisions, the registrant has been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

LEGAL MATTERS

The validity of the shares of our Common Stock offered hereby and other legal matters concerning this Offering relating to Wyoming law will be passed upon for us by Tynsky Law office, P.C., Green River, Wyoming. Certain legal matters in connection with this Offering with respect to the United States federal securities law and New York law will be passed upon for us by Hunter Taubman Fischer & Li LLC, New York, New York.

EXPERTS

The consolidated financial statements as of December 31, 2021 and 2020, included in this prospectus have been audited and so included in reliance on the report of M&K CPAS, PLLC, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

We have filed with the SEC a registration statement on Form S-1, including relevant exhibits and schedules under the Securities Act, covering the Common Stocks offered by this prospectus. You should refer to our registration statements and their exhibits and schedules if you would like to find out more about us and about the Common Stocks. This prospectus summarizes material provisions of contracts and other documents that we refer you to. Since the prospectus may not contain all the information that you may find important, you should review the full text of these documents.

The registration statements, reports and other information so filed can be inspected and copied at the public reference facilities maintained by the SEC at 100 F Street, N.E., Washington, D.C. 20549. You can request copies of these documents upon payment of a duplicating fee, by writing to the SEC. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the public reference rooms. The SEC also maintains a website that contains reports, proxy statements and other information about issuers, such as us, who file electronically with the SEC. The address of that website is http://www.sec.gov. The information on that website is not a part of this prospectus.

No dealers, salesperson or other person is authorized to give any information or to represent anything not contained in this prospectus. You must not rely on any unauthorized information or representations. This prospectus is an offer to sell only the securities offered hereby, but only under circumstances and in jurisdictions where it is lawful to do so. The information contained in this prospectus is current only as of its date.

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PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13. Other Expenses of Issuance and Distribution

The following table sets forth the various expenses, all of which will be borne by the registrant, in connection with the sale and distribution of the securities being registered. All amounts shown are estimates except for the SEC registration fee and the FINRA filing fee.

SEC registration fee	$
FINRA filing fee	$
Nasdaq initial and listing fees	$
Accounting fees and expenses	$	*
Legal fees and expenses	$	*
Printing and Engraving	$	*
Transfer agent and registrar fees	$	*
Miscellaneous	$	*
Total	$	*

* To be provided by amendment.

Item 14. Indemnification of Directors and Officers.

Pursuant to the Registrant’s Articles of Incorporation, as amended and Bylaws, the Registrant may indemnify any person (including his estate) made or threatened to be made a party to any suit or proceeding, whether civil or criminal, by reason of the fact that he was a director or officer of the Registrant or served at the Registrant’s request as a director or officer of a subsidiary of the Registrant, against judgments, fines, amounts paid in settlement and reasonable expenses, including attorney fees actually and necessarily incurred as a result of such threat, suit or proceeding, or any appeal therein, to the fullest extent permitted by the General Corporation Law of the State of Wyoming.

Item 15. Recent Sales of Unregistered Securities.

During the last three years, the Registrant has not issued unregistered securities to any person, except as described below. None of these transactions involved any underwriters, underwriting discounts or commissions, except as specified below, or any public offering, and, unless otherwise indicated below, the Registrant believes that each transaction was exempt from the registration requirements of the Securities Act by virtue of Section 4(a)(2) thereof and/or Rule 506 of Regulation D promulgated thereunder, and/or Regulation S promulgated thereunder regarding offshore offers and sales. All recipients had adequate access, though their relationships with the Registrant, to information about the Registrant.

On February 9, 2018, the Company issued 3-year warrant to purchase 3,000,000 shares of common stock at an exercise price of $0.056 per share to a consultant for services rendered. The warrants had a fair value of $52,660, based upon the Black-Scholes option-pricing model on the date of grant and are fully vested on the date granted. Warrants will be exercisable on August 9, 2019, and for a period of 2 years expiring on August 9, 2021. During the year ended December 31, 2018, the Company recorded $52,660 as an expense for warrants issued.

On March 20, 2018, the Company issued 4-year warrant to purchase 600,000 shares of common stock at an exercise price of $0.001 per share to a consultant for services rendered. The warrants had a fair value of $19,915, based upon the Black-Scholes option-pricing model on the date of grant and fully vested on March 20, 2018. Warrants will be exercisable on March 20, 2019, and for a period of 3 years expiring on March 20, 22. During the year ended December 31, 2018, the Company recorded $19,915 as an expense for warrants issued. The warrants were canceled during the fiscal year ended December 31, 2019 in exchange for a cash payment of $6,000.

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On April 6, 2018, the Company issued 36,000 shares with a fair value of $1,076 ($0.0299/share) to a consultant as consideration for consulting fees owed from October 1, 2014 through December 31, 2018 of $21,000.

On March 9, 2019, the Company entered into a purchase agreement with one investor (the “Purchase Agreement”). Pursuant to the Purchase Agreement, the Company issued the investor 14,797,278 Units at a purchase price of $0.06758 per Unit, for total gross proceeds to the Company of $1,000,000. The Units consist of 14,797,278 shares of the Company’s common stock and two warrants (the “Warrants”): (i) one warrant entitles the investor to purchase up to 14,797,278 shares of common stock at an exercise price of $0.06 per share (the “6 Cent Warrants”) and (ii) one warrant entitles the investor to purchase up to 7,398,639 shares of common stock at an exercise price of $0.08 per share (the “8 Cent Warrant”). The securities sold in the private placement were issued in reliance on an exemption from registration under Regulation S of the Securities Act of 1933, as amended (“Regulation S”). The bases for the availability of this exemption include the facts that the sales of the securities were made to a non-U.S. person (as defined under Rule 902 section (k)(2)(i) of Regulation S), pursuant to an offshore transaction, and no directed selling efforts were made in the United States by the issuer, a distributor, any of their respective affiliates, or any person acting on behalf of any of the foregoing.

On March 20, 2019, the Company issued 4,052,652 shares of its Common Stock as payment for $243,159 of certain debt owed to Notre Dame.

On August 8, 2019, the Company issued a set of four (4) warrants totaling 500,000 shares to a related party, with an exercise price of $0.2299 per share.

On August 8, 2019, the Company issued a set of two (2) warrants totaling 2,000,000 shares to a related party, with an exercise price of $0.2299 per share.

On August 8, 2019, the Company issued a set of three (3) warrant totaling 6,000,000 shares to a related party, with an exercise price of $0.2299 per share.

On August 14, 2019, the Company issued 7,967,871 shares in connection with the cashless exercise of the 8,000,000 warrants.

On September 26, 2019, the Company issued 766,667 shares in connection with the cashless exercise of 1,000,000 warrants.

On July 30, 2020, the Company issued 9,941,623 shares of common stock in connection with the cashless exercise of 10,000,000 warrants.

On March 2, 2021, the Company issued 1,479,728 shares of Common Stock in exchange for $88,783.68, per the terms of a cash stock warrant exercise.

On March 25, 2021, the Company entered into a securities purchase agreement with YA II PN, LTD., a Cayman Islands exempt company (“Yorkville”), pursuant to which Yorkville purchased secured convertible debentures (the “2021 Securities Purchase Agreement”) in the aggregate principal amount of USD$4,000,000 (the “2021 Convertible Debentures”), which are convertible into shares of Common Stock (as converted, the “2021 Conversion Shares”), of which a secured convertible debenture (the “2021 First Convertible Debenture”) in the principal amount of $500,000 (the “2021 First Convertible Debenture Purchase Price”) shall be issued within 1 business day following the initial closing, a secured convertible debenture (the “2021 Second Convertible Debenture”) in the principal amount of $500,000 (the “Second Convertible Debenture Purchase Price”) shall be issued within 1 business day following the satisfaction of conditions for a second closing and a secured convertible debenture (the “2021 Third Convertible Debenture,” together with the 2021 First Convertible Debenture and the 2021 Second Convertible Debenture, each a “2021 Convertible Debenture” and collectively, the “2021 Convertible Debentures”) in the principal amount of $3,000,000 (the “2021 Third Convertible Debenture Purchase Price”) shall be issued within 1 business day following satisfaction of conditions for a third closing (the first closing, second closing and third closing are each referred to as a “2021 Closing” or collectively as the “2021 Closings) and (collectively, the 2021 First Convertible Debenture Purchase Price, the 2021 Second Convertible Debenture Purchase Price and the 2021 Third Convertible Debenture Purchase Price shall collectively be referred to as the “2021 Purchase Price”) (the “2021 Yorkville Transaction”).

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Each 2021 Convertible Debenture shall mature twelve (12) months after the date of issuance and accrues interest at the rate of 10% per annum. The principal must be paid in cash, but the Company has the right to extend the maturity date by 30 days, during which time interest will continue to accrue, upon written notice of same to the holder. Interest shall be provided in cash, unless certain conditions as specified in the 2021 Convertible Debenture are satisfied, in which case the company has the right to pay interest in shares of common stock at the then applicable conversion price on the trading day immediately prior to the pay date. The debenture holder may convert each 2021 Convertible Debenture into shares of common stock at any time after issuance at a price equal to 80% of the lowest volume weighted average price of the Company’s Common Stock during the 10 trading days immediately preceding the date they convert the debenture; provided, however if the Company’s Common Stock is uplisted to the Nasdaq, the conversion price shall not be less than 20% of the conversion price used in the first conversion thereunder. The debenture holder may not convert the 2021 Convertible Debenture if such conversion would result in such holder holding in excess of in excess of 4.99% of the number of shares of Common Stock outstanding immediately after giving effect to such conversion or receipt of shares as payment of interest, unless waived by the holder with at least 65 days prior notice to the Company (the “Ownership Cap”).

The Company held the first closing on March 25, 2021 and contemporaneously therewith, the Company issued Yorkville a warrant (the “2021 Yorkville Warrant”) to purchase 8,000,000 shares of the Company’s Common Stock (the “2021 Warrant Shares”). The 2021 Yorkville Warrant has a term of five (5) years and is initially exercisable at $0.25 per share, subject to adjustment and can be exercise via cashless exercise. If the Company issues or sells securities at a price less than the exercise price, the exercise price shall be reduced to such lower price. The Yorkville Warrant also has the same Ownership Cap as set forth in the 2021 Convertible Debenture.

In connection with the 2021 Securities Purchase Agreement, the Company also entered into a registration rights agreement with Yorkville, pursuant to which the Company agreed to register the shares of common stock underling the 2021 Debentures and the 2021 Yorkville Warrant.

Following fulfillment of the requirements in the 2021 Securities Purchase Agreement, on April 6, 2021, the Company issued the 2021 Second Convertible Debenture to Yorkville in the amount of $500,000.

Following fulfillment of the requirements in the 2021 Securities Purchase Agreement, on April 22, 2021, the Company issued the 2021 Third Convertible Debenture to Yorkville in the amount of $3,000,000.

On April 23, 2021, the Company issued 836,574 shares of Common Stock in exchange for conversion of $100,000 of principle balance on a convertible debenture and $1,644 of accrued interest.

On April 26, 2021, the Company issued 2,063,391 shares of Common Stock in exchange for conversion of $250,000 of principle balance on a convertible debenture and $3,178 of accrued interest.

On April 30, 2021, the Company issued 2,058,686 shares of Common Stock in exchange for conversion of $250,000 of principle balance on a convertible debenture and $3,630 of accrued interest.

On May 4, 2021, the Company issued 1,479,728 shares of Common stock in connection with the exercise of 1,479,728 warrants for $88,784.

On June 7, 2021, the Company issued 2,431,506 shares of Common Stock in exchange for conversion of $200,000 of principle balance on a convertible debenture and $25,644 of accrued interest.

On June 23, 2021, the Company issued 2,422,195 shares of Common Stock in exchange for conversion of $200,000 of principle balance on a convertible debenture and $10,247 of accrued interest.

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On July 6, 2021, the Company issued 2,343,919 shares of Common Stock in exchange for conversion of $200,000 of principle balance on a convertible debenture and $7,671 of accrued interest.

On July 20, 2021, the Company issued 1,664,823 shares of Common Stock in exchange for conversion of $100,000 of principle balance on a convertible debenture and $60,822 of accrued interest.

On July 29, 2021, the Company issued 3,101,546 shares of Common Stock in exchange for conversion of $200,000 of principle balance on a convertible debenture and $11,836 of accrued interest.

On August 16, 2021, the Company issued 2,277,273 shares of Common Stock in exchange for conversion of $150,000 of principle balance on a convertible debenture and $6,904 of accrued interest.

On August 23, 2021, the Company issued 3,454,203 shares of Common Stock in exchange for conversion of $200,000 of principle balance on a convertible debenture and $11,397 of accrued interest.

On August 30, 2021, the Company issued 2,284,808 shares of Common Stock in exchange for conversion of $150,000 of principle balance on a convertible debenture and $3,082 of accrued interest.

On September 3, 2021, the Company issued 3,000,000 shares of its common stock for services rendered, with a fair value of $242,100 ($0.0807/share) on the date of grant.

On September 8, 2021, the Company issued 4,311,269 shares of Common Stock in exchange for conversion of $250,000 of principle balance on a convertible debenture and $6,521 of accrued interest.

On September 14, 2021, the Company issued 2,936,668 shares of Common Stock in exchange for conversion of $200,000 of principle balance on a convertible debenture and $2,630 of accrued interest.

On September 20, 2021, the Company issued 4,138,369 shares of Common Stock in exchange for conversion of $250,000 of principle balance on a convertible debenture and $4,095 of accrued interest.

On October 4, 2021, the Company issued 2,957,622 shares of Common Stock in exchange for conversion of $200,000 of principle balance on a convertible debenture and $2,301 of accrued interest.

On October 12, 2021, the Company issued 4,205,118 shares of Common Stock in exchange for conversion of $250,000 of principle balance on a convertible debenture and $5,671of accrued interest.

On October 25, 2021, the Company issued 3,043,955 shares of Common Stock in exchange for conversion of $200,000 of principle balance on a convertible debenture and $1,205 of accrued interest.

On November 10, 2021, the Company issued 3,528,221 shares of Common Stock in exchange for conversion of $200,000 of principle balance on a convertible debenture and $5,342.47 of accrued interest.

On November 22, 2021, the Company issued 3,561,885 shares of Common Stock in exchange for conversion of $200,000 of principle balance on a convertible debenture and $1,602.74 of accrued interest.

On December 6, 2021, the Company issued 5,175,822 shares of Common Stock in exchange for conversion of $250,000 of principle balance on a convertible debenture and $1,027.40 of accrued interest.

On December 20, 2021, the Company issued 5,874,062 shares of Common Stock in exchange for conversion of $250,000 of principle balance on a convertible debenture and $35,479.45 of accrued interest.

On January 18, 2022, we entered into another securities purchase agreement with Yorkville, pursuant to which Yorkville purchased secured convertible debentures (the “Securities Purchase Agreement”) in the aggregate principal amount of USD$3,000,000 (the “Convertible Debentures”), which are convertible into shares of Common Stock (as converted, the “Conversion Shares”), of which a secured convertible debenture (the “First Convertible Debenture”) in the principal amount of $1,500,000 (the “First Convertible Debenture Purchase Price”) shall be issued upon signing the Securities Purchase Agreement and a secured convertible debenture (the “Second Convertible Debenture,” together with the First Convertible Debenture, each a “Convertible Debenture” and collectively, the “Convertible Debentures”) in the principal amount of $1,500,000 (the “Second Convertible Debenture Purchase Price”) shall be issued on or about the date that the Securities and Exchange Commission declares the registration statement registering the shares of common stock underlying the notes effective (collectively, the First Convertible Debenture Purchase Price and the Second Convertible Debenture Purchase Price shall collectively be referred to as the “Purchase Price”) (the “Yorkville Transaction”). These additional funds, together with those from the previously completed transactions we conducted with Yorkville between December 2020 and March 2021, account for an $8 million total Yorkville investment; as of the date hereof, $250,000 remains under the debentures previously issued to Yorkville pursuant thereto. The Company also issued Yorkville a warrant to purchase 12,500,000 shares of the Company’s Common Stock, at an initial exercise price of $0.12 per share and a warrant to purchase 4,285,714 shares of the Company’s Common Stock, at an initial exercise price of $0.14 per share. The warrants have a term of five (5) years and can be exercised via cashless exercise. If the Company issues or sells securities at a price less than the applicable warrant exercise price, the exercise price of the applicable warrant shall be reduced to such lower price. The warrants also have the same ownership cap as set forth in the Convertible Debentures, as described below. The Company is also required to reserve no less than 300% of the maximum number of shares of Common Stock issuable upon conversion of all the outstanding Convertible Debentures. Pursuant to the Securities Purchase Agreement, the Company is prohibited from incurring specified indebtedness, liens, except with the prior written consent from the holders of at least 75% of the then outstanding principal amount of Convertible Debentures.

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Each Convertible Debenture shall mature thirteen (13) months after the date of issuance, unless extended by the Yorkville, and accrues interest at the rate of 10% per annum. Principal, interest and any other payments due under the Convertible Debentures shall be paid in cash. The debenture holder may convert all or part of the Convertible Debentures into shares of common stock at any time after issuance at a conversion rate equal to 85% of the lowest daily volume weighted average price of the Common Stock during the 10 consecutive trading days immediately preceding the conversion date or other date of determination. The debenture holder may not convert the Convertible Debenture if such conversion would result in such holder holding in excess of in excess of 4.99% of the number of shares of Common Stock outstanding immediately after giving effect to such conversion or receipt of shares as payment of interest, unless waived by the holder with at least 65 days prior notice to the Company (the “Ownership Cap”). The Company also has the option to redeem, in part or in whole, the outstanding principal and interest under a Convertible Debenture prior to the maturity date. The Company shall pay an amount equal to the principal and interest amount being redeemed plus a redemption premium equal to 15% of the outstanding principal amount. Standard events of default are included in the Convertible Debenture, pursuant to which the holder may declare it immediately due and payable. During an event of default, the interest rate shall increase to 15% per annum until the event of default is cured; the holder also has the right to convert the Convertible Debenture into shares of common stock during an event of default.

The Convertible Debentures are secured by all assets of the Company and its subsidiaries subject to (i) that certain amended and restated security agreement by and between Yorkville, the Company and the Company’s subsidiaries (all such security agreements shall be referred to as the “Security Agreement”) pursuant to which the Company and its wholly owned subsidiaries agree to provide Yorkville a security interest in all personal property of the Prodigy Textiles, the Company’s subsidiary organized under the laws of Vietnam (“Prodigy”), (ii) the amended and restated intellectual property security agreement by and between Yorkville, the Company and the Company’s subsidiaries referenced therein dated January 18, 2022 (all such security agreements shall be referred to as the “IP Security Agreement”), pursuant to which the Company and its wholly owned subsidiaries agree to provide Yorkville a security interest in the intellectual property collateral (as this term is defined in the IP Security Agreement), and (iii) the amended and restated global guaranty by and between Prodigy, in favor of Yorkville, with respect to all of the Company’s obligations to Yorkville dated as of January 18, 2022 (the “Guaranty” and collectively with the Security Agreement and the IP Security Agreement shall be referred to as the “Security Documents”). Pursuant to the Guaranty, Prodigy guarantees the payment and performance of all of the Company’s obligations under the Convertible Debentures, Warrants and related transaction documents.

In connection with the Securities Purchase Agreement, the Company also entered into a Registration Rights Agreement with Yorkville, pursuant to which the Company agreed to register all of the shares of Common Stock underlying the Convertible Debentures and warrants and with respect to subsequent registration statements, if any, such number of shares of Common Stock as requested by Yorkville not to exceed 300% of the maximum number of shares of Common Stock issuable upon conversion of all Convertible Debentures then outstanding (assuming for purposes hereof that (x) such Convertible Debentures are convertible at the then current conversion price and (y) any such conversion shall not take into account any limitations on the conversion of the Convertible Debentures set forth therein, in each case subject to any cutbacks set forth in the Registration Rights Agreement.

Upon signing the letter of intent for the Yorkville Transaction, the Company paid $10,000 to an affiliate of Yorkville, for due diligence and structuring.

On January 21, 2022, the Company issued 3,935,417 shares of Common Stock in exchange for conversion of $250,000 of principle balance on a convertible debenture and $2,260.27 of accrued interest.

On January 31, 2022, the Company issued 4,569,059 shares of Common Stock in exchange for conversion of $250,000 of principle balance on a convertible debenture and $42,876.71 of accrued interest.

On February 16, 2022, the Company issued 3,924,443 shares of Common Stock in exchange for conversion of $250,000 of principle balance on a convertible debenture and $1,164 of accrued interest.

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Item 16. Exhibits and Financial Statement Schedules.

(a) The following exhibits are filed as part of this Registration Statement:

EXHIBIT INDEX

EXHIBIT NUMBER	DESCRIPTION

3.1	Articles of Incorporation (1)

3.2	Articles of Amendment (3)

3.3	Articles of Amendment, filed with the Wyoming Secretary of State on November 15, 2013 (6)

3.4	Articles of Amendment, filed with the Wyoming Secretary of State on December 17, 2013 (7)

3.5	By-Laws (1)

4.1	Warrant issued Mr. Jonathan R. Rice (18)

4.2	Purchase Warrant(20)

4.3	Secured Convertible Debenture(20)

4.4	Warrant issued December 11, 2020 (19)

4.5	Secured Convertible Debenture dated December 11, 2020 (19)

4.6	Amended and Restated Convertible Debenture (20)
4.7	Form of Convertible Debenture dated January 18, 2022 (21)

4.8	Form of Warrant dated January 18, 2022 (21)

5.1	Opinion of Wyoming counsel, as to the validity of the Common Stock (22)

5.2	Opinion of US counsel, as to the validity of the Common Stock (22)

10.1	Employment Agreement, dated November 10, 2010, by and between Kraig Biocraft Laboratories, Inc. and Kim Thompson (8)

10.6	Addendum to the Founder’s Stock Purchase and Intellectual Property Transfer Agreement, dated December 26, 2006, and the Founder’s Stock Purchase and Intellectual Property Transfer Agreement dated April 26, 2006 (3)

10.7	Intellectual Property/Collaborative Research Agreement, dated March 20, 2010, by and between Kraig Biocraft Laboratories and The University of Notre Dame du Lac. (2)

10.11	License Agreement, dated October 28, 2011, between the Company and University of Notre Dame du Lac. (12)

10.12	Intellectual Property / Collaborative Research Agreement, dated June 6, 2012, between the Company and University of Notre Dame du Lac. (12)

10.14	Employment Agreement, dated January 19, 2015, between the Company and Mr. Jonathan R. Rice (11)

10.15	Intellectual Property and Collaborative Research Agreements, dated March 4, 2015, between the Company and University of Notre Dame du Lac. (14)

10.16	2019 Employee Stock Option Plan (15)

10.17	Strategic Partnership Agreement between the Company and Mthemovement Kings Pte Ltd. (17)

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10.18	Amendment to Strategic Partnership Agreement between the Company and Mthemovement Kings Pte Ltd. (17)

10.19	Convertible Debenture (19)

10.20	Securities Purchase Agreement (19)

10.21	Securities Purchase Agreement(20)

10.22	Registration Rights Agreement(20)

10.23	Global Guaranty Agreement(20)

10.24	Security Agreement(20)

10.25	IP Security Agreement(20)

10.26	Form of Securities Purchase Agreement dated January 18, 2022 (21)

10.27	Form of Amended and Restated Guaranty Agreement January 18, 2022 (21)

10.28	Form of Amended and Restated Security Agreement January 18, 2022 (21)

10.29	Form of Amended and Restated IP Security Agreement January 18, 2022 (21)

10.30	Form of Registration Rights Agreement January 18, 2022 (21)

14.1	Code of Business Conduct and Ethics (13)

14.2	Code of Ethics (16)

21.1	List of Subsidiaries (16)

23.1	Consent of M&K CPAS, PLLC *

23.2	Consent of U.S. counsel (included in Exhibit 5.2)(22)

23.3	Consent of Wyoming counsel (included in Exhibit 5.1)(22)

99.1	Form of Audit Committee Charter (16)

99.2	Form of Compensation Charter (16)

99.3	Form Nominating and Governance Charter (16)

107	Filing Fees Exhibit*

XBRL for the Fiscal Years Ended December 31, 2021 and 2020
101.INS	XBRL Instance Document *
101.CAL	XBRL Taxonomy Extension Calculation Linkbase Document *
101.SCH	XBRL Taxonomy Extension Schema Document *
101.DEF	XBRL Taxonomy Extension Definition Linkbase Document *
101.LAB	XBRL Taxonomy Extension Labels Linkbase Document *
101.PRE	XBRL Taxonomy Extension Presentation Linkbase Document *

*Filed herewith

(1) Incorporated by reference to our Registration Statement on Form SB-2 (Reg. No. 333-146316) filed with the SEC on September 26, 2007.

(2) Incorporated by reference to our annual report on Form 10-K for the year ended December 31, 2009 filed with the SEC on April 15, 2010.

(3) Incorporated by reference to our Registration Statement on Form S-1 (Reg. No. 333-162316) filed with the SEC on October 2, 2009.

(4) Incorporated by reference to our Current Report on Form 8-K filed with the SEC on June 29, 2011.

(5) Incorporated by reference to our Quarterly Report on Form 10-Q filed with the SEC on May 15, 2013.

(6) Incorporated by reference to our Current Report on Form 8-K filed with the SEC on November 22, 2013.

(7) Incorporated by reference to our Current Report on Form 8-K filed with the SEC on December 19, 2013.

(8) Incorporated by reference to our Registration Statement on Form S-1 (Reg. No. 333-175936) filed with the SEC on August 1, 2011.

(9) Incorporated by reference to our Registration Statement on Form S-1 (Reg. No. 333-199820) filed with the SEC on November 3, 2014.

(10) Incorporated by reference to our Amendment No. 1 to Registration Statement on Form S-1/A (Reg. No. 333-199820) filed with the SEC on January 7, 2015.

(11) Incorporated by reference to our Current Report on Form 8-K filed with the SEC on January 21, 2015.

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(12) Incorporated by reference to our Amendment No. 2 to Registration Statement on Form S-1/A (Reg. No. 333-199820) filed with the SEC on January 30, 2015.

(13) Incorporated by reference to Exhibit 14.1 to our Annual Report on Form 10-KSB for the year ended December 31, 2007 filed with the SEC on March 26, 2008.

(14) Incorporated by reference to Exhibit 10.15 to the Annual Report on Form 10-K filed on March 31, 2015.

(15) Incorporated by reference to our Annual Report on Form 10-K for the year ended December 31, 2019 filed with the SEC on March 27, 2020.

(16) Incorporated by reference to our Registration Statement on Form S-1 (Reg. No. 333-238883) filed with the SEC on June 2, 2020.

(17) Incorporated by reference to our Current Report on Form 8-K filed with the SEC on January 26, 2021.

(18) Incorporated by reference to Exhibit 4.1 to the Annual Report on Form 10-K filed on March 31, 2015.

(19) Incorporated by reference to our Current Report on Form 8-K filed with the SEC on December 11, 2020.

(20) Incorporated by reference to our Current Report on Form 8-K filed with the SEC on March 26, 2021.

(21) Incorporated by reference to our Current Report on Form 8-K filed with the SEC on January 20, 2022.

(22) Incorporated by reference to our Registration Statement on Form S-1 (Reg. No. 333-262631) filed with the SEC on February 10, 2022.

Item 17. Undertakings.

The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act to any purchaser, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

73

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, NY, on March 23, 2022.

KRAIG BIOCRAFT LABORATORIES, INC.

By:	/s/ Kim Thompson
President, Chief Executive Officer and Chief Financial Officer
(Principal Executive Officer and Principal Financial and Accounting Officer)

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Kim Thompson	President, Chief Executive Officer, Chief	March 23, 2022
Kim Thompson	Financial Officer and Sole Director

74

KRAIG BIOCRAFT LABORATORIES, INC.

F-1

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Stockholders of Kraig Biocraft Laboratories, Inc.

Opinion on the Financial Statements

We have audited the accompanying consolidated balance sheets of Kraig Biocraft Laboratories, Inc. (the Company) as of December 31, 2021 and 2020, and the related consolidated statements of operations, changes in stockholders’ deficit, and cash flows for the two-year period then ended, and the related notes (collectively referred to as the “financial statements”). In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2021 and 2020, and the results of its operations and its cash flows for the years then ended in conformity with accounting principles generally accepted in the United States of America.

Basis for Opinion

These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (PCAOB) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB .

We conducted our audits in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits, we are required to obtain an understanding of internal control over financial reporting, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audits included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audits also included evaluating the accounting principles used and the significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe our audits provide a reasonable basis for our opinion.

Going Concern

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 2 to the financial statements, the Company has suffered net losses from operations and has a net capital deficiency, which raises substantial doubt about its ability to continue as a going concern. Management’s plans regarding those matters are discussed in Note 2. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Critical Audit Matters

The critical audit matter communicated below is a matter arising from the current period audit of the financial statements that were communicated or required to be communicated to the audit committee and that: (1) relate to accounts or disclosures that are material to the financial statements and (2) involved our especially challenging, subjective, or complex judgments. The communication of critical audit matters does not alter in any way our opinion on the financial statements, taken as a whole, and we are not, by communicating the critical audit matter below, providing separate opinion on the critical audit matter or on the accounts or disclosures to which they relate.

As discussed in Note 1 to the financial statements, the Company issues stock-based compensation in accordance with ASC 718, Compensation.

Auditing management’s calculation of the fair value of stock-based compensation can be a significant judgment given the fact that the Company uses management estimates on various inputs to the calculation.

To evaluate the appropriateness of the fair value determined by management, we examined and evaluated the inputs management used in calculating the fair value of the stock-based compensation.

/s/ M&K CPAS, PLLC

M&K CPAS, PLLC

We have served as the Company’s auditor since 2013

Houston, TX

March 15, 2022

F-2

Kraig Biocraft Laboratories, Inc. and Subsidiary

Consolidated Balance Sheets

	December 31, 2021	December 31, 2020
ASSETS
Current Assets
Cash	$2,355,060	$816,907
Prepaid expenses	11,055	2,588
Total Current Assets	2,366,115	819,495

Property and Equipment, net	110,943	89,247
Investment in gold bullions (cost $450,216 and $0, respectively)	437,212	-
Operating lease right-of-use asset, net	104,124	365,025
Security deposit	3,518	3,518

Total Assets	$3,021,912	$1,277,285

LIABILITIES AND STOCKHOLDERS’ DEFICIT

Current Liabilities
Accounts payable and accrued expenses	$587,794	$600,003
Note payable - related party	1,657,000	1,657,000
Royalty agreement payable - related party	65,292	65,292
Accounts payable and accrued expenses - related party	5,244,560	4,802,985
Operating lease liability, current	44,577	124,909
Loan payable	60,000	60,000
Convertible note payable, net of debt discount of $246,577 and $949,945, respectively	503,423	50,505
SBA Paycheck Protection Loan	-	90,100
Total Current Liabilities	8,162,646	7,450,794

Long Term Liabilities
Loan payable, net of current	95,244	145,244
Operating lease liability, net of current	59,897	254,811

Total Liabilities	8,317,787	7,850,849

Commitments and Contingencies	-	-

Stockholders’ Deficit
Preferred stock, no par value; unlimited shares authorized, none, issued and outstanding	-	-
Preferred stock Series A, no par value; 2 and 2 shares issued and outstanding, respectively	5,217,800	5,217,800
Common stock Class A, no par value; unlimited shares authorized, 927,378,166 and 854,410,001 shares issued and outstanding, respectively	22,385,132	17,122,236
Common stock Class B, no par value; unlimited shares authorized, no shares issued and outstanding	-	-
Common Stock Issuable, 1,122,311 and 1,122,311 shares, respectively	22,000	22,000
Additional paid-in capital	9,894,179	5,833,583
Accumulated Deficit	(42,814,986)	(34,769,183)

Total Stockholders’ Deficit	(5,295,875)	(6,573,564)

Total Liabilities and Stockholders’ Deficit	$3,021,912	$1,277,285

F-3

Kraig Biocraft Laboratories, Inc. and Subsidiary

Consolidated Statements of Operations

	For the Years Ended
	December 31, 2021	December 31, 2020

Revenue	$-	$-

Operating Expenses
General and Administrative	1,496,725	3,518,527
Professional Fees	326,982	397,727
Officer’s Salary	734,427	516,332
Rent - Related Party	3,683	13,092
Research and Development	197,745	88,470
Total Operating Expenses	2,759,562	4,534,148

Loss from Operations	(2,759,562)	(4,534,148)

Other Income/(Expenses)
Gain on debt extinguishment (PPP)	90,100	-
Net change in unrealized depreciation on investment in gold bullion	(13,004)	-
Interest expense	(660,419)	(386,624)
Amortization of original issue discount	(4,702,918)	(50,505)
Total Other Income/(Expenses)	(5,286,241)	(437,129)

Net (Loss) before Provision for Income Taxes	(8,045,803)	(4,971,277)

Provision for Income Taxes	-	-

Net (Loss)	$(8,045,803)	$(4,971,277)

Net Income (Loss) Per Share - Basic and Diluted	$(0.01)	$(0.01)

Weighted average number of shares outstanding during the period - Basic and Diluted	877,612,187	848,651,465

F-4

Kraig Biocraft Laboratories, Inc. and Subsidiary

Consolidated Statements of Cash Flows

	For the years ended December 31,
	2021	2020
Cash Flows From Operating Activities:
Net Loss	$(8,045,803)	$(4,971,277)
Adjustments to reconcile net loss to net cash used in operations
Depreciation expense	26,137	28,074
Gain on debt extinguishment (PPP)	(90,100)	-
Net change in unrealized depreciation in gold bullions	13,004	-
Stock issued for services	242,100	-
Loss on disposal of fixed assets	49,321	-
Amortization of debt discount	4,702,918	50,505
Imputed interest - related party	82,851	58,817
Fair value of options issued for services	-	2,845,459
Warrants issued/(cancelled) to consultants	600,278	-
Changes in operating assets and liabilities:
Decrease (Increase) in prepaid expenses	(8,467)	29,157
Operating lease right-of-use, net	90,072	108,217
Increase in accrued expenses and other payables - related party	441,574	657,520
(Decrease)Increase in accounts payable	199,723	39,055
Operating lease liabilities, current	(104,417)	(100,239)
Net Cash Used In Operating Activities	(1,800,809)	(1,254,712)

Cash Flows From Investing Activities:
Investment in gold bullions	(450,216)	-
Purchase of Fixed Assets	(97,154)	-
Net Cash Used In Investing Activities	(547,370)	-

Cash Flows From Financing Activities:
Proceeds from notes payable - related party	-	1,015,000
Proceeds from convertible note payable, net of original issue discount	3,670,000	950,000
Payment of debt offering costs	-	(86,000)
Principal payments on debt	(50,000)	(40,000)
Proceeds from warrant exercise	266,332	-
Contributed capital - related party	-	17,495
Proceeds from SBA Paycheck Protection Loan	-	90,100
Net Cash Provided by Financing Activities	3,886,332	1,946,595

Net Increase in Cash	1,538,153	691,883

Cash at Beginning of Year	816,907	125,024

Cash at End of Year	$2,355,060	$816,907

Supplemental disclosure of cash flow information:

Cash paid for interest	$-	$-
Cash paid for taxes	$-	$-

Supplemental disclosure of non-cash investing and financing activities:
Shares issued in connection with cashless warrants exercise	$292,533	$365,157
Beneficial conversion feature in connection with convertible debt	$3,670,000	$864,000
Original issue discount in connection with convertible debt	$-	$50,000
Shares issued in connection with convertible note payable	$4,461,931	$-
Adoption of lease standard ASC 842	$115,390	$-
Cancellation and forgiveness of lease - related party	$44,419	$-
Cancellation and forgiveness of lease	$241,800	$-

F-5

Kraig Biocraft Laboratories, Inc. and Subsidiary

Consolidated Statement of Changes in Stockholders Deficit

For the years ended December 31, 2021 and 2020

	Preferred Stock - Series A		Common Stock - Class A		Common Stock - Class B		Common Stock – Class A Shares To be issued			Accumulated
	Shares	Par	Shares	Par	Shares	Par	Shares	Par	APIC	Deficit	Total

Balance, December 31, 2019	2	$5,217,800	844,468,378	$16,757,079	-	$-	1,122,311	$22,000	$2,412,969	$(29,797,906)	$(5,388,058)

Warrants issued for services - related parties	-	$-	-	$-	$-	$-	$-	$-	$2,794,696	$-	$2,794,696

Warrants issued for services	-	$-	-	$-	$-	$-	$-	$-	$50,763	$-	$50,763

Exercise of 10,000,000 warrants in exchange for stock	-	$-	9,941,623	$365,157	$-	$-	$-	$-	$(365,157)	$-	$-

Contributed capital - related party	-	$-	-	$-	$-	$-	$-	$-	$17,495	$-	$17,495

Imputed interest - related party	-	$-	-	$-	$-	$-	$-	$-	$58,817	$-	$58,817

Beneficial conversion feature	-	$-	-	$-	$-	$-	$-	$-	$864,000	$-	$864,000

Net loss for the years ended December 31, 2020	-	$-	-	$-	$-	$-	$-	$-	$-	$(4,971,277)	$(4,971,277)

Balance, December 31, 2020 (Audited)	2	$5,217,800	854,410,001	$17,122,236	-	$-	1,122,311	$22,000	$5,833,583	$(34,769,183)	$(6,573,564)

Warrants issued for services - related parties	-	$-	-	$-	$-	$-	$-	$-	$556,276	$-	$556,276

Warrants issued for services	-	$-	-	$-	$-	$-	$-	$-	$86,709	$-	$86,709

Common stock issued for services	-	$-	3,000,000	$242,100	$-	$-	$-	$-	$-	$-	$242,100

Cancellations of warrants	-	$-	-	$-	$-	$-	$-	$-	$(42,707)	$-	$(42,707)

Exercise of warrants in exchange for stock	-	$-	5,296,250	$558,865	$-	$-	$-	$-	$(292,533)	$-	$266,332

Convertible debt conversion into common stock ($0.0744 - $0.1540/Sh)	-	$-	64,671,915	$4,461,931	$-	$-	$-	$-	$-	$-	$4,461,931

Imputed interest - related party	-	$-	-	$-	$-	$-	$-	$-	$82,851	$-	$82,851

Beneficial conversion feature	-	$-	-	$-	$-	$-	$-	$-	$3,670,000	$-	$3,670,000

Net loss for the years ended December 31, 2021	-	$-	-	$-	$-	$-	$-	$-	$-	$(8,045,803)	$(8,045,803)

Balance, December 31, 2021 (Audited)	2	$5,217,800	927,378,166	$22,385,132	-	$-	1,122,311	$22,000	$9,894,179	$(42,814,986)	$(5,295,875)

F-6

NOTE 1 SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES AND ORGANIZATION

(A) Ogranization

Kraig Biocraft Laboratories, Inc. (the “Company”) was incorporated under the laws of the State of Wyoming on April 25, 2006. The Company was organized to develop high strength, protein based fiber, using recombinant DNA technology, for commercial applications in the textile and specialty fiber industries.

Kraig Biocraft Laboratories, Inc. (the “Company”) was incorporated under the laws of the State of Wyoming on April 25, 2006. The Company was organized to develop high strength, protein based fiber, using recombinant DNA technology, for commercial applications in the textile and specialty fiber industries.

On March 5, 2018, the Company issued a board resolution authorizing investment in a Vietnamese subsidiary and appointing a representative for the subsidiary.

On April 24, 2018, the Company announced that it had received its investment registration certificate for its new Vietnamese subsidiary Prodigy Textiles Co., Ltd.

On May 1, 2018, the Company announced that it had received its enterprise registration certificate for its new Vietnamese subsidiary Prodigy Textiles Co., Ltd.

Foreign Currency

The assets and liabilities of Prodigy Textiles, Co., Ltd. (the Company’s Vietnamese subsidiary) whose functional currency is the Vietnamese Dong, are translated into US dollars at period-end exchange rates prior to consolidation. Income and expense items are translated at the average rates of exchange prevailing during the period. The adjustments resulting from translating the Company’s financial statements are reflected as a component of other comprehensive (loss) income. Foreign currency transaction gains and losses are recognized in net earnings based on differences between foreign exchange rates on the transaction date and settlement date.

Use of Estimates

In preparing financial statements in conformity with generally accepted accounting principles, management is required to make estimates and assumptions that affect the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities at the date of the financial statements and revenues and expenses during the reported period. Actual results could differ from those estimates.

Cash

For the purposes of the cash flow statements, the Company considers all highly liquid investments with original maturities of three months or less at the time of purchase to be cash equivalents. There were no cash equivalents as of December 31, 2021 or December 31, 2020.

Loss Per Share

Basic and diluted net loss per common share is computed based upon the weighted average common shares outstanding as defined by the Financial Accounting Standards Board (“FASB” Accounting Standards Codification (“ASC”) No. 260, “Earnings per Share.” For December 31, 2021 and 2020, warrants were not included in the computation of income/ (loss) per share because their inclusion is anti-dilutive.

F-7

The computation of basic and diluted loss per share for December 31, 2021 and 2020 excludes the common stock equivalents of the following potentially dilutive securities because their inclusion would be anti-dilutive:

	December 31, 2021	December 31, 2020

Stock Warrants (Exercise price - $0.001- $0.25/share)	48,972,277	49,120,917
Stock Options (Exercise price - $0.1150/Share)	26,802,500	27,340,000
Convertible Debt	6,470,674	-
Convertible Preferred Stock	2	2
Total	82,245,453	76,460,919

Research and Development Costs

The Company expenses all research and development costs as incurred for which there is no alternative future use. These costs also include the expensing of employee compensation and employee stock based compensation.

Income Taxes

The Company accounts for income taxes under FASB Codification Topic 740-10-25 (“ASC 740-10-25”). Under ASC No. 740-10-25, deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. Under ASC No. 740-10-25, the effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date.

The net deferred tax liability in the accompanying balance sheets includes the following amounts of deferred tax assets and liabilities:

	2021	2020
Expected income tax (recovery) expense at the statutory rate of 21%	$(1,689,619)	$(1,043,948)
Tax effect of expenses that are not deductible for income tax purposes (net of other amounts deductible for tax purposes)	1,141,619	608,152
Change in valuation allowance	548,000	435,795

Provision for income taxes	$-	$-

The components of deferred income taxes are as follows:

	Years Ended December,
	2021	2020
Deferred tax liability:	$-	$-
Deferred tax asset
Net Operating Loss Carryforward	4,363,336	3,815,336
Valuation allowance	(4,343,336)	(3,815,336)
Net deferred tax asset	-	-
Net deferred tax liability	$-	$-

The valuation allowance was established to reduce the deferred tax asset to the amount that will more likely than not be realized. This is necessary due to the Company’s continued operating losses and the uncertainty of the Company’s ability to utilize all of the net operating loss carryforwards before they will expire through the year 2041.

F-8

The net change in the valuation allowance for the year ended December 31, 2021 and 2020 was an increase of $548,000 and $435,795, respectively.

Stock-Based Compensation

The Company accounts for stock-based compensation for employees and directors in accordance with ASC 718, Compensation (“ASC 718”). ASC 718 requires all share-based payments to employees, including grants of employee stock options, to be recognized in the statement of operations based on their fair values. Under the provisions of ASC 718, stock-based compensation costs are measured at the grant date, based on the fair value of the award, and are recognized as expense over the employee’s requisite service period (generally the vesting period of the equity grant). The fair value of the Company’s common stock options are estimated using the Black Scholes option-pricing model with the following assumptions: expected volatility, dividend rate, risk free interest rate and the expected life. The Company expenses stock-based compensation by using the straight-line method. In accordance with ASC 718 and, excess tax benefits realized from the exercise of stock-based awards are classified as cash flows from operating activities. All excess tax benefits and tax deficiencies (including tax benefits of dividends on share-based payment awards) are recognized as income tax expense or benefit in the condensed consolidated statements of operations.

The Company accounts for stock-based compensation awards issued to non-employees for services, as prescribed by ASC 718-10, at either the fair value of the services rendered or the instruments issued in exchange for such services, whichever is more readily determinable, using the measurement date guidelines enumerated in ASU 2018-07.

Recent Accounting Pronouncements

Changes to accounting principles are established by the FASB in the form of ASU’s to the FASB’s Codification. We consider the applicability and impact of all ASU’s on our financial position, results of operations, stockholders’ deficit, cash flows, or presentation thereof.

In June 2016, the FASB issued ASU 2016-13 - Financial Instruments-Credit Losses-Measurement of Credit Losses on Financial Instruments. Codification Improvements to Topic 326, Financial Instruments – Credit Losses, have been released in November 2018 (2018-19), November 2019 (2019-10 and 2019-11) and a January 2020 Update (2020-02) that provided additional guidance on this Topic. This guidance replaces the current incurred loss impairment methodology with a methodology that reflects expected credit losses and requires consideration of a broader range of reasonable and supportable information to inform credit loss estimates. For SEC filers meeting certain criteria, the amendments in this ASU are effective for fiscal years, and interim periods within those fiscal years, beginning after December 15, 2019. For SEC filers that meet the criteria of a smaller reporting company (including this Company) and for non-SEC registrant public companies and other organizations, the amendments in this ASU are effective for fiscal years, and interim periods within those fiscal years, beginning after December 15, 2022. Early adoption will be permitted for all organizations for fiscal years, and interim periods within those fiscal years, beginning after December 15, 2019. The Company is currently in the process of its analysis of the impact of this guidance on its financial statements and does not expect the adoption of this guidance to have a material impact on the Company’s financial statements.

In December 2019, the FASB issued ASU 2019-12, “Simplifying the Accounting for Income Taxes.” This guidance, among other provisions, eliminates certain exceptions to existing guidance related to the approach for intra period tax allocation, the methodology for calculating income taxes in an interim period and the recognition of deferred tax liabilities for outside basis differences. This guidance also requires an entity to reflect the effect of an enacted change in tax laws or rates in its effective income tax rate in the first interim period that includes the enactment date of the new legislation, aligning the timing of recognition of the effects from enacted tax law changes on the effective income tax rate with the effects on deferred income tax assets and liabilities. Under existing guidance, an entity recognizes the effects of the enacted tax law change on the effective income tax rate in the period that includes the effective date of the tax law. ASU 2019-12 is effective for interim and annual periods beginning after December 15, 2020, with early adoption permitted. We adopted this pronouncement on January 1, 2021; however, the adoption of this standard will not have a material effect on the Company’s financial statements.

F-9

In August 2020, the FASB issued ASU 2020-06, “Debt – Debt with Conversion and Other Options (Subtopic 470-20) and Derivatives and Hedging – Contracts in Entity’s Own Equity (Subtopic 815-40): Accounting for Convertible Instruments and Contracts in an Entity’s Own Equity”, to reduce complexity in applying U.S. GAAP to certain financial instruments with characteristics of liabilities and equity. ASU 2020-06 is effective for interim and annual periods beginning after December 15, 2023, with early adoption permitted. We adopted this pronouncement on January 1, 2021; however, the adoption of this standard will not have a material effect on the Company’s financial statements.

Equipment

The Company values property and equipment at cost and depreciates these assets using the straight-line method over their expected useful life.

In accordance with FASB ASC No. 360, Property, Plant and Equipment, the Company carries long-lived assets at the lower of the carrying amount or fair value. Impairment is evaluated by estimating future undiscounted cash flows expected to result from the use of the asset and its eventual disposition. If the sum of the expected undiscounted future cash flow is less than the carrying amount of the assets, an impairment loss is recognized. Fair value, for purposes of calculating impairment, is measured based on estimated future cash flows, discounted at a market rate of interest.

There were no impairment losses recorded for the years ended December 31, 2021 and 2020.

Fair Value of Financial Instruments

We hold certain financial assets, which are required to be measured at fair value on a recurring basis in accordance with the Statement of Financial Accounting Standard No. 157, “Fair Value Measurements” (“ASC Topic 820-10”). ASC Topic 820-10 establishes a fair value hierarchy that prioritizes the inputs to valuation techniques used to measure fair value. The hierarchy gives the highest priority to unadjusted quoted prices in active markets for identical assets or liabilities (Level 1 measurements) and the lowest priority to unobservable inputs (Level 3 measurements). ASC Topic 820-10 defines fair value as the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants on the measurement date. Level 1 instruments include cash, account receivable, prepaid expenses, inventory and account payable and accrued liabilities. The carrying values are assumed to approximate the fair value due to the short term nature of the instrument.

The three levels of the fair value hierarchy under ASC Topic 820-10 are described below:

●	Level 1 - Valuations based on quoted prices in active markets for identical assets or liabilities that an entity has the ability to access. We believe our carrying value of level 1 instruments approximate their fair value at December 31, 2021 and 2020.

●	Level 2 - Valuations based on quoted prices for similar assets or liabilities, quoted prices for identical assets or liabilities in markets that are not active, or other inputs that are observable or can be corroborated by observable data for substantially the full term of the assets or liabilities.

●

Level 3 - Valuations based on inputs that are supported by little or no market activity and that are significant to the fair value of the assets or liabilities. We consider depleting assets, asset retirement obligations and net profit interest liability to be Level 3. We determine the fair value of Level 3 assets and liabilities utilizing various inputs, including NYMEX price quotations and contract terms.

F-10

	December 31, 2021	December 31, 2020
Level 1 – Investment in Gold	$437,212	$-
Level 2	$-	$-
Level 3	$-	$-
Total	$437,212	$-

The Board of Directors, who serves as the Custodian, is responsible for the safekeeping of gold bullion owned by the Company.

Fair value of the gold bullion held by the Company is based on that day’s London Bullion Market Association (“LBMA”) Gold Price PM. “LBMA Gold Price PM” is the price per fine troy ounce of gold, stated in U.S. dollars, determined by ICE Benchmark Administration (“IBA”) following an electronic auction consisting of one or more 30-second rounds starting at 3:00 p.m. (London time), on each day that the London gold market is open for business and published shortly thereafter.

The following tables summarize activity in gold bullion for the year ended December 31, 2021:

Year Ended December 31, 2021	Ounces	Cost	Fair Value

Beginning balance	-	$-	$-
Investment in Gold bullion	239	1,884	450,216
Net change in unrealized depreciation	-	-	(13,004)
Ending balance	239	$1,884	$437,212

Revenue Recognition

The Company’s revenues have been generated primarily from a contract with the U.S. Government. The Company performed work under a cost-plus-fixed-fee contract. Under the base phase of that contract, the Company produced recombinant spider silk woven into ballistic shootpack panels. Those shootpack panels were delivered to the U.S. Government customer. Under an option period award starting in July 2017 and ending in September 2018, to that original contract, the Company worked to develop new recombinant silks.

Effective January 1, 2018, the Company adopted ASC No. 606 — Revenue from Contracts with Customers. Under ASC No. 606, the Company recognizes revenue from the commercial sales of products, licensing agreements and contracts by applying the following steps: (1) identify the contract with a customer; (2) identify the performance obligations in the contract; (3) determine the transaction price; (4) allocate the transaction price to each performance obligation in the contract; and (5) recognize revenue when each performance obligation is satisfied.

For the years ended December 31, 2021 and 2020, the Company recognized $0 and $0 respectively in revenue.

On January 25, 2021, the Company signed an amendment to a strategic partnership agreement with Kings Group for and exclusive sales agreement for up to $40 million. On April 8, 2021, the Company and Kings Group formed Spydasilk Enterprises Pte. Ltd., a Singapore company, to formalize this partnership.

Concentration of Credit Risk

The Company at times has cash in banks in excess of FDIC insurance limits. At December 31, 2021 and December 31, 2020, the Company had approximately $2,092,420 and $500,000, respectively in excess of FDIC insurance limits.

F-11

Original Issue Discount

For certain notes issued, the Company provides the debt holder with an original issue discount. The original issue discount is recorded as a debt discount, reducing the face amount of the note, and is amortized to amortization of original issue discount in the consolidated statements of operations over the life of the debt.

Debt Issue Cost

Debt issuance cost paid to lenders, or third parties are recorded as debt discounts and amortized to interest expense in the consolidated statements of operations, over the life of the underlying debt instrument.

Beneficial Conversion Feature

For conventional convertible debt where the rate of conversion is below market value, the Company records a “beneficial conversion feature” (“BCF”) and related debt discount.

When the Company records a BCF, the relative fair value of the BCF is recorded as a debt discount against the face amount of the respective debt instrument. The discount is amortized to interest expense over the life of the debt.

NOTE 2 GOING CONCERN

As reflected in the accompanying financial statements, the Company has a working capital deficiency of $5,796,531 and stockholders’ deficiency of $5,295,875 and used $1,800,809 of cash in operations for the year ended December 31, 2021. This raises substantial doubt about its ability to continue as a going concern. The ability of the Company to continue as a going concern is dependent on the Company’s ability to raise additional capital and implement its business plan. The financial statements do not include any adjustments that might be necessary if the Company is unable to continue as a going concern.

Management believes that actions presently being taken to obtain additional funding and implement its strategic plans provide the opportunity for the Company to continue as a going concern.

NOTE 3 EQUIPMENT

At December 31, 2021 and 2020, property and equipment, net, is as follows:

	December 31, 2021	December 31, 2020
Automobile	$41,805	$41,805
Laboratory Equipment	118,890	96,536
Office Equipment	7,260	7,260
Leasehold Improvements	82,739	85,389
Less: Accumulated Depreciation	(139,751)	(141,743)
Total Property and Equipment, net	$110,943	$89,247

Depreciation expense for the years ended December 31, 2021 and 2020, was $26,137 and $28,074, respectively.

During the years ended December 31, 2021 and 2020, the Company recorded a loss on disposal of fixed assets of $49,321 and $0, respectively.

F-12

NOTE 4 - RIGHT TO USE ASSETS AND LEASE LIABILITITY

Since September of 2015, we rent office space at 2723 South State Street, Suite 150, Ann Arbor, Michigan 48104, which is our principal place of business. We pay an annual rent of $2,508 for conference facilities, mail, fax, and reception services located at our principal place of business.

On January 23, 2017 the Company signed an 8 year property lease with the Company’s President for land in Texas where the Company grows its mulberry. The Company pays a monthly rent of $960. Rent expense – related party for the years ended December 31, 2021 and 2020, was $3,683 and $13,092, respectively (See Note 9). On April 5, 2021, the Company ended this lease agreement with its President and removed the associated ROU asset and lease liability of $44,419.

On September 5, 2019, we signed a two-year lease for a 5,000 square foot property in Lansing, MI that commenced on October 1, 2019 and ends on September 30, 2021, for its research and development headquarters. We pay an annual rent of $42,000 for year one of the lease and will pay $44,800 for year two of the lease. On April 16, 2021, the Company signed a two year amendment to this lease. Commencing on July 1, 2021 and ending on September 30, 2022, the Company will pay an annualized rent of $42,000. From October 1, 2022 through September 30, 2023, the Company will pay an annual rent of $44,800. The Company recorded ROU asset of $79,862 and lease liability of $79,862 in accordance with the adoption of the new guidance.

On May 9, 2019 the Company signed a 5 year property lease with the Socialist Republic of Vietnam which consists of 4,560.57 square meters of space, which it leases at a current rent of approximately $45,150 per year one and two and with the 5% increase per year for years three through five. On July 1, 2021, the Company ended this lease agreement, and the company recovered the associated ROU asset and lease liability of $241,800.

On July 1, 2021, the Company signed a 5-year property lease with the Socialist Republic of Vietnam which consists of 6,000 square meters of space, which it leases at a current rent of approximately $8,645 per year.

Right to use assets is summarized below:

December 31, 2021
Right to use assets, net	70,550
Right to use assets, net	33,574
Total	$104,124

During the year ended December 31, 2021, the Company recorded $87,874 as lease expense to current period operations.

Lease liability is summarized below:

December 31, 2021
Operating lease liability, net	70,550
Operating lease liability, net	33,574
Total	104,124
Less: short term portion	(44,577)
Long term position	$59,897

F-13

Lease expense for the year ended December 31, 2021 was comprised of the following:

Operating lease expense	$37,461
Operating lease expense	$55,834
Operating lease expense – related party	$3,683

NOTE 5 ACCRUED INTEREST – RELATED PARTY

On June 6, 2016, the Company received a $50,000 loan from our principal stockholder. Subsequently on December 1, 2017, the Company received an additional $30,000 loan from the same stockholder. On January 8, 2018 and March 31, 2018 the Company received an additional loan of $100,000 and $15,000, respectively. The Company received additional loan funds from the same stockholder as follows: $20,000 on April 26, 2018; $15,000 on June 21, 2018; $15,000 on June 29, 2018; $20,000 on July 5, 2018; $26,000 on October 1, 2018; $11,000 on October 12, 2018; $20,000 on December 21, 2018; $3,000 on January 4, 2019; $30,000 on January 17, 2019; $30,000 on February 1, 2019; $20,000 on February 15, 2019; $20,000 on March 1, 2019; $17,000 on January 4, 2019, $100,000 on November 20, 2019, $100,000 on December 18, 2019, $100,000 on January 24, 2020, $100,000 on February 19, 2020 $100,000 on March 9, 2020, $100,000 on April 8, 2020, $150,000 on June 3, 2020, $100,000 on July 16, 2020, $100,000 on August 12, 2020,$100,000 on September 10, 2020, $30,000 on October 19, 2020, $30,000 on November 4, 2020, $35,000 on November 17, 2020 and $70,000 on December 1, 2020. Pursuant to the terms of the loan, the advance bears an interest at 3%, is unsecured, and due on demand. Total loan payable to principal stockholder for as of December 31, 2020 is $1,657,000. Total loan payable to this principal stockholder as of December 31, 2021 is $1,657,000. During the year ended December 31, 2021, the Company recorded $82,851 as an in-kind contribution of interest related to the loan and recorded accrued interest payable of $53,671. During the year ended December 31, 2020, the Company recorded $50,763 as an in-kind contribution of interest related to the loan and recorded accrued interest payable of $36,562.

NOTE 6 NOTE PAYABLE

On March 1, 2019, the Company entered into an unsecured promissory note with Notre Dame - an unrelated party in the amount of $265,244 in exchange for outstanding account payable due to the debtor. Pursuant to the terms of the note, the note bears 10% interest per year from the date of default until the date the loan is paid in full. The term of the loan is twenty four months. The loan repayment commenced immediately over a twenty-four month period according to the following table. During the year ended December 31, 2021, the Company paid $50,000 of the loan balance (See Note 8 (A)):

1. $1,000 per month for the first six months;

2. $2,000 per month for the months seven and eight;

3. $5,000 per month for months nine through twenty three; and,

4. Final payment of all remaining balance, in the amount of $180,224 in month 24.

On July 8, 2021, the Company entered into an amendment to the March 1, 2019 agreement. As of the date of the amendment, the remaining outstanding balance is $180,244. The loan repayment commenced immediately following the amendment and will extend over a fourteen month period with the following terms:

1.	$5,000 per month for months one through thirteen.
2.	Final payment of the remaining balance in the amount of $115,244 split into two equal payments, of which $57,622 to be paid in month fourteen and $57,622 paid in month twenty.

On April 16, 2020, the Company, was granted a loan (the “Loan”) from The Huntington National Bank, in the aggregate amount of $90,100, pursuant to the Paycheck Protection Program (the “PPP”) under Division A, Title I of the CARES Act, which was enacted March 27, 2020. The Loan, which was in the form of a Note dated on or about April 16, 2020 issued by the Borrower, matures on or about April 16, 2022 and bears interest at an approximate rate of 1% per annum. The Note may be prepaid by the Borrower at any time prior to maturity with no prepayment penalties. Funds from the Loan may only be used for payroll costs, costs used to continue group health care benefits, mortgage payments, rent, utilities, and interest on other debt obligations incurred before February 15, 2020. The Company intends to use the entire Loan amount for qualifying expenses. Under the terms of the PPP, certain amounts of the Loan may be forgiven if they are used for qualifying expenses as described in the CARES Act. On March 5, 2021, the loan was 100% forgiven by the SBA. As a result, the Company recorded a gain on debt extinguishment of the loan in the amount of $90,100.

F-14

NOTE 7 CONVERTIBLE NOTES

The Company issued a $1,000,000, thirteen-month (13), unsecured, convertible note on December 11, 2020, which is due January 11, 2022. The convertible note bears interest at 10%, with a 5% original issue discount ($50,000), resulting in net proceeds of $950,000. The note contains a discount to market feature, whereby, the lender can purchase stock at 90% of the lowest trading price for a period of ten (10) days preceding the conversion date.

Additionally, the Company issued 3,125,000 five-year (5) warrants. The warrants had a fair value of $2,599,066, based upon using a black-scholes option pricing model with the following inputs:

Stock Price	$0.14
Exercise price	$0.16
Expected term (in years)	5
Expected volatility	60.64%
Annual rate of quarterly dividends	0%
Risk free interest rate	0.10%

The Company has determined that ASC 815 does not apply since the Company has unlimited authorized shares, which in turn satisfies the requirement of having sufficient authorized shares available to settle any potential instruments that may require physical net-share settlement.

Pursuant to ASC 470, the Company will record a beneficial conversion feature (“BCF”) based upon the relative fair value of the conversion feature within the convertible note and the related warrants. The BCF cannot exceed the face amount of the note, therefore, the discount for this note is $1,000,000, and was recorded on the commitment date. The discount is amortized to amortization of debt discount over the life of the underlying convertible note.

The Company also paid $86,000 as a debt issuance cost to a placement agent for services rendered. These costs are considered to be a component of the total debt discount.

On March 25, 2021, the Company entered into one year, unsecured, convertible note in the aggregate principal amount of $4,000,000 for which the first convertible debenture for $500,000, a one year, unsecured, convertible note on March 25, 2021, which is due March 25, 2022. The convertible note bears interest at 10%. The note contains a discount to market feature, whereby, the lender can purchase stock at 80% of the lowest trading price for a period of ten (10) days preceding the conversion date. The second convertible debenture of $500,000 was issued on April 6, 2021 and the third convertible debenture of $3,000,000 was issued on April 22, 2021.

Additionally, the Company issued 8,000,000 five-year (5) warrants. The warrants had a fair value of $3,359,716, based upon using a black-scholes option pricing model with the following inputs:

Stock Price	$0.15
Exercise price	$0.25
Expected term (in years)	5
Expected volatility	100.76%
Annual rate of quarterly dividends	0%
Risk free interest rate	0.07%

F-15

The Company has determined that ASC 815 does not apply since the Company has unlimited authorized shares, which in turn satisfies the requirement of having sufficient authorized shares available to settle any potential instruments that may require physical net-share settlement.

Pursuant to ASC 470, the Company will record a beneficial conversion feature (“BCF”) based upon the relative fair value of the conversion feature within the convertible note and the related warrants. The BCF cannot exceed the face amount of the note, therefore, the discount for this note is $3,670,000, and was recorded on the commitment date. The discount is amortized to amortization of debt discount over the life of the underlying convertible note.

The Company also paid $330,000 as a debt issuance cost to a placement agent for services rendered. These costs are a component of the total debt discount.

During the year ended December 31, 2021, the Company issued Common Stock in exchange for convertible debenture and accrued interest. The conversions were within the terms of the agreement with no gain or loss recognized.

On April 23, 2021, the Company issued 836,574 shares of Common Stock in exchange for conversion of $100,000 of principle balance on a convertible debenture and $1,644 of accrued interest (See Note 8(e)).

On April 26, 2021, the Company issued 2,063,391 shares of Common Stock in exchange for conversion of $250,000 of principle balance on a convertible debenture and $3,178 of accrued interest (See Note 8(e)).

On April 30, 2021, the Company issued 2,058,686 shares of Common Stock in exchange for conversion of $250,000 of principle balance on a convertible debenture and $3,630 of accrued interest. The shares had a fair value of $338,654 (See Note 8(e)).

On June 7, 2021, the Company issued 2,431,506 shares of Common Stock in exchange for conversion of $200,000 of principle balance on a convertible debenture and $25,644 of accrued interest (See Note 8(e)).

On June 23, 2021, the Company issued 2,422,195 shares of Common Stock in exchange for conversion of $200,000 of principle balance on a convertible debenture and $10,247 of accrued interest (See Note 8(e)).

On July 6, 2021, the Company issued 2,343,919 shares of Common Stock in exchange for conversion of $200,000 of principle balance on a convertible debenture and $7,671 of accrued interest (See Note 8(e)).

On July 20, 2021, the Company issued 1,664,823 shares of Common Stock in exchange for conversion of $100,000 of principle balance on a convertible debenture and $60,822 of accrued interest (See Note 8(e)).

On July 29, 2021, the Company issued 3,101,546 shares of Common Stock in exchange for conversion of $200,000 of principle balance on a convertible debenture and $11,836 of accrued interest (See Note 8(e)).

On August 16, 2021, the Company issued 2,277,273 shares of Common Stock in exchange for conversion of $150,000 of principle balance on a convertible debenture and $6,904 of accrued interest (See Note 8(e)).

On August 23, 2021, the Company issued 3,454,203 shares of Common Stock in exchange for conversion of $200,000 of principle balance on a convertible debenture and $11,397 of accrued interest (See Note 8(e)).

On August 30, 2021, the Company issued 2,284,808 shares of Common Stock in exchange for conversion of $150,000 of principle balance on a convertible debenture and $3,082 of accrued interest (See Note 8(e)).

On September 8, 2021, the Company issued 4,311,269 shares of Common Stock in exchange for conversion of $250,000 of principle balance on a convertible debenture and $6,521 of accrued interest (See Note 8(e)).

F-16

On September 14, 2021, the Company issued 2,936,668 shares of Common Stock in exchange for conversion of $200,000 of principle balance on a convertible debenture and $2,630 of accrued interest (See Note 8(e)).

On September 20, 2021, the Company issued 4,138,369 shares of Common Stock in exchange for conversion of $250,000 of principle balance on a convertible debenture and $4,095 of accrued interest (See Note 8(e)).

On October 4, 2021, the Company issued 2,957,622 shares of Common Stock in exchange for conversion of $200,000 of principle balance on a convertible debenture and $2,301 of accrued interest (See Note 8(e)).

On October 12, 2021, the Company issued 4,205,118 shares of Common Stock in exchange for conversion of $250,000 of principle balance on a convertible debenture and $5,671of accrued interest (See Note 8(e)).

On October 25, 2021, the Company issued 3,043,955 shares of Common Stock in exchange for conversion of $200,000 of principle balance on a convertible debenture and $1,205 of accrued interest (See Note 8(e)).

On November 10, 2021, the Company issued 3,528,221 shares of Common Stock in exchange for conversion of $200,000 of principle balance on a convertible debenture and $5,342 of accrued interest (See Note 8(e)).

On November 22, 2021, the Company issued 3,561,885 shares of Common Stock in exchange for conversion of $200,000 of principle balance on a convertible debenture and $1,603 of accrued interest (See Note 8(e)).

On December 6, 2021, the Company issued 5,175,822 shares of Common Stock in exchange for conversion of $250,000 of principle balance on a convertible debenture and $1,027 of accrued interest (See Note 8(e)).

On December 21, 2021, the Company issued 5,874,062 shares of Common Stock in exchange for conversion of $250,000 of principle balance on a convertible debenture and $35,479 of accrued interest (See Note 8(e)).

The following represents a summary of the Company’s convertible debt at December 31, 2021:

Convertible Note Payable

	Amounts	In-Default
Balance – December 31, 2019	-	-
Proceeds – net	950,000	-
Original issue discount	50,000
Debt discount recorded	(1,000,000)	-
Amortization of debt discount	50,505	-
Balance – December 31, 2020	50,505	-
Proceeds – net	4,000,000	-
Debt discount recorded	(4,000,000)	-
Conversion of debt into common shares	(4,250,000)
Amortization of debt discount	4,702,918	-
Balance – December 31, 2021	$503,423	$-

Accrued Interest Payable

	Amounts	In-Default
Balance – December 31, 2019	-	-
Interest Expense 2020	5,479
Balance – December 31, 2020	5,479	-
Interest Expense 2021	238,110	-
Interest conversion into common shares	(211,932)
Balance – December 31, 2021	$31,657	$-

F-17

NOTE 8 STOCKHOLDERS’ DEFICIT

(A) Common Stock Issued for Cash

On March 9, 2019, the Company entered into a purchase agreement with one investor (the “Purchase Agreement”). Pursuant to the Purchase Agreement, the Company issued the investor 14,797,278 Units at a purchase price of $0.06758 per Unit, for total gross proceeds to the Company of $1,000,000. The Units consist of 14,797,278 shares of the Company’s Class A Common Stock (the “Common Stock”) and two warrants (the “Warrants”): (i) one warrant entitles the investor to purchase up to 14,797,278 shares of Common Stock at an exercise price of $0.06 per share (the “6 Cent Warrants”) and (ii) one warrant entitles the investor to purchase up to 7,398,639 shares of Common Stock at an exercise price of $0.08 per share (the “8 Cent Warrant”). The Warrants shall be exercisable at any time from the issuance date until the following expiration dates:

●	½ of all $0.06 Warrants shall expire on March 8, 2021;
●	½ of all $0.06 Warrants shall expire on March 8, 2022;
●	½ of all $0.08 Warrants shall expire on March 8, 2022; and,
●	½ of all $0.08 Warrants shall expire on March 8, 2023.

On March 2, 2021, the Company determined to amend and extend the expiration of the warrants expiring on March 8, 2021 as follows:

●	1,479,728 shares of all $0.06 Warrants shall expire on March 8, 2021.
●	1,479,728 shares of all $0.06 Warrants shall expire on May 8, 2021
●	1,479,728 shares of all $0.06 Warrants shall expire on July 8, 2021. On June 24, 2021, the Company determined to amend and extend the expiration of warrants expiring on July 8, 2021, to December 8, 2021.
●	1,479,728 shares of all $0.06 Warrants shall expire on September 8, 2021. As of December 31, 2021, the warrants have expired.
●	1,479,727 shares of all $0.06 Warrants shall expire on November 8, 2021. As of December 31, 2021, the warrants have expired.

On March 2, 2021, the Company issued 1,479,728 shares of Common stock in connection with the exercise of 1,479,728 warrants for $88,784 (See Note 8 (C)).

On May 4, 2021, the Company issued 1,479,728 shares of Common stock in connection with the exercise of 1,479,728 warrants for $88,784 (See Note 8 (C)).

On December 6, 2021, the Company issued 1,479,728 shares of Common stock in connection with the exercise of 1,479,728 warrants for $88,784 (See Note 8 (C)).

(B) Common Stock Issued for Services

Shares issued for services as mentioned below were valued at the closing price of the stock on the date of grant.

On September 3, 2021, the Company issued 3,000,000 shares of its class A common stock for services with a fair value of $242,100 ($0.0807/share) on the date of grant.

(C) Common Stock Warrants and Options

On February 24, 2021, the Company issued 70,786 shares of Common stock in connection with the cashless exercise of 200,000 warrants.

F-18

On March 5, 2021, the Company issued 786,280 shares of Common stock in connection with the cashless exercise of 2,000,000 warrants.

On March 2, 2021, the Company issued 1,479,728 shares of Common stock in connection with the exercise of 1,479,728 warrants for $88,784 (See Note 8 (A)).

On May 4, 2021, the Company issued 1,479,728 shares of Common stock in connection with the exercise of 1,479,728 warrants for $88,784 (See Note 8 (A)).

On December 6, 2021, the Company issued 1,479,728 shares of Common stock in connection with the exercise of 1,479,728 warrants for $88,784 (See Note 8 (A)).

On July 30, 2020, the Company issued 9,941,623 shares of Common stock in connection with the cashless exercise of 10,000,000 warrants.

On July 8, 2021, the Company issued a 4-year option to purchase 500,000 shares of common stock at an exercise price of $0.116 per share to employees for services rendered. The options had a fair value of $46,890, based upon the Black-Scholes option-pricing model on the date of grant and 500,000 options are fully vested on the date granted.

Expected dividends	0%
Expected volatility	130.18%
Expected term	4 years
Risk free interest rate	0.37%
Expected forfeitures	0%

On July 8, 2021, the Company extended the expiration date of the warrant issued on February 9, 2018, to July 8, 2025. During the year ended December 31, 2021, the Company recorded an additional $100,941 as an expense for the warrant extension.

Expected dividends	0%
Expected volatility	130.18%
Expected term	4 years
Risk free interest rate	0.37%
Expected forfeitures	0%

On April 27, 2021, the Company extended the expiration date of the warrant issued on October 2, 2016 to October 1, 2026. During the year ended December 31, 2021 the Company recorded an additional $217,715 as an expense for the warrant extension.

Expected dividends	0%
Expected volatility	158.54%
Expected term	3 years
Risk free interest rate	1.37%
Expected forfeitures	0%

On February 2, 2021, the Company extended the expiration date of the warrant to May 29, 2026. During the year ended December 31, 2021 the Company recorded an additional $85 as an expense for the warrant extension.

Expected dividends	0%
Expected volatility	112%
Expected term	5 years
Risk free interest rate	0.18%
Expected forfeitures	0%

F-19

On January 1, 2016, the Company issued 3-year warrant to purchase 6,000,000 shares of common stock at $0.001 per share to a related party for services to be rendered. The warrants had a fair value of $142,526, based upon the Black-Scholes option-pricing model on the date of grant and vested on February 20, 2017, and will be exercisable commencing on February 20, 2018, and for a period expiring on February 20, 2021. On February 2, 2021, the Company extended the expiration date of the warrant to May 29, 2026. During the year ended December 31, 2021 the Company recorded an additional $85 as an expense for the warrant extension.

Expected dividends	0%
Expected volatility	112%
Expected term	5 years
Risk free interest rate	0.18%
Expected forfeitures	0%

On January 25, 2021, the Company issued a 7-year option to purchase 2,500,000 shares of common stock at an exercise price of $0.134 per share to a related party for services rendered. The options had a fair value of $310,165, based upon the Black-Scholes option-pricing model on the date of grant. Options vest 33.3% on the year one anniversary of the grant date, 33.3% will vest on the second anniversary, and 33.3% will vest on the third year anniversary as long as the employee remains with the Company at the end of each successive year for three years. Options will be exercisable on January 25, 2021, and for a period of 7 years expiring on January 25, 2028. During the year ended December 31, 2021, the Company recorded $115,660 as an expense for options issued.

Expected dividends	0%
Expected volatility	133.22%
Expected term	7 years
Risk free interest rate	1.46%
Expected forfeitures	0%

On February 19, 2020 the Company issued a 10-year option to purchase 6,000,000 shares of common stock at an exercise price of $0.115 per share to a related party for services rendered. The options had a fair value of $626,047, based upon the Black-Scholes option-pricing model on the date of grant and 2,000,000 options are fully vested on the date granted and 1,000,000 options vest at the end of each successive year for four years. Options will be exercisable on February 19, 2021, and for a period of 10 years expiring on February 19, 2030. During the year ended December 31, 2021, the Company recorded $77,988 as an expense for options issued.

Expected dividends	0%
Expected volatility	125.19%
Expected term	3 years
Risk free interest rate	1.50%
Expected forfeitures	0%

On February 19, 2020 the Company issued a 7-year option to purchase 1,340,000 shares of common stock at an exercise price of $0.115 per share to employees for services rendered. The options had a fair value of $133,063, based upon the Black-Scholes option-pricing model on the date of grant and 268,000 options are fully vested on the date granted and the remaining option vest equally over the remaining 4 years at the end of each successive year. Options will be exercisable on February 19, 2021, and for a period of 6 years expiring on February 19, 2027. During the year ended December 31, 2021, the Company recorded $31,805 as an expense for options issued, net of $20,853 for the 800,000 options cancelled due to termination of employment.

Expected dividends	0%
Expected volatility	125.19%
Expected term	6 years
Risk free interest rate	1.46%
Expected forfeitures	0%

F-20

On August 8, 2019, the Company issued a 3-year option to purchase 2,000,000 shares of common stock at an exercise price of $0.2299 per share to a related party for services rendered. The options had a fair value of $291,842, based upon the Black-Scholes option-pricing model on the date of grant and is fully vested on August 8, 2021. Options will be exercisable on August 8, 2023, and for a period of 3 years expiring on August 8, 2026. During the year ended December 31, 2021, the Company recorded $51,816 as an expense for options issued.

Expected dividends	0%
Expected volatility	105.73%
Expected term	3 years
Risk free interest rate	1.54%
Expected forfeitures	0%

On August 8, 2019, the Company issued a 2-year options to purchase 125,000 shares of common stock at an exercise price of $0.2299 per share to a related party for services rendered. The options had a fair value of $18,240, based upon the Black-Scholes option-pricing model on the date of grant and are fully vested on August 8, 2021. Options will be exercisable on August 8, 2023, and for a period of 3 years expiring on August 8, 2026. During the year ended December 31, 2020, the Company recorded $9,133, as an expense for options issued. The options were cancelled on March 2, 2021. The Company also recorded a $12,751 reduction to warrant expense related to the warrant cancellation.

Expected dividends	0%
Expected volatility	105.73%
Expected term	3 years
Risk free interest rate	1.54%
Expected forfeitures	0%

On August 8, 2019, the Company issued a 2-year options to purchase 125,000 shares of common stock at an exercise price of $0.2299 per share to a related party for services rendered. The options had a fair value of $19,525, based upon the Black-Scholes option-pricing model on the date of grant and are fully vested on August 8, 2022. Options will be exercisable on August 8, 2024, and for a period of 3 years expiring on August 8, 2027. During the year ended December 31, 2020, the Company recorded $6,520, as an expense for options issued. The options were cancelled on March 2, 2021. The Company also recorded a $9,103 reduction to warrant expense related to the warrant cancellation.

Expected dividends	0%
Expected volatility	105.73%
Expected term	3 years
Risk free interest rate	1.54%
Expected forfeitures	0%

	Number of Warrants	Weighted Average Exercise Price	Weighted Average Remaining Contractual Life (in Years)
Balance, December 31, 2019	55,995,917		2.77
Granted	3,125,000	-	-
Exercised	(10,000)	-	-
Cancelled/Forfeited	-	-	-
Balance, December 31, 2020	49,120,917		1.83
Granted	8,500,000	-	-
Exercised	(5,439,184)	-	-
Cancelled/Forfeited	(3,209,454)	-	-
Balance, December 31, 2021	48,972,279		2.64
Intrinsic Value	$1,248,451

F-21

For the year ended December 31, 2021, the following warrants were outstanding:

Exercise Price Warrants Outstanding	Warrants Exercisable	Weighted Average Remaining Contractual Life	Aggregate Intrinsic Value
$0.001	11,000,000	3.07	$913,900
$0.056	1,000,000	3.52	$27,900
$0.04	2,300,000	4.75	$100,970
$0.06	7,398,639	0.18	$176,827
$0.08	3,699,320	0.18	$14,427
$0.08	3,699,320	1.18	$14,427
$0.2299	8,250,000	3.21	$-
$0.16	3,125,000	4.95	$-
$0.25	8,000,000	4.23	$-
$0.1160	500,000	3.52	$-

For the year ended December 31, 2020, the following warrants were outstanding:

Exercise Price Warrants Outstanding	Warrants Exercisable	Weighted Average Remaining Contractual Life	Aggregate Intrinsic Value
$0.001	11,000,000	1.19	$1,371,500
$0.056	2,000,000	0.60	$139,000
$0.04	2,300,000	0.65	$196,650
$0.06	7,398,639	0.18	$484,611
$0.06	7,398,639	1.18	$484,611
$0.08	3,699,320	1.18	$168,319
$0.08	3,699,320	2.18	$168,319
$0.2299	8,500,000	4.27	$-
$0.16	3,125,000	4.95	$-

For the year ended December 31, 2021, the following options were outstanding:

			Weighted Average
Exercise	Options	Options	Remaining
Price	Outstanding	Exercisable	Contractual Life

$0.115	-	26,802,500	19.11

For the year ended December 31, 2020, the following options were outstanding:

			Weighted Average
Exercise	Options	Options	Remaining
Price	Outstanding	Exercisable	Contractual Life

$0.115	-	22,267,800	22.6

F-22

(D) Amendment to Articles of Incorporation

On February 16, 2009, the Company amended its articles of incorporation to amend the number and class of shares the Company is authorized to issue as follows:

●	Common stock Class A, unlimited number of shares authorized, no par value
●	Common stock Class B, unlimited number of shares authorized, no par value
●	Preferred stock, unlimited number of shares authorized, no par value

Effective December 17, 2013, the Company amended its articles of incorporation to designate a Series A no par value preferred stock. Two shares of Series A Preferred stock have been authorized.

(E) Common Stock Issued for Debt

On April 23, 2021, the Company issued 836,574 shares of Common Stock in exchange for conversion of $100,000 of principle balance on a convertible debenture and $1,644 of accrued interest (See Note 7).

On April 26, 2021, the Company issued 2,063,391 shares of Common Stock in exchange for conversion of $250,000 of principle balance on a convertible debenture and $3,178 of accrued interest (See Note 7).

On April 30, 2021, the Company issued 2,058,686 shares of Common Stock in exchange for conversion of $250,000 of principle balance on a convertible debenture and $3,630 of accrued interest. The shares had a fair value of $338,654 (See Note 7).

On June 7, 2021, the Company issued 2,431,506 shares of Common Stock in exchange for conversion of $200,000 of principle balance on a convertible debenture and $25,644 of accrued interest (See Note 7).

On June 23, 2021, the Company issued 2,422,195 shares of Common Stock in exchange for conversion of $200,000 of principle balance on a convertible debenture and $10,247 of accrued interest (See Note 7).

On July 6, 2021, the Company issued 2,343,919 shares of Common Stock in exchange for conversion of $200,000 of principle balance on a convertible debenture and $7,671 of accrued interest (See Note 7).

On July 20, 2021, the Company issued 1,664,823 shares of Common Stock in exchange for conversion of $100,000 of principle balance on a convertible debenture and $60,822 of accrued interest (See Note 7).

On July 29, 2021, the Company issued 3,101,546 shares of Common Stock in exchange for conversion of $200,000 of principle balance on a convertible debenture and $11,836 of accrued interest (See Note 7).

On August 16, 2021, the Company issued 2,277,273 shares of Common Stock in exchange for conversion of $150,000 of principle balance on a convertible debenture and $6,904 of accrued interest (See Note 7).

On August 23, 2021, the Company issued 3,454,203 shares of Common Stock in exchange for conversion of $200,000 of principle balance on a convertible debenture and $11,397 of accrued interest (See Note 7).

On August 30, 2021, the Company issued 2,284,808 shares of Common Stock in exchange for conversion of $150,000 of principle balance on a convertible debenture and $3,082 of accrued interest (See Note 7).

On September 8, 2021, the Company issued 4,311,269 shares of Common Stock in exchange for conversion of $250,000 of principle balance on a convertible debenture and $6,521 of accrued interest (See Note 7).

On September 14, 2021, the Company issued 2,936,668 shares of Common Stock in exchange for conversion of $200,000 of principle balance on a convertible debenture and $2,630 of accrued interest (See Note 7).

F-23

On September 20, 2021, the Company issued 4,138,369 shares of Common Stock in exchange for conversion of $250,000 of principle balance on a convertible debenture and $4,095 of accrued interest (See Note 7).

On October 4, 2021, the Company issued 2,957,622 shares of Common Stock in exchange for conversion of $200,000 of principle balance on a convertible debenture and $2,301 of accrued interest (See Note 7).

On October 12, 2021, the Company issued 4,205,118 shares of Common Stock in exchange for conversion of $250,000 of principle balance on a convertible debenture and $5,671of accrued interest (See Note 7).

On October 25, 2021, the Company issued 3,043,955 shares of Common Stock in exchange for conversion of $200,000 of principle balance on a convertible debenture and $1,205 of accrued interest (See Note 7).

On October 28, 2021, the Company issued a 7-year option to purchase 750,000 shares of common stock at an exercise price of $0.0785 per share to a related party for services rendered (See Note 7).

On November 10, 2021, the Company issued 3,528,221 shares of Common Stock in exchange for conversion of $200,000 of principle balance on a convertible debenture and $5,342 of accrued interest (See Note 7).

On November 22, 2021, the Company issued 3,561,885 shares of Common Stock in exchange for conversion of $200,000 of principle balance on a convertible debenture and $1,603 of accrued interest (See Note 7).

On December 6, 2021, the Company issued 5,175,822 shares of Common Stock in exchange for conversion of $250,000 of principle balance on a convertible debenture and $1,027 of accrued interest (See Note 7).

On December 21, 2021, the Company issued 5,874,062 shares of Common Stock in exchange for conversion of $250,000 of principle balance on a convertible debenture and $35,479 of accrued interest (See Note 7).

NOTE 9 COMMITMENTS AND CONTINGENCIES

On November 10, 2010, the Company entered into an employment agreement with its CEO, effective January 1, 2011 through the December 31, 2015. The term of the agreement is a five year period at an annual salary of $210,000. There is a 6% annual increase. For the year ending December 31, 2015, the annual salary was $281,027. The employee is also to receive a 20% bonus based on the annual based salary. Any stock, stock options bonuses have to be approved by the board of directors. On January 1, 2016 the agreement was renewed with the same terms for another 5 years with an annual salary of $297,889 for the year ended December 31, 2016. On January 1, 2017, the agreement renewed with the same terms for another 5 years, but with an annual salary of $315,764 for the year ended December 31, 2017. On January 1, 2019 the agreement renewed again with the same terms for another 5 years. On January 1, 2021 the agreement renewed again with the same terms, but with an annual salary of $398,643 for the year ended December 31, 2021. As of December 31, 2021 and 2020, the accrued salary balance is $2,991,191 and $2,804,725, respectively (See Note 10).

F-24

On January 20, 2015, the board of directors appointed Mr. Jonathan R. Rice as our Chief Operating Officer. Mr. Rice’s employment agreement has a term of one year and can be terminated by either the Company or Mr. Rice at any time. Under the employment agreement, Mr. Rice is entitled to an annual cash compensation of $120,000, which includes salary, health insurance, 401K retirement plan contributions, etc. The Company also agreed to reimburse Mr. Rice for his past educational expenses of approximately $11,000. In addition, Mr. Rice was issued a three-year warrant to purchase 2,000,000 shares of common stock of the Company at an exercise price of $0.001 per share (the “January 2015 Warrant”) pursuant to the employment agreement. Additionally, on May 28, 2015, the Company issued a three-year warrant to purchase 3,000,000 shares of common stock of the Company at an exercise price of $0.001 per share (the “May 2015 Warrant”) to Mr. Rice. The May 2015 warrant fully vested on October 28, 2016 and will expire on May 28, 2022. For the year ended December 31, 2015, the Company recorded $121,448 for the warrants issued to Mr. Rice. On January 14, 2016, the Company signed a new employment agreement with Mr. Rice. The employment agreement has a term of one year and can be terminated by either the Company or Mr. Rice at any time. Under the employment agreement, Mr. Rice is entitled to annual cash compensation of $140,000, which includes salary, health insurance, 401K retirement plan contributions, etc. In addition, Mr. Rice was issued a three-year warrant to purchase 6,000,000 shares of common stock of the Company at an exercise price of $0.001 per share pursuant to the employment agreement (the “May 2016 Warrant”). The May 2016 warrant fully vested on February 20, 2017 and will expire on May 20, 2026. On January 9, 2018, the Company extended the expiration date of the January 2015 warrant from January 19, 2018 to January 31, 2020, and on January 10, 2020 the Company extended the expiration date of the January 2015 warrant to January 10, 2025 and on March 15, 2018, the Company signed an extension of its at-will employment agreement with its COO, extending the term to January 31, 2019. On March 25, 2019, the Company signed an extension of its at-will employment agreement with its COO, extending the term to January 1, 2020. On March 5, 2021, the Company signed an extension of its at-will employment agreement with its COO, extending the term to January 1, 2022. On February 25, 2022, the Company signed an extension of its at-will employment agreement with its COO, extending the term to January 1, 2023. On August 8, 2019, Mr. Rice was issued a set of three five-year warrants to purchase a total of 6,000,000 shares of common stock of the Company at an exercise price of $0.2299 per share pursuant to the employment agreement. On April 26, 2019, the Company signed an agreement to increase Mr. Rice’s base salary by $20,000 per year and issue a one-time $20,000 bonus. Additionally, on August 15, 2019, the Company signed an agreement to increase Mr. Rice’s base salary by an additional $20,000 per year.

As of December 31, 2021 and December 31, 2020, the Company owes $3,195 and $103,730, respectively, to Mr. Rice for payroll payable.

On October 21, 2019, the Company signed an agreement to increase Mr. Rice’s base salary by $20,000 per year (effective August 15, 2019).

On July 3, 2019, the board of directors appointed Mr. Kenneth Le as the Company’s Director of Government relations and President of Prodigy Textiles. Mr. Le’s employment agreement has a term of one year and can be terminated by either the Company or Mr. Rice at any time. Under the employment agreement, Mr. Le is entitled to annual cash compensation of $60,000. In addition, Mr. Le was issued two three-year warrants to purchase 2,000,000 shares of common stock of the Company at an exercise price of $0.2299 per share. As of December 31, 2021 and 2020, the accrued salary balance is $1,065 and $888, respectively.

(A) License Agreement

On May 8, 2006, the Company entered into a license agreement. Pursuant to the terms of the agreement, the Company paid a non- refundable license fee of $10,000. The Company will pay a license maintenance fee of $10,000 on the one year anniversary of this agreement and each year thereafter. The Company will pay an annual research fee of $13,700 with first payment due January 2007, then on each subsequent anniversary of the effective date commencing May 4, 2007. The annual research fees are accrued by the Company for future payment. Pursuant to the terms of the agreement the Company may be required to pay additional fees aggregating up to a maximum of $10,000 a year for patent maintenance and prosecution relating to the licensed intellectual property.

On October 28, 2011, the Company entered into a license agreement with the University of Notre Dame. Under the agreement, the Company received exclusive and non-exclusive rights to certain spider silk technologies including commercial rights with the right to sublicense such intellectual property. In consideration of the licenses granted under the agreement, the Company agreed to issue to the University of Notre Dame 2,200,000 shares of its common stock and to pay a royalty of 2% of net sales. The license agreement has a term of 20 years which can be extended on an annual basis after that. It can be terminated by the University of Notre Dame if the Company defaults on its obligations under the agreement and fails to cure such default within 90 days of a written notice by the university. The Company can terminate the agreement upon a 90 day written notice subject to payment of a termination fee of $5,000 if the termination takes place within 2 years after its effectiveness, $10,000 if the termination takes place within 4 years after its effectiveness and $20,000 if the Agreement is terminated after 4 years. On May 5, 2017, the Company signed an addendum to that agreement relating to tangible property and project intellectual property. On March 1, 2019, the Company singed an addendum to that agreement. The Company entered into a separate loan agreement and promissory noted dated March 1, 2019 as a payment for expenses paid by the University prior to January 31, 2019 totaling $265,244 and issued 4,025,652 shares of Class A common stock with a fair value of $281,659 as payment of certain debt. In the event of default the license agreement will be terminated. During the year ended December 31, 2021, the Company paid $50,000 of the balance (See Notes 6).

F-25

On December 26, 2006, the Company entered into an addendum to the intellectual property transfer agreement with Mr. Thompson, its CEO. In accordance with FASB ASC No 480, Distinguishing Liabilities from Equity, the Company determined that the present value of the payment of $120,000 that was due on December 26, 2007. As of December 31, 2021 and 2020, the outstanding balance is $65,292. For the year ended December 31, 2021, the Company recorded $1,960 in interest expensed and related accrued interest payable.

On December 30, 2015, the Company entered into a cooperative agreement for the research and pilot production of hybrid silkworms in Vietnam. Under this agreement, the Company will establish a subsidiary in Vietnam where it will develop and produce hybrid silkworms. On April 24, 2018, the Company announced that it had received its investment registration certificate for its new Vietnamese subsidiary Prodigy Textiles Co., Ltd. On May 1, 2018, the Company announced that it had received its enterprise registration certificate for its new Vietnamese subsidiary Prodigy Textiles Co., Ltd.

(B) Operating Lease Agreements

Since September of 2015, we rent office space at 2723 South State Street, Suite 150, Ann Arbor, Michigan 48104, which is our principal place of business. We pay an annual rent of $2,508 for conference facilities, mail, fax, and reception services located at our principal place of business.

On May 9, 2019, the Company signed a 5 year property lease with the Socialist Republic of Vietnam which consists of 4,560.57 square meters of space, which it leases at a current rent of approximately $45,150 per year one and two and with the 5% increase per year for years three through five. On July 1, 2021, the Company ended this lease agreement and entered into a new agreement effective July 1, 2021.

On July 1, 2021, the Company signed a 5 year property lease with the Socialist Republic of Vietnam which consists of 6,000 square meters of space, which it leases at a current rent of approximately $8,645 per year.

On January 23, 2017 the Company signed an 8 year property lease with the Company’s President for land in Texas where the Company grows its mulberry. The Company pays a monthly rent of $960. Rent expense – related party for the years ended December 31, 2021 and 2020, was $3,683 and $6,263, respectively (See Note 10). On April 5, 2021, the Company ended this lease agreement with its President.

On September 13, 2017, the Company signed a new two year lease with a 2 year option commencing on October 1, 2017 and ending on September 31, 2019. The Company paid an annual rent of $39,200 for the year one of lease and $42,000 for the year two of lease for office and manufacturing space. On September 5, 2019, the Company signed a new two-year lease for this 5,000 square foot property in Lansing, MI that commenced on October 1, 2019 and ends on September 30, 2021, for its research and development headquarters. The Company pays an annual rent of $42,000 for year one of the lease and $44,800 for year two of the lease. On April 16, 2021, the Company signed a two year amendment to this lease. Commencing on July 1, 2021 and ending on September 30, 2022, the Company will pay an annualized rent of $42,000. From October 1, 2022 through September 30, 2023, the Company will pay an annual rent of $44,800.

NOTE 10 RELATED PARTY TRANSACTIONS

On December 26, 2006, the Company entered into an addendum to the intellectual property transfer agreement with Mr. Thompson, its CEO. Pursuant to the addendum, the Company agreed to issue either 200,000 preferred shares with the following preferences; no dividends and voting rights equal to 100 common shares per share of preferred stock or the payment of $120,000, the officer agreed to terminate the royalty payments due under the agreement and give title to the exclusive license for the non-protective apparel use of the intellectual property to the Company. On the date of the agreement, the Company did not have any preferred stock authorized with the required preferences. In accordance with FASB ASC No. 480, Distinguishing Liabilities from Equity, the Company determined that the present value of the payment of $120,000 that was due on December 26, 2007, one year anniversary of the addendum, should be recorded as an accrued expense until such time as the Company has the ability to assert that it has preferred shares authorized. As of December 31, 2021 the outstanding balance is $65,292. Additionally, the accrued expenses are accruing 7% interest per year. As of December 31, 2021, the Company recorded interest expense and related accrued interest payable of $1,958.

F-26

On November 10, 2010, the Company entered into an employment agreement, with its CEO, effective January 1, 2011 through the December 31, 2015. Subsequently, on January 1, 2018 the agreement renewed with the same terms for another 5 years with an annual salary of $398,643 for the year ended December 31, 2021. As of December 31, 2021 and 2020, the accrued salary balance is $2,991,191 and $2,804,725, respectively.

On January 14, 2016, the Company signed a new employment agreement with Mr. Rice, the Company’s COO. The employment agreement has a term of one year and can be terminated by either the Company or Mr. Rice at any time. Under the employment agreement, Mr. Rice is entitled to annual cash compensation of $140,000, which includes salary, health insurance, 401K retirement plan contributions, etc. In addition, Mr. Rice was issued a three-year warrant to purchase 6,000,000 shares of common stock of the Company at an exercise price of $0.001 per share pursuant to the employment agreement. On January 9, 2018, the Company extended the expiration date of a warrant for 2,000,000 shares of common stock from January 19, 2018 to January 31, 2020 and on January 10, 2020, the Company extended the expiration date of the warrant to January 10, 2025 for Mr. Rice. Additionally, on March 15, 2018, the Company signed an extension of its at-will employment agreement with its COO. On March 5, 2021, the Company signed an extension of its at-will employment agreement with its COO extending until January 1, 2022. On April 26, 2019, the Company signed an agreement to increase Mr. Rice’s base salary by $20,000 per year and issue a one-time $20,000 bonus. Additionally, on August 15, 2019, the Company signed an agreement to increase Mr. Rice’s base salary by an additional $20,000 per year.

As of December 31, 2021 and 2020, the Company owes $3,195 and $103,730, respectively, to Mr. Rice for payroll payable.

On July 3, 2019, the board of directors appointed Mr. Kenneth Le as the Company’s Director of Government relations and President of Prodigy Textiles. Mr. Le’s employment agreement has a term of one year and can be terminated by either the Company or Mr. Rice at any time. Under the employment agreement, Mr. Le is entitled to an annual cash compensation of $60,000. In addition, Mr. Le was issued two three-year warrants to purchase 2,000,000 shares of common stock of the Company at an exercise price of $0.2299 per share. As of December 31, 2021 and 2020, the accrued salary balance is $1,065 and $888, respectively.

June 6, 2016, the Company received a $50,000 loan from our principal stockholder. Subsequently on December 1, 2017, the Company received an additional $30,000 loan from the same stockholder. On January 8, 2018 and March 31, 2018 the Company received an additional loan of $100,000 and $15,000, respectively. The Company received additional loan funds from the same stockholder as follows: $20,000 on April 26, 2018; $15,000 on June 21, 2018; $15,000 on June 29, 2018; $20,000 on July 5, 2018; $26,000 on October 1, 2018; $11,000 on October 12, 2018; $20,000 on December 21, 2018; $3,000 on January 4, 2019; $30,000 on January 17, 2019; $30,000 on February 1, 2019; $20,000 on February 15, 2019; $20,000 on March 1, 2019; $17,000 on January 4, 2019, $100,000 on November 20, 2019, $100,000 on December 18, 2019, $100,000 on January 24, 2020, $100,000 on February 19, 2020, $100,000 on March 9, 2020, $100,000 on April 8, 2020, $150,000 on June 3, 2020, $100,000 on July 16, 2020, $100,000 on August 12, 2020,$100,000 on September 10, 2020, $30,000 on October 19, 2020, $30,000 on November 4, 2020, $35,000 on November 17, 2020 and $70,000 on December 1, 2020. Pursuant to the terms of the loan, the advance bears an interest at 3%, is unsecured, and due on demand. Total loan payable to principal stockholder for as of December 31, 2020 is $1,657,000. Total loan payable to this principal stockholder as of December 31, 2021 is $1,657,000. Total loan payable to this principal stockholder as of December 31, 2021 is $1,657,000. During the year ended December 31, 2021, the Company recorded $82,851 as an in-kind contribution of interest related to the loan and recorded accrued interest payable of $53,671. During the year ended December 31, 2020, the Company recorded $50,763 as an in-kind contribution of interest related to the loan and recorded accrued interest payable of $36,562.

On January 23, 2017, the Company signed an 8 year property lease with the Company’s President for land in Texas. The Company pays $960 per month starting on February 1, 2017 and uses this facility to grow mulberry for its U.S. silk operations. Rent expense – related party for years ended December 31, 2021 and 2020 was $3,683 and $6,263, respectively. The Company ended this lease on April 5, 2021.

F-27

As of December 31, 2021 and December 31, 2020, there was $347,156 and $331,143, respectively, included in accounts payable and accrued expenses - related party, which is owed to the Company’s Chief Executive Officer and Chief Operations Officer.

As of December 31, 2021, there was $1,703,019 of accrued interest- related party and $135,908 in shareholder loan interest – related party included in accounts payable and accrued expenses – related party, which is owed to the Company’s Chief Executive officer.

 As of December 31, 2020, there was $1,562,499 of accrued interest- related party and $82,238 in shareholder loan interest – related party included in accounts payable and accrued expenses – related party, which is owed to the Company’s Chief Executive officer.

As of December 31, 2021, the Company owes $2,991,191 in accrued salary to its principal stockholder, $3,195 to the Company’s COO, $1,065 to Director of Prodigy Textiles and $24,048 to its office employees.

As of December 31, 2020, the Company owes $2,804,725 in accrued salary to its principal stockholder, $103,730 to the Company’s COO, $888 to Director of Prodigy Textiles and $22,900 to its office employees.

The Company owes $65,292 in royalty payable to related party as of December 31, 2021 and 2020.

NOTE 11 SUBSEQUENT EVENTS

The Company has analyzed its operations subsequent to March 15, 2022 through the date these financial statements were issued, and has determined that, other than disclosed below, it does not have any material subsequent events to disclose.

On January 21, 2022, the Company issued 3,935,417 shares of Common Stock in exchange for conversion of $250,000 of principle balance on a convertible debenture and $2,260 of accrued interest.

On January 26, 2022, the Company repaid $40,000 of the outstanding loan to its principal stockholder.

On January 31, 2022, the Company issued 4,569,059 shares of Common Stock in exchange for conversion of $250,000 of principle balance on a convertible debenture and $42,877 of accrued interest.

On February 16, 2022, the Company issued 3,924,443 shares of Common Stock in exchange for conversion of $250,000 of principle balance on a convertible debenture and $1,164 of accrued interest.

F-28